EXHIBIT: 2.2

EXECUTION COPY

AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT

               This AMENDMENT NO. 1 (this “Amendment”) to the RESTRUCTURING AGREEMENT (the “Restructuring Agreement”), dated as of August 20, 2002, by and among Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”), AT&T Corp., a New York corporation (“AT&T”), Comcast of Georgia, Inc., a Colorado corporation (formerly named MediaOne of Colorado, Inc., “Comcast of Georgia”), MOTH Holdings, Inc., a Delaware corporation (formerly named New MOTH Holdings, Inc., the “Company”) (as successor to MOTH Holdings, Inc., a Delaware corporation formerly named MediaOne TWE Holdings, Inc. (the “Company Predecessor”)), Comcast Holdings Corporation, a Pennsylvania corporation (formerly named Comcast Corporation, “Comcast Holdings”), Comcast Corporation, a Pennsylvania corporation (formerly named AT&T Comcast Corporation, “Comcast”), AOL Time Warner Inc., a Delaware corporation (“AOLTW”), TWI Cable Inc., a Delaware corporation (“TWIC”), Warner Communications Inc., a Delaware corporation (“Holdco”), and American Television and Communications Corporation, a Delaware corporation (“ATC”), is made as of March 31, 2003, by and among TWE, Comcast of Georgia, the Company, Comcast Holdings, Comcast, AOLTW, TWIC, Holdco, ATC, TWE Holdings I Trust, a Delaware statutory trust (together with its predecessor Delaware limited liability company, “Trust I”), TWE Holdings II Trust, a Delaware statutory trust (together with its predecessor Delaware limited liability company, “Trust II”), and TWE Holdings III Trust, a Delaware statutory trust (together with its predecessor Delaware limited liability company, “Trust III” and, collectively with Trust I and Trust II, the “Trust Entities”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Restructuring Agreement.

               WHEREAS, certain of the parties hereto have previously entered into the Restructuring Agreement pursuant to which, among other things, the parties agreed to restructure and recapitalize TWE and the Company;

               WHEREAS, on November 18, 2002, AT&T, Comcast Holdings and Comcast consummated the AT&T-Comcast Merger and, upon such consummation and pursuant to Section 15.12 of the Restructuring Agreement, all of AT&T’s rights and obligations under the Transaction Agreements were automatically assigned to and assumed by Comcast and Comcast replaced AT&T as a party to the Transaction Agreements;

               WHEREAS, in connection with the closing of the AT&T-Comcast Merger (a) Comcast of Georgia indirectly transferred its limited partnership interest in TWE to Trust I, (b) Comcast of Georgia indirectly transferred all of the Equity Securities of the Company Predecessor to Trust II and (c) the Company Predecessor transferred its limited partnership interest in TWE to Trust III;

               WHEREAS, in connection with the closing of the AT&T-Comcast Merger and pursuant to the Assignment and Assumption Agreement, dated as of November 18,

2002, by and among Comcast of Georgia, the Company, AT&T, Comcast, Comcast Holdings and the Trust Entities, and acknowledged by AOLTW, TWE, TWIC and ATC (the “Trust Assignment and Assumption Agreement”): (a) each Trust Entity was assigned the rights of the party transferring the limited partnership interest in TWE or Equity Securities of the Company, as applicable, to such Trust Entity, and agreed to assume obligations of such transferring party, under the Transaction Agreements, in each case to the extent relating to the limited partnership interests in TWE or Equity Securities of the Company transferred to such Trust Entity, (b) each Trust Entity was assigned certain additional rights, and assumed certain additional obligations, of each of AT&T, Comcast and Comcast Holdings and (c) each Trust Entity was admitted as a party to the Transaction Agreements to which the rights assigned to, or obligations assumed by, such Trust Entity relate, but only with respect to the provisions of such Transaction Documents relating to such rights and/or obligations;

               WHEREAS, prior to the date hereof, the Company Predecessor was merged with and into the Company and, by virtue of such merger, the Company, as the surviving corporation, became entitled to all of the rights and subject to all of the obligations of the Company Predecessor, including, without limitation, all rights and obligations of the Company Predecessor under the Transaction Agreements; and

               WHEREAS, in accordance with Section 15.4(a) of the Restructuring Agreement, the parties hereto wish to amend the Restructuring Agreement to reflect the consummation of certain of the transactions described above and to make certain other changes.

               NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
GLOBAL AMENDMENTS

               1.1      Change of Name of Comcast Corporation. All references in the Restructuring Agreement to “Comcast Corporation” are hereby changed to “Comcast Holdings Corporation,” and all references to “Comcast” are hereby changed to “Comcast Holdings.”

               1.2      Change of Name of AT&T Comcast Corporation. All references in the Restructuring Agreement to “AT&T Comcast Corporation” are hereby changed to “Comcast Corporation” and all references to “AT&T Comcast” are hereby changed to “Comcast.”

               1.3      Change of Name of MediaOne of Colorado, Inc. All references in the Restructuring Agreement to “MediaOne of Colorado, Inc.” are hereby changed to “Comcast of Georgia, Inc.” and all references to “MediaOne of Colorado” are hereby changed to “Comcast of Georgia.”

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               1.4      Change to Permitted AT&T Transfer. All references in the Restructuring Agreement to “Permitted AT&T Transfer” are hereby changed to “Permitted AT&T Disposition.”

ARTICLE II
AMENDMENTS TO RESTRUCTURING AGREEMENT

               2.1      Additional Amendments to the Restructuring Agreement. The document attached hereto as Annex A reflects the amendments to the Restructuring Agreement agreed to by the parties hereto that are not otherwise reflected in this Amendment.

               2.2      AOLTW Disclosure Letter. Sections 5.12, 5.15, 5.22 and 5.29 of the AOLTW Disclosure Letter are hereby amended and rested in their entirety to read in full as set forth on Annex B to this Amendment.

               2.3      AT&T Disclosure Letter. Section 3.7 of the AT&T Disclosure Letter is hereby amended by adding to such section the information set forth on Annex C to this Amendment.

               2.4      Closing. The parties agree that the Closing contemplated by Section 2.2 of the Restructuring Agreement shall take place on March 31, 2003.

ARTICLE III
AMENDMENTS TO RESTRUCTURING AGREEMENT EXHIBITS

               3.1      Amendment to Exhibit A of the Restructuring Agreement. Exhibit A to the Restructuring Agreement, the Amended and Restated Certificate of Incorporation, is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

               3.2      Amendment to Exhibit B of the Restructuring Agreement. Exhibit B to the Restructuring Agreement, the Amended and Restated Partnership Agreement, is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto.

               3.3      Amendment to Exhibit C of the Restructuring Agreement. Exhibit C to the Restructuring Agreement, the Amended By-laws, is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto.

               3.4      Amendment to Exhibit D of the Restructuring Agreement. Exhibit D to the Restructuring Agreement, the AOL High Speed Data Agreement, is hereby deleted in its entirety and replaced with the new Exhibit D attached hereto.

               3.5      Amendment to Exhibit E of the Restructuring Agreement. Exhibit E to the Restructuring Agreement, the AOLTW Company Registration Rights

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     Agreement, is hereby deleted in its entirety and replaced with the new Exhibit E attached hereto.

               3.6      Amendment to Exhibit F of the Restructuring Agreement. Exhibit F to the Restructuring Agreement, the AT&T Company Registration Rights Agreement, is hereby deleted in its entirety and replaced with the new Exhibit F attached hereto.

               3.7      Amendment to Exhibit H of the Restructuring Agreement. Exhibit H to the Restructuring Agreement, the Parent Agreement, is hereby deleted in its entirety and replaced with the new Exhibit H attached hereto.

               3.8      Amendment to Exhibit I of the Restructuring Agreement. Exhibit I to the Restructuring Agreement, the Partnership Interest Sale Agreement, is hereby deleted in its entirety and replaced with the new Exhibit I attached hereto.

               3.9      Amendment to Exhibit J of the Restructuring Agreement. Exhibit J to the Restructuring Agreement, the Reimbursement Agreement, is hereby deleted in its entirety and replaced with the new Exhibit J attached hereto.

               3.10      Amendment to Exhibit K of the Restructuring Agreement. Exhibit K to the Restructuring Agreement, the Road Runner Brand Name License Agreement, is hereby deleted in its entirety and replaced with the new Exhibit K attached hereto.

               3.11      Amendment to Exhibit L of the Restructuring Agreement. Exhibit L to the Restructuring Agreement, the Tax Matters Agreement, is hereby deleted in its entirety and replaced with the new Exhibit L attached hereto.

               3.12      Amendment to Exhibit M of the Restructuring Agreement. Exhibit M to the Restructuring Agreement, the Time Warner Brand Name License Agreement, is hereby deleted in its entirety and replaced with the new Exhibit M attached hereto.

               3.13      Addition of Exhibit N to the Restructuring Agreement. The Restructuring Agreement is hereby amended by inserting Exhibit N attached hereto, the Certificate of Designations, to the end of the Restructuring Agreement as a new Exhibit N to the Restructuring Agreement.

ARTICLE IV
MISCELLANEOUS

               4.1      Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Each of the parties hereto consents to the assignment of rights by Trust III to Trust II effected pursuant to the Assignment and Assumption Agreement,

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dated as of the date hereof, by and between Trust III and Trust II and acknowledged by AOLTW and the other acknowledging parties thereto.

               4.2      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

               4.3      Counterparts; Effectiveness. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

               4.4      Headings. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

               4.5      Ratification. Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Restructuring Agreement and of the Trust Assignment and Assumption Agreement are hereby ratified and shall remain unchanged and continue in full force and effect. The parties hereto acknowledge that this Amendment reflects certain, but not all, of the assignments of rights and assumptions of obligations effected by the Trust Assignment and Assumption Agreement, and does not reflect the full extent to which the Trust Entities have been admitted as parties to the Agreement pursuant to the Trust Assignment and Assumption Agreement. The terms and conditions of the Trust Assignment and Assumption Agreement shall survive the execution of this Amendment and nothing in this Amendment shall be interpreted to limit, expand or otherwise amend the assignments of rights or the assumptions of obligations effected by the Trust Assignment and Assumption Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

TIME WARNER ENTERTAINMENT COMPANY, L.P.

By:	Warner Communications Inc., its general partner

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays
Title: Senior Vice President

AOL TIME WARNER INC.

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays
Title: Senior Vice President

WARNER COMMUNICATIONS INC.

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays
Title: Senior Vice President

AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays
Title: Senior Vice President

TWI CABLE INC.

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays
Title: Senior Vice President

COMCAST OF GEORGIA, INC.

By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

MOTH HOLDINGS, INC.

By:	/s/ Rosemarie S. Teta

Name: Rosemarie S. Teta
Title: Vice President

COMCAST CORPORATION

By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

COMCAST HOLDINGS CORPORATION

By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

TWE HOLDINGS I TRUST

By:	/s/ Edith E. Holiday

Name: Edith E. Holiday, solely in her capacity as operating trustee

TWE HOLDINGS II TRUST

By:	/s/ Edith E. Holiday

Name: Edith E. Holiday, solely in her capacity as operating trustee

TWE HOLDINGS III TRUST

By:	/s/ Edith E. Holiday

Name: Edith E. Holiday, solely in her capacity as operating trustee

[EXECUTION COPY] ANNEX A

RESTRUCTURING AGREEMENT1

by and among

AOL Time Warner Inc.,

AT&T Corp.,

Comcast Corporation

and[

]

The Other Parties Named Herein

Dated as of August 20, 2002

[1] This document reflects changes agreed to by the parties in Amendment No. 1 to the Restructuring Agreement, dated as of March 31, 2003, by and among the parties hereto. This Agreement, however, has not been amended and restated.

ARTICLE I
1.1 Definitions
ARTICLE II PRE-CLOSING ACTIVITIES; CLOSING; THE TRANSACTIONS
2.1 Pre-Closing Activities
2.2 The Closing
2.3 The TWE Distribution
2.4 The MediaOne Note Payment
2.5 The MediaOne Recapitalization
2.6 The Exchange
2.7 Holdco Contribution
2.8 The TWE Recapitalization.
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE AT&T PARTIES
3.1 Corporate Existence and Power.
3.2 Corporate Authorization
3.3 No Vote Required
3.4 Governmental Authorization
3.5 Non-contravention
3.6 Capitalization of the Company
3.7 Business of the Company
3.8 Tax Representations
3.9 AT&T Comcast Merger
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMCAST PARTIES
4.1 Corporate Existence and Power
4.2 Corporate Authorization
4.3 No Vote Required
4.4 Governmental Authorization
4.5 Non-contravention
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE AOLTW PARTIES
5.1 Corporate Existence and Power
5.2 Corporate Authorization
5.3 No Vote Required
5.4 Governmental Authorization
5.5 Non-Contravention.
5.6 Taxes.
5.7 Ownership of TWE Interests
5.8 Sufficiency of Assets
5.9 AOLTW – Affiliate Agreements
5.10 AOLTW – SEC Filings
5.11 AOLTW – Financial Statements
5.12 AOLTW – Absence of Certain Changes
5.13 AOLTW – No Undisclosed Material Liabilities
5.14 AOLTW – Compliance with Laws and Court Orders
5.15 AOLTW – Litigation
5.16 TWE – SEC Filings
5.17 TWE Broadband – Selected Financial Information
5.18 TWE Broadband – Absence of Certain Changes
5.19 TWE Broadband – No Undisclosed Material Liabilities
5.20 TWE Broadband – Systems Information
5.21 TWE Broadband – Compliance with Laws and Court Orders
5.22 TWE Broadband – Litigation
5.23 TWEAN Restructuring
5.24 TWIC – Selected Financial Information
5.25 TWIC – Absence of Certain Changes
5.26 TWIC – No Undisclosed Material Liabilities
5.27 TWIC – Systems Information
5.28 TWIC – Title to Transferred Assets
5.29 TWIC – Litigation
5.30 TWIC – Compliance with Laws and Court Orders
5.31 TWIC – Employee Benefits
5.32 TWIC Environmental Matters
5.33 TWIC Tax Matters
5.34 TWIC – Eligible Option Holders
5.35 TWIC-ATC Assets and Liabilities
ARTICLE VI COVENANTS OF AOLTW
6.1 AOLTW Broadband Interim Operations
6.2 Debt
6.3 Transaction Agreements
6.4 Interim Operations of the AOLTW Parties
ARTICLE VII COVENANTS OF AT&T AND COMCAST
7.1 Company Interim Operations
7.2 Interim Operations of the AT&T Parties
7.3 Interim Operations of the Comcast Parties
7.4 Transaction Agreements
7.5 Merger of Disposition Trusts
7.6 Prohibition on Deemed Sales
ARTICLE VIII COVENANTS OF AT&T, AOLTW, COMCAST AND THE COMPANY
8.1 Required Efforts
8.2 Prohibited Activities
8.3 Public Announcements
8.4 Further Assurances
8.5 Acknowledgment Regarding Original Partnership Agreement
8.6 Pre-Closing Disclosures
8.7 Disposition Changes
ARTICLE IX AOLTW/AT&T AGREEMENTS
9.1 High Speed Data Agreements
9.2 Interim Agreements with respect to Original TWE Partnership Agreement
9.3 Certain Post-Closing Restrictions
9.4 Company Fees and Expenses
ARTICLE X MUTUAL RELEASES
10.1 Release by AOLTW and TWE
10.2 Release by AT&T Corp. and AT&T Comcast
10.3 Liabilities Excluded from Release
ARTICLE XI CONDITIONS TO THE TRANSACTIONS
11.1 Conditions to the Obligations of Each Party
11.2 Further Conditions to the Obligations of the AT&T Parties
11.3 Further Conditions to the Obligations of the AOLTW Parties
11.4 Frustration of Closing Conditions
ARTICLE XII TERMINATION
12.1 Termination
12.2 Effect of Termination
12.3 Fees and Expenses
12.4 TWE Article XIII Rights
ARTICLE XIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
13.1 Survival of Representations, Warranties, Covenants and Agreements
13.2 Indemnification by AT&T
13.3 Indemnification by AOLTW
13.4 Third Party Claims
13.5 Limitations on Indemnification
13.6 Payments for Indemnification Amounts
13.7 Exclusive Remedy
13.8 Enforcement
ARTICLE XIV TAX MATTERS
14.1 Tax Indemnification
14.2 Assistance and Cooperation
14.3 Miscellaneous
14.4 Tax Effects of Indemnification
14.5 Consistent Tax Treatment
14.6 Expenses
ARTICLE XV MISCELLANEOUS
15.1 Notices
15.2 Treatment of Advance-Newhouse and Content Businesses
15.3 Survival of Representations and Warranties
15.4 Amendments; No Waivers
15.5 Successors and Assigns
15.6 Governing Law
15.7 Jurisdiction
15.8 WAIVER OF JURY TRIAL
15.9 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
15.10 Counterparts; Effectiveness
15.11 Entire Agreement; No Third Party Beneficiaries
15.12 Effect of AT&T-Comcast Merger
15.13 Severability
15.14 Specific Performance
15.15 Letters
EX-2.2 AMENDMENT NO. 1 TO THE RESTRUCTURING AGREE.
EX-2.3 AMENDED & RESTATED DISTRIBUTION AGREEMENT
EX-2.4 AMENDED & RESTATED CONTRIBUTION AGREEMENT
EX-3.1 RESTATED CERTIFICATE OF INCORPORATION
EX-3.2 AMENDED BYLAWS OF TWC INC.
EX-3.3 AMENDED AND RESTATED AGREEMENT
EX-4.1 CERTIFICATE OF THE VOTING POWERS
EX-4.3 AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS
EX-4.4 REGISTRATION RIGHTS AGREEMENT
EX-4.5 REGISTRATION RIGHTS AGREEMENT
EX-10.2 AMENDMENT TO THE INTELLUCTUAL PROPERTY
EX-10.4 AMENDMENT TO THE INTELLUCTUAL PROPERTY
EX-10.5 PARENT AGREEMENT
EX-10.6 PARTNERSHIP INTEREST SALE AGREEMENT
EX-10.7 REIMBURSEMENT AGREEMENT
EX-10.8 BRAND LICENSE AGREEMENT
EX-10.9 TAX MATTERS AGREEMENT
EX-10.10 BRAND AND TRADE NAME LICENSE
EX-10.11 TERM LOAN AGREEMENT
EX-10.12 GUARANTY
EX-10.13 AMENDED AND RESTATED 364-DAY CREDIT
EX-10.14 FIRST AMENDMENT
EX-10.15 AMENDED AND RESTATED 364-DAY CREDIT
EX-10.16 FIRST AMENDMENT
EX-99.1 PRESS RELEASE

		Page

8.3	Public Announcements[ 55]	59
8.4	Further Assurances[ 55]	60
8.5	Acknowledgment Regarding Original Partnership Agreement[ 55]	60
8.6	Pre-Closing Disclosures[ 55]	60
8.7	Disposition Changes	[56]61
ARTICLE IX	AOLTW/AT&T AGREEMENTS	[57]62
9.1	High Speed Data Agreements[ 57]	62
9.2	Interim Agreements with respect to Original TWE Partnership Agreement	[58]63
9.3	Certain Post-Closing Restrictions[ 58]	63
[9.4	Company Fees and Expenses.	59]
ARTICLE X	MUTUAL RELEASES	[59]64
10.1	Release by AOLTW and TWE[ 59]	64
10.2	Release by AT&T Corp. and AT&T Comcast[ 60]	65
10.3	Liabilities Excluded from Release[ 61]	66
ARTICLE XI	CONDITIONS TO THE TRANSACTIONS	[61]66
11.1	Conditions to the Obligations of Each Party[ 61]	66
11.2	Further Conditions to the Obligations of the AT&T Parties[ 62]	67
11.3	Further Conditions to the Obligations of the AOLTW Parties[ 63]	68
11.4	Frustration of Closing Conditions[ 65]	70
ARTICLE XII	TERMINATION	[65]70
12.1	Termination[ 65]	70
12.2	Effect of Termination[ 66]	71
12.3	Fees and Expenses	[67]72
12.4	TWE Article XIII Rights[ 67]	72
ARTICLE XIII	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION	[68]73
13.1	Survival of Representations, Warranties, Covenants and Agreements	[68]73
13.2	Indemnification by AT&T[69]	74
13.3	Indemnification by AOLTW[69]	75
13.4	Third Party Claims[70]	75
13.5	Limitations on Indemnification[71]	76
13.6	Payments for Indemnification Amounts[71]	76
13.7	Exclusive Remedy[71]	77
13.8	Enforcement[71]	77
ARTICLE XIV	TAX MATTERS	[72]77
14.1	Tax Indemnification[72]	77
14.2	Assistance and Cooperation[77]	83
14.3	Miscellaneous[78]	84
14.4	Tax Effects of Indemnification[78]	84

Exhibits
A	-	Certificate of Incorporation
B	-	TWE Partnership Agreement
C	-	Bylaws
D	-	AOL High Speed Data Agreement
E	-	AOLTW Company Registration Rights
F	-	AT&T Company Registration Rights
G	-	MediaOne Promissory Note
H		Parent Agreement
I	-	Partnership Interest Sale Agreement
J	-	Reimbursement Agreement
K	-	Road Runner Brand Name License
L	-	Tax Matters Agreement
M	-	Time Warner Brand Name License
N	-	Certificate of Designations

RESTRUCTURING AGREEMENT

     This RESTRUCTURING AGREEMENT, dated as of August 20, 2002, is by and among Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”), AT&T Corp., a New York corporation, MediaOne of Colorado, Inc., a Colorado corporation (“MediaOne of Colorado”), MediaOne TWE Holdings, Inc., a Delaware corporation[ (the “Company”)], Comcast Corporation, a Pennsylvania corporation (“Comcast”), AT&T Comcast Corporation, a Pennsylvania corporation, AOL Time Warner Inc., a Delaware corporation (“AOLTW”), TWI Cable Inc., a Delaware corporation (“TWIC”), Warner Communications Inc., a Delaware corporation (“Holdco”), and American Television and Communications Corporation, a Delaware corporation (“ATC[” and, collectively with Holdco, the “AOL TWE Partners]”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

     WHEREAS, the parties desire to separate the broadband assets and business, and related liabilities, of AOLTW and its Subsidiaries from all of AOLTW’s and its Subsidiaries’ other assets and businesses as set forth in this Agreement;

     WHEREAS, AOLTW’s Existing TWE Partners hold all of the TWE Partnership Interests owned directly or indirectly by the AOLTW Group;

     WHEREAS, AOLTW shall, prior to the Closing, cause (a) ATC to transfer a portion of its TWE Partnership Interests, directly or indirectly, to Holdco, subject to the TWE Partnership Liabilities associated with the portion so transferred, and, following such transfer, Holdco and ATC will continue to collectively own all of the TWE Partnership Interests, subject to all of the TWE Partnership Liabilities, of the AOLTW Group (the “TWE Transfer”); and (b) ATC to transfer to Holdco, directly or indirectly, all of the ATC Assets (other than the ATC Delayed Transfer Assets), subject to the ATC Liabilities, such that, following such transfer, Holdco will, directly or indirectly, own all of the ATC Assets (other than the ATC Delayed Transfer Assets), subject to the ATC Liabilities (the “ATC Contribution”);

     WHEREAS, AOLTW shall, prior to the Closing, cause TWIC to transfer to Holdco, directly or indirectly, all of the Initial TWIC Broadband Assets (other than the TWIC Delayed Transfer Assets), subject to the Initial TWIC Broadband Liabilities, such that, following such transfer and the ATC Contribution, Holdco will, directly or indirectly, own all of the TWIC Broadband Assets (other than the TWIC Delayed Transfer Assets), subject to all of the TWIC Broadband Liabilities, all on terms and conditions that are the same in all material respects to the terms and conditions on which such Assets and Liabilities will be transferred at the Closing to the Company pursuant to the TWIC Contribution Agreement (other than with respect to the identity of the parties and the timing of effectiveness) (collectively, the “Initial TWIC Contribution”);

     WHEREAS, the parties desire to restructure TWE by causing TWE to distribute to Holdco, in partial redemption of the TWE Partnership Interests held by

Holdco, all of the TWE Non-Broadband Assets, subject to all of the TWE Non-Broadband Liabilities;

     WHEREAS, the parties desire to restructure and recapitalize the Company by (a) AT&T causing the Company to incur certain Indebtedness for borrowed money and to apply the cash proceeds of such Indebtedness to satisfy and discharge certain then existing Indebtedness of the Company owed to MediaOne of Colorado; (b) approving and adopting the Restated Certificate of Incorporation of the Company; (c) MediaOne of Colorado or a Subsidiary of MediaOne of Colorado transferring shares of Company Class B Common Stock to AOLTW in exchange for [shares]one share of [AOLTW Common]Series A Preferred Stock (the “Exchange”); and (d) Holdco contributing all of its TWE Partnership Interests, subject to its TWE Partnership Liabilities associated with the TWE Broadband Business, and all of the TWIC Broadband Assets (other than the TWIC Delayed Transfer Assets), subject to all of the TWIC Broadband Liabilities, to the Company (the “Holdco Contribution”) in exchange for shares of Company Class A Common Stock;

     WHEREAS, the parties desire to recapitalize TWE by approving and adopting the Amended and Restated TWE Partnership Agreement pursuant to which, among other things, all of the then-existing TWE Partnership Interests will be converted into new TWE partnership interests as provided in the Amended and Restated TWE Partnership Agreement;

     WHEREAS, as a condition precedent of, and inducement to, the parties willingness to enter into this Agreement, (a) AOLTW and MediaOne of Colorado are concurrently herewith entering into the AOLTW Registration Rights Agreement, (b) at the Closing, MediaOne of Colorado, AOLTW and the Company will enter into the AT&T Company Registration Rights Agreement and (c) at the Closing, AOLTW, MediaOne of Colorado and the Company will enter into the AOLTW Company Registration Rights Agreement;

     WHEREAS, as a condition precedent of, and inducement to, the parties’ willingness to enter into this Agreement, AOLTW, Comcast and AT&T are agreeing that, at the Closing, subject to the terms and conditions of this Agreement, the [AOLTW]AOL High Speed Data Agreement will be entered into and become effective;

     WHEREAS, it is intended that, for Federal income tax purposes, the Exchange shall qualify as a reorganization within the meaning of Section 368(a) of the Code;

     WHEREAS, it is intended that, for Federal income tax purposes, the Holdco Contribution in exchange for Company Class A Common Stock shall qualify as an exchange within the meaning of Section 351 of the Code; and

     WHEREAS, it is intended that all of the foregoing shall be effected on the terms and subject to the applicable conditions contained herein and in the other Transaction Agreements.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

     1.1     Definitions.

          (a)     The following terms, as used herein, have the following meanings:

     “1933 Act” means the Securities Act of 1933.

     “1934 Act” means the Securities Exchange Act of 1934.

     “A/N Deconsolidation” means, with respect to the TWE Broadband Business, the Assets, Liabilities and results of operations of the Selected Business ceasing to be consolidated with the Assets, Liabilities and results of operations of TWE as a result of the TWEAN Restructuring.

     “Acquire” means to directly or indirectly acquire, receive in exchange or redemption, subscribe for, purchase (by merger, consolidation, combination, recapitalization or other reorganization) or otherwise obtain an interest in, by operation of law or otherwise. “Acquisition” has a correlative meaning.

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that, for purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other Equity Securities, by Contract or otherwise; provided, further, that, solely for purposes of this definition of Affiliate, if any Person directly or indirectly owns [all]a majority of the beneficial interests of a Disposition Trust, such Disposition Trust (and its controlled Affiliates) will be deemed to be controlled by such Person and any other Person who controls such Person.

     “Agreement” means this Restructuring Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     “Amended and Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, substantially in the form attached hereto as Exhibit A.

     “Amended and Restated TWE Partnership Agreement” means the Amended and Restated Partnership Agreement of TWE, substantially in the form attached hereto as Exhibit B.

     “Amended Bylaws” means the Amended Bylaws of the Company, substantially in the form attached hereto as Exhibit C.

     “AOL” means America Online, Inc., a Delaware corporation.

     “AOL High Speed Data Agreement” means the Internet Service Provider Agreement, to be entered into among AOL, TWE and AT&T at the Closing, in substantially the form attached hereto as Exhibit D, as such agreement may be amended in accordance with Sections 8.1 and 9.1.

     “AOLTW Balance Sheet” means the pro forma consolidated balance sheet of AOLTW and its consolidated Subsidiaries as of June 30, 2002, as set forth in the AOLTW 10-Q for the fiscal quarter ended June 30, 2002.

     “AOLTW Balance Sheet Date” means June 30, 2002.

     “AOLTW Broadband Business” means the TWE Broadband Business and the TWIC Broadband Business.

     “AOLTW Broadband Group” means (i) TWIC and its Subsidiaries (but only with respect to the Initial TWIC Broadband Assets, the [TWIC Broadband Business and the]Initial TWIC Broadband Liabilities and the Initial TWIC Broadband Business)[,] prior to, with respect to any given Initial TWIC Broadband Asset, Initial TWIC Broadband Liability or portion of the Initial TWIC Broadband Business, giving effect to the contribution of such Initial TWIC Broadband [Assets]Asset to,[and] assumption of such Initial TWIC Broadband [Liabilities]Liability by, or transfer of such portion of the Initial TWIC Broadband Business to, Holdco; (ii) [Holdco]ATC and [its]Time Warner Connect and their respective Subsidiaries (but, in the case of ATC and its Subsidiaries (other than Time Warner Connect and its Subsidiaries), only with respect to the [TWIC Broadband]ATC Assets, the [TWIC Broadband]ATC Business and the [TWIC Broadband]ATC Liabilities) prior to giving effect to the contribution of the ATC Assets to, and the assumption of the ATC Liabilities by, Holdco;[ and] (iii) Holdco and its Subsidiaries (but only with respect to the TWIC Broadband Assets, the TWIC Broadband Business and the TWIC Broadband Liabilities); and (iv) TWE and its Subsidiaries (but only with respect to the TWE Broadband Assets, the TWE Broadband Business and the TWE Broadband Liabilities). Any Person in the AOLTW Broadband Group may be referred to as an “AOLTW Broadband Member.”

     “AOLTW Broadband Permitted Indebtedness” means aggregate consolidated Net Indebtedness not in excess of an amount equal to (a) $6 billion; plus (b) the Indebtedness incurred by the Company pursuant to Section 2.4(a); minus (c) the TWE Preferred Amount; minus (d) the aggregate amount of cash received by the AOLTW Broadband Group on or after the date hereof and prior to Closing for “launch support” (i.e., payments subject to forfeiture for failure to perform obligations under carriage arrangements that are required to be performed by the Company or its Subsidiaries after Closing) to the extent in excess of $20 million and net of estimated taxes arising from the receipt of such excess amount calculated as described below; minus (e) cash and cash equivalents received by the AOLTW Broadband Business after the date hereof from unconsolidated joint ventures (excluding tax distributions); plus (f) cash and cash equivalents disbursed to unconsolidated joint ventures in the AOLTW Broadband Business. In addition, AOLTW Permitted Indebtedness shall be subject to increases for acquisitions, and decreases for dispositions, of Systems from the date hereof to Closing, in each case to the extent appropriate. In the event of any such acquisition or disposition that impacts AOLTW Broadband Permitted Indebtedness by more than $10 million individually or $50 million in the aggregate, the parties will consult in good faith as to the appropriate adjustment to be made pursuant to the foregoing sentence. To the extent income or gain referred to in clause (d) above is recognized directly or indirectly by TWE the estimated taxes referred to in that clause shall be the sum of TWE Entity Level Income Taxes plus any distributions with respect to such income or gain made to the partners of TWE as described in Section 2.8(b) hereof. In all other cases, such estimate shall be at the Combined Effective Tax Rate.

     “AOLTW Common Stock” means Common Stock, par value $0.01 per share, of AOLTW, or any successor securities.

     “AOLTW Company Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by and among AOLTW, MediaOne of Colorado and the Company at the Closing, in substantially the form attached hereto as Exhibit E.

     “AOLTW Disclosure Letter” means that certain letter identified to AT&T and Comcast as such by AOLTW in writing on the date hereof; provided, that, for purposes of the representations and warranties contained in Sections 5.10, 5.11, 5.12, 5.13(a), 5.14 and 5.15, the AOLTW Disclosure Letter shall be deemed to include all information disclosed by AOLTW or any of its Subsidiaries in any public filing with the SEC [on or before the third Trading Day immediately ]prior to [(and excluding) ]the [first Trading Day in the Valuation Period]Closing Date.

     “AOLTW’s Existing TWE Partners” means ATC and Holdco.

     “AOLTW Group” means AOLTW together with its Subsidiaries. Any Person in the AOLTW Group is an “AOLTW Member.”

     “AOLTW Material Adverse Effect” means (a) a material adverse effect on the business, financial condition, assets or results of operations of AOLTW and its Subsidiaries (taken as a whole after giving effect to the Transactions) excluding any such effect resulting from or arising in connection with (i) the announcement of this Agreement; (ii) changes or conditions generally affecting the industries in which AOLTW operates; (iii) changes in the economy or financial markets in general; or (iv) changes in general regulatory or political conditions or (b) any change or effect that prohibits or materially impairs the ability of any Person to consummate the Transactions.

     “AOLTW Non-Broadband Business” means the TWE Non-Broadband Business, as defined in the TWE Distribution Agreement, and the TWIC Non-Broadband Business, as defined in the TWIC Contribution Agreement.

     “AOLTW Non-Broadband Member” means any AOLTW Member other than an AOLTW Broadband Member.

     “AOLTW Parties” means AOLTW, TWIC, TWE, Holdco and ATC.

     “AOLTW Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and between AOLTW and MediaOne of Colorado.

     [“AOLTW Stock Price” means the simple average (rounded to the nearest 1][/][10,000) of the Trading Values of AOLTW Common Stock for each Trading Day during the Valuation Period.]

     “Arm’s-Length Terms” means terms that, when taken as a whole, are substantially as favorable to the AOLTW Broadband Group as would have been obtainable in a comparable arm’s length transaction with a Person that is not AOLTW or an Affiliate of AOLTW.

     “Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

     (a)       all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

     (b)       all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

     (c)       all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

     (d)       all interests in real property of whatever nature, including easements and rights of way, whether as owner, mortgagee or holder of a security interest in real property, lessor, sublessor, lessee, sublessee or otherwise, and copies of all related documentation;

     (e)       all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

     (f)       all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

     (g)     all deposits, letters of credit and performance and surety bonds;

     (h)       all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

     (i)     all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

     (j)       all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

     (k)     all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, records pertaining to customers and customer accounts, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

     (l)       all prepaid expenses, trade accounts and other accounts and notes receivable;

     (m)       all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

     (n)     all insurance proceeds and rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

     (o)       all Authorizations that have been issued by any Governmental Authority;

     (p)     all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements;

     (q)     copies of all documentation related to insurance policies; and

     (r)     interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     “AT&T” means AT&T Corp., a New York corporation; provided that following consummation of the AT&T-Comcast Merger, all references to “AT&T” shall mean AT&T Comcast and shall no longer mean AT&T Corp. but all references to “AT&T Corp.” shall continue to mean AT&T Corp.

     “AT&T Broadband” means AT&T Broadband Corp., a Delaware corporation and a wholly owned Subsidiary of AT&T.

     “AT&T Comcast” means AT&T Comcast Corporation, a Pennsylvania corporation, and in any event shall include the Ultimate Public Parent of AT&T Broadband and Comcast following consummation of the AT&T-Comcast Merger.

     “AT&T-Comcast Merger” means the mergers of separate Subsidiaries of AT&T Comcast with and into Comcast and AT&T Broadband, pursuant to the Agreement and Plan of Merger, dated as of December 19, 2001, as amended, by and among AT&T Corp., AT&T Broadband, Comcast, AT&T Comcast, AT&T Broadband Acquisition Corp. and Comcast Acquisition Corp. (the “AT&T Comcast Merger Agreement”).

     “AT&T Company Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by and among the Company, MediaOne of Colorado and AOLTW at the Closing, in substantially the form attached hereto as Exhibit F.

     “AT&T Confidentiality Agreement” means the Letter Agreement dated August 5, 2002 between AT&T Corp. and AOLTW.

     “AT&T Disclosure Letter” means that certain letter identified to AOLTW and Comcast as such by AT&T in writing on the date hereof.

     “AT&T Parties” means AT&T, MediaOne of Colorado and (i) on or prior to Closing, the Company and (ii) following a Permitted AT&T Disposition, each Permitted MOC Transferee and Permitted Company Transferee.

     “ATC Assets” shall have the meaning ascribed thereto in the TWIC Contribution Agreement.

     “ATC Assumption Agreement” shall have the meaning ascribed thereto in the TWIC Contribution Agreement.

     “ATC Broadband Business” means the ATC Microwave Business, together with the Time Warner Connect Business (each as defined in the TWIC Contribution Agreement).

     “ATC Contribution Agreement” shall have the meaning ascribed thereto in the TWIC Contribution Agreement.

     “ATC Liabilities” shall have the meaning ascribed thereto in the TWIC Contribution Agreement.

     “ATC Prior Partnership Interest” shall have the meaning ascribed thereto in the Amended and Restated TWE Partnership Agreement.

     “Authorization” means any waiver, amendment, consent, approval, license, franchise, permit (including construction permits), certificate, exemption, variance or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority).

     “Basic Subscriber” means, as of any date, the aggregate of all of the following that are receiving the lowest level of programming services offered: (a) private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding “second connects” or “additional outlets,” as such terms are commonly understood in the Broadband Industry), each of which shall be counted as one Basic Subscriber, (b) bulk bill residential accounts not billed by individual unit, such as apartment houses and multi-family homes, provided each unit in such apartment house or multi-family home shall be counted as one Basic Subscriber and (c) commercial bulk accounts such as hotels, motels and restaurants, provided each commercial account shall count as one Basic Subscriber; provided that, in all such cases, Basic Subscribers shall not include any free accounts.

     “Benefit Plan” means any employee benefit plan, arrangement, policy or program (whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA and whether or not written), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice, sponsored, maintained or contributed to by TWIC, ATC, Time Warner Connect or any of [~~its~~]their respective Subsidiaries and which covers any employee or former employee of TWIC, ATC, Time Warner Connect or any of [~~its~~]their respective Subsidiaries or with respect to which TWIC, ATC, Time Warner Connect or any of [~~its~~]their respective Subsidiaries has any liability.

     “Board” shall have the meaning set forth in Section 12.1 of the Original Partnership Agreement.

     “Broadband Industry” means the industries in which the TWE Broadband Business and TWIC Broadband Business operate as of the date hereof and as such industries develop from time to time.

     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law or executive order to close.

     “Calculation Agent Agreement” means the Calculation Agent Agreement, dated as of March 6, 2003, between TWE and JPMorgan Chase Bank, as calculation agent, relating to the calculation of the Preferred Return (as defined in the Amended and Restated TWE Partnership Agreement).

     “Certificate of Designations” means the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations or Restrictions thereof, of Series A Mandatorily Convertible Preferred Stock of AOLTW, substantially in the form attached hereto as Exhibit N.

     “Code” means the Internal Revenue Code of 1986.

     “Combined Effective Tax Rate” has the meaning ascribed thereto in the Original Partnership Agreement.

     “Comcast Confidentiality Agreement” means the Letter Agreement dated August 5, 2002 between Comcast and AOLTW.

     “Comcast Disclosure Letter” means that certain letter identified to AOLTW and AT&T as such by Comcast in writing on the date hereof.

     “Comcast Parties” means Comcast and, following the AT&T Comcast Merger, AT&T Comcast.

     “Communications Act” means the Communications Act of 1934.

     “Company” means, following the time of its incorporation, MOTH Holdings, Inc., a Delaware corporation formerly named New MOTH Holdings, Inc. and with respect to periods prior to the effective time of the Company Merger, “Company” shall also mean the Company Predecessor.

     “Company Assignment and Transfer Agreement” means the Assignment and Transfer Agreement, dated as of March 26, 2003, as amended, by and among MediaOne of Colorado, MOC Holdco II, Inc., a Delaware corporation, TWE Holdings II LLC, a Delaware limited liability company, TWE Holdings III Trust, a Delaware statutory trust, the Company, the Company Predecessor and the other parties thereto.

     “Company Class A Common Stock” means Class A Common Stock, par value $0.01 per share, of the Company.

     “Company Class B Common Stock” means Class B Common Stock, par value $0.01 per share, of the Company.

     “Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

     “Company Material Adverse Effect” means (a) a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries (taken as a whole after giving effect to the Transactions) excluding any such effect resulting from or arising in connection with (i) the announcement of this Agreement; (ii) changes or conditions generally affecting the Broadband Industry; (iii) changes in the economy or financial markets in general; or (iv) changes in general regulatory or political conditions or (b) any change or effect that prohibits or materially impairs the ability of any Person to consummate the Transactions.

     “Company Merger” means the merger of the Company Predecessor with and into MOTH Holdings, Inc., a Delaware corporation formerly named New MOTH Holdings, Inc., on March 28, 2003.

     “Company Predecessor” means MOTH Holdings, Inc., a Delaware corporation formerly named MediaOne TWE Holdings, Inc.

     “Competition Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, the Communications Act, and all other Laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     “Confidentiality Agreements” means the Comcast Confidentiality Agreement and the AT&T Confidentiality Agreement and any similar confidentiality agreement executed in connection with the Engagement Letter.

     “Contract” means any contract, lease, agreement, covenant, indenture, note, security, instrument, arrangement, commitment or any other binding understanding, whether written or oral.

     “Contribute” means to contribute, assign, transfer, convey and deliver. “Contribution” shall have the correlative meaning.

     “date hereof” means August 20, 2002.

     “Determination” shall have the meaning ascribed thereto in the Tax Matters Agreement.

     “DGCL” means the Delaware General Corporation Law.

     “Digital Subscribers” means the non-equivalized, paying customers subscribing to the digital product tier.

     “Dispose” means to directly or indirectly sell, assign, alienate, give, exchange, convey, transfer or otherwise dispose or monetize, whether voluntarily or involuntarily, directly or indirectly, including through a Subsidiary or by means of an equity offering by any such Subsidiary, and shall include, with respect to Equity Securities or beneficial interest in any trust, the disposition of voting or dispositive power over such Equity Securities or beneficial trust interest. “Disposition” shall have a correlative meaning.

     “Disposition Trust” means, with respect to any Person, any trust, all of the beneficial interests of which are owned by such Person, including any such trust that was an entity other than a trust and is converted into a trust.

     “DOJ” means the Department of Justice.

     “EBITDA” means operating income plus depreciation and amortization, in each case as determined by GAAP (and consistent with the presentation and manner of calculation in the consolidated statement of operations contained in TWE’s SEC documents).

     “Environmental Law” means any Law (including common law) relating to pollution or the protection of public health, safety, welfare or the pollution, protection or restoration of the environment, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     “Equity Security” has the meaning ascribed to such term in Rule 405 promulgated under the 1933 Act as in effect on the date hereof and, in any event, shall also include (i) any capital stock of a corporation, any partnership interest, any limited liability company interest and any other equity interest; (ii) any security or Indebtedness having the attendant right to vote for directors or similar representatives; (iii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for any such stock, equity interest, security or Indebtedness referred to in clause (i) or (ii); (iv) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest, security or Indebtedness referred to in clause (i), (ii) or (iii); and (v) any Contract to grant, issue, award, convey or sell any of the foregoing.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “FCC” means the Federal Communications Commission.

     “FCC Licenses” means, with respect to any Person, Authorizations issued by the FCC in connection with the business or operations of such Person or its controlled Affiliates.

     “Five Largest HBO Customer Contracts” means, collectively, the Contracts pursuant to which AOLTW Affiliates provide HBO and Cinemax programming services to its five largest distributors of such cable programming services.

     “Franchise” means a written “franchise” within the meaning of Section 602(9) of the Communications Act.

     “Franchising Authority” means “franchising authority” within the meaning of Section 602(10) of the Communications Act.

     “FTC” means the Federal Trade Commission.

     “GAAP” means generally accepted accounting principles in the United States in effect from time to time applied on a consistent basis (except as may be otherwise indicated in the notes to the applicable financial statements or the AOLTW Disclosure Letter).

     “Governmental Authority” means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.

     “Hazardous Substances” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901 et seq.); (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (CERCLA); (c) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. § 2601 et seq.) or the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) (7 U.S.C. § 136 et seq.); (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage, release or disposal of which on real property owned or leased by TWIC is regulated or prohibited by any Environmental Law; and (h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, release, use, treatment or disposal.

     “Hedging Transaction” means any Hedging Transaction or OTC Hedging Transaction (each as defined in the AOLTW Registration Rights Agreement) or any similar transaction involving the AOLTW Common Stock or any AOLTW debt securities or any security linked to the AOLTW Common Stock or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the 1934 Act) with respect to the AOLTW Common Stock (even if not a security) which would (were it a security) be considered such a derivative security or which transfers some or all of the economic risk of ownership of the AOLTW Common Stock. For the avoidance of doubt, the AOLTW Common Stock shall be deemed to be a Registrable Security (as defined in the AOLTW Registration Rights Agreement) for purposes of the definitions of “Hedging Transaction” and “OTC Hedging Transaction.”

     “High Speed Data Subscribers” means paying customers to Internet access services at signal rates of 128 kilobits per second or above, calculated on an equivalized basis with respect to bulk and commercial accounts.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     “Income Taxes” means any Tax which is based upon, measured by, or calculated with respect to net income or profits (including alternative minimum Tax).

     “Indebtedness” means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a bond, note, debenture or similar instrument for value received or in settlement of claims, (iii) under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (v) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP, or (b) without duplication, any guarantee (or keepwell agreement) by such Person of any Indebtedness of others described in clause (a); provided, that in no event shall Indebtedness include letters of credit that are performance or surety bonds or similar instruments issued in the ordinary course of business or disclosed pursuant to Section 5.13(b) of the AOLTW Disclosure Letter.

     “Intellectual Property” means all intellectual property and similar property rights, including but not limited to: (i) trademarks, service marks, trade names, brand names, trade dress, designs, logos, corporate names and other indicia of origin, whether registered or unregistered, and all registrations and applications therefor and the goodwill associated therewith, (ii) Internet addresses, domain names, web sites, web pages and similar rights and items, (iii) patents, patent applications and inventions, designs and improvements described and claimed therein, (iv) computer software programs, including all source code, object code and documentation related thereto, (v) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights, (vi) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights; and (vii) all licenses and other agreements or permissions including the right to receive royalties, or any other consideration, related to the property described in (i) – (vi).

     “Initial TWIC Broadband Assets” means the TWIC Broadband Assets (as defined in the Initial TWIC Contribution Agreement).

     “Initial TWIC Broadband Business” means the TWIC Broadband Business (as defined in the Initial TWIC Contribution Agreement).

     “Initial TWIC Broadband Liabilities” means the TWIC Broadband Liabilities (as defined in the Initial TWIC Contribution Agreement).

     “Initial TWIC Contribution Agreement” means the Initial TWIC Contribution Agreement, dated as of January 17, 2003, as amended and restated as of March 28, 2003, by and among TWIC, Holdco and AOLTW.

     “Initial TWIC Delayed Transfer Assets” means the Delayed Transfer Assets (as defined in the Initial TWIC Contribution Agreement).

     “Investment Banking Firm” shall have the meaning ascribed thereto in the Original Partnership Agreement, provided that such firm also has experience in complex valuations of businesses.

     “IRS” shall mean the United States Internal Revenue Service.

     “Judgment” means any judicial decision, judgment, writ, order, injunction, stipulation, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

     “Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, treaty, Judgment or principles of common law or equity (including negligence and strict liability) enacted, entered, promulgated or applied by a Governmental Authority.

     “Liabilities” means any and all liabilities, losses, claims, charges, Indebtedness, demands, actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, and other liabilities, including all Contractual obligations, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, determined or determinable, whenever arising, and including those arising under any Law, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     “Losses” means any actual damages, losses, penalties, costs, expenses (including reasonable fees and disbursements of counsel), other Liabilities and any reasonable costs incurred by a party in connection with enforcing its rights under this Agreement.

     “Master Transaction Agreement” means the Master Transaction Agreement, dated as of August 1, 2002, by and among TWEAN, TWE, Paragon Communications and Advance/Newhouse Partnership, including all exhibits and other attachments thereto and all other agreements and instruments contemplated thereby.

     “MediaOne Promissory Note” means the Promissory Note issued by the Company to MediaOne of Colorado prior to the date hereof, a copy of which is attached hereto as Exhibit G.

     “Net Indebtedness” means, with respect to any Person(s), all Indebtedness, less all cash and cash equivalents, of such Person(s). Net Indebtedness of the AOLTW Broadband Group shall be deemed to exclude all Indebtedness and cash and cash equivalents attributable to the Selected Business and, for the avoidance of doubt, cash and cash equivalents of the AOLTW Broadband Group as measured as of the Closing shall only include cash and cash equivalents owned by the Company and its Subsidiaries as of the Closing (after giving effect to the TWE Distribution and the TWIC Contribution).

     “Non-Broadband Industry” means the industries in which the TWE Non-Broadband Business operates as of the date hereof and as such industries develop from time to time.

     “NYSE” means the New York Stock Exchange.

     “Original Partnership Agreement” means the Agreement of Limited Partnership of TWE, dated as of October 29, 1991, as amended, supplemented or modified in accordance with the terms thereof through the date hereof.

     “Parent” shall mean with respect to any Person, any other Person that controls such Person directly or indirectly through any Subsidiary of such other Person or owns directly or indirectly through any Subsidiary of such other Person more than 50% of the outstanding common stock or outstanding Equity Securities ordinarily entitled to vote of such Person, provided that any Person (and each Parent of such Person) that directly or indirectly holds all of the beneficial interests in a Disposition Trust shall be deemed to be a Parent of such Disposition Trust and its Subsidiaries.

     “Parent Agreement” means the Parent Agreement, to be entered into by and among AOLTW, AT&T and the Company at the Closing, substantially in the form attached hereto as Exhibit H.

     “Partnership Interest Sale Agreement” means the Partnership Interest Sale Agreement, to be entered into by and among AOLTW, MediaOne of Colorado and the Company at the Closing, substantially in the form attached hereto as Exhibit I.

     “Pass-Through Entity” means an entity which, for federal income tax purposes, is treated as a partnership, disregarded entity or a grantor trust or any entity treated similarly to any of the foregoing for federal income tax purposes.

     “Pay Units” means the non-equivalized number of individual pay services subscribed to by customers.

     “Permitted AT&T Disposition” means:

          (a)     a Disposition by MediaOne of Colorado or a direct or indirect wholly-owned Subsidiary of MediaOne of Colorado of its interests in TWE or the Company to a direct or indirect wholly-owned Subsidiary (other than the Company or any of its Subsidiaries) or Disposition Trust of MediaOne of Colorado or any of its wholly owned Subsidiaries (each a “MOC Permitted Transferee” or a “Transferee”);

          (b)     a Disposition by the Company or a direct or indirect wholly-owned Subsidiary of the Company of its interests in TWE to a direct or indirect wholly-owned Subsidiary or Disposition Trust of the Company (each a “Company Permitted Transferee” or a “Transferee”);

          (c)     a Disposition by MediaOne of Colorado or a direct or indirect wholly-owned Subsidiary of MediaOne of Colorado to a MOC Permitted Transferee or by the Company or a direct or indirect wholly owned Subsidiary of the Company to a Company Permitted Transferee of all or part of the rights and obligations of MediaOne of Colorado (or such Subsidiary) or the Company (or such Subsidiary), respectively, hereunder and under the other Transaction Agreements, in each case subject to the related obligations of such transferor thereunder;

          (d)     the dissolution of a Disposition Trust (or the merger of a Disposition Trust into its immediate Parent) that is a Company Permitted Transferee provided that the immediate Parent of such Disposition Trust complies with (c) above as a Company Permitted Transferee; provided, further that, subject to AOLTW’s consent, not to be unreasonably withheld, such Parent may transfer the related rights and obligations assigned to and assumed by it to its Parent so long as after giving effect to such transfer the Company and its Subsidiaries continue to own all their interests in TWE and all rights related thereto, and all of its rights under the Transaction Agreements related thereto; and

          (e)     the conversion of a Person that is a MOC Permitted Transferee or a Company Permitted Transferee into a Disposition Trust of the Company or any of its wholly owned Subsidiaries or MediaOne of Colorado or any of its wholly owned Subsidiaries, respectively provided, that, in each such case:

     (x)       the terms of any such Disposition are (i) as described in Section 1A and 1B of the AT&T Disclosure Letter; or (ii) disclosed to AOLTW not less than 5 Business Days prior to such Disposition and do not adversely affect the rights or obligations of AOLTW or its Affiliates under the Transaction Agreements (other than the Income Tax treatment of any of the Transactions) or, except with respect to a Disposition to a Disposition Entity, have a material risk of affecting the federal Income Tax treatment of any of the Transactions by reason of matters relating to the Company Class A Common Stock;

     (y)       each Transferee expressly agrees to assume and be bound by (to the extent applicable) the relevant obligations of the applicable transferor (and its predecessors in interests) under the Transaction Agreements, the Original Partnership Agreement, the Engagement Letter and the Letter Agreements (collectively, the “Applicable Agreements”), in each case to the same extent as binds and restricts AT&T and the applicable transferor (and its predecessors in interests) (collectively, the “Transferor Obligations”); provided that no such Disposition shall relieve any Person of any of their respective obligations under the Applicable Agreements; provided, further, that, with respect to a Transferee that is a Disposition Trust, failure of such express assumption shall not violate the requirements of this clause (y) if AT&T and Comcast shall have used reasonable best efforts to cause each such Disposition Trust to expressly assume and be bound by the Transferor Obligations, and shall have in any event expressly made all Assets contributed to such Disposition Trust subject to all Transferor Obligations. AOLTW acknowledges that a Permitted Transferee shall be entitled to (to the extent applicable to) the relevant rights of the applicable transferor (and its predecessors in interest) under the Applicable Agreements. Upon any such disposition, the parties shall amend the terms of the Transaction Agreements as appropriate to reflect the proper parties; and

     (z)       any such Disposition shall be made only (i) in connection with any consent decree entered into with, or any order of, any Governmental Authority, in connection with the consummation of the AT&T-Comcast Merger or the Transactions or (ii) in a manner that does not adversely affect the AOLTW Broadband Business or the Company or any of its Subsidiaries (after giving effect to any of the Transactions).

     “Permitted AT&T Transferee” means a Transferee pursuant to any Permitted AT&T Disposition.

     “Permitted Liens” means, with respect to Equity Securities to be issued in the Transactions, any restrictions arising under the Transaction Agreements or any applicable federal or state securities laws.

     “Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization, including a Governmental Authority.

     “Prohibited Activity” means, with respect to the Valuation Period, (a) any Acquisition or Disposition, in open market transactions, private transactions or otherwise, during the period beginning on (and including) the first day of the Valuation Period and ending on (and including) the last day of the Valuation Period, of (i) any shares of AOLTW Common Stock or (ii) any securities convertible into or exchangeable for or derivative of shares of AOLTW Common Stock (other than, in each case, (A) shares [issued or](including restricted shares) or options to acquire shares issued to or Acquired [pursuant to employee stock options granted to]by directors, officers[ or], employees or consultants pursuant to any existing employee benefit plan of AOLTW or any of its Subsidiaries, the AOL Time Warner Inc. 2003 Stock Incentive Plan, any employee benefit plan assumed by AOLTW or any of its Subsidiaries in connection with the acquisition of a business or any employee benefit plan of the Company or any of its Subsidiaries, (B) sales or other Dispositions of shares by directors, officers or employees[)], (C) shares Acquired or Disposed of in the ordinary course of business pursuant to the ISDA Master Agreement, dated as of February 11, 2002, between Merrill Lynch International and TWE or any Transactions (as defined therein) or (D) shares Acquired or Disposed of in the ordinary course of business pursuant to the ISDA Master Agreement, dated as of February 11, 2002, between Merrill Lynch International and AOLTW or any Transactions (as defined therein)), in each of clauses (C) and (D), in connection with prepaid forward contracts relating to AOLTW or TWE deferred compensation plans) or (b) any other action taken intentionally for the purpose of manipulating the price of AOLTW Common Stock during the Valuation Period.

     “Purchase Right” means any rights that any Person may have under the terms of any Franchise to purchase all or any portion of a System owned or operated by such Person as a result of the Transactions.

     “Reimbursement Agreement” means the Reimbursement Agreement, to be entered into by and among AOLTW, the Company, Holdco, ATC and TWE at the Closing, substantially in the form attached hereto as Exhibit J.

     “Residual Business” has the meaning ascribed thereto in the Master Transaction Agreement.

     “Road Runner” means Road Runner HoldCo LLC, a Delaware limited liability company.

     “Road Runner Brand Name License Agreement” means the Brand Name License Agreement to be entered into by and between Holdco and Road Runner at the Closing, in substantially the form attached hereto as Exhibit K.

     “Road Runner Consolidation” means, with respect to the TWE Broadband Business, the consolidation of the results of operations of the Road Runner business with the results of operations of TWE as a result of the TWEAN Restructuring.

     “SEC” means the Securities and Exchange Commission.

     “Selected Business” has the meaning ascribed thereto in the Master Transaction Agreement.

     [“Specified Number” means the number of shares of AOLTW Common Stock (rounded to]

     “Series A Preferred Stock” has the meaning ascribed thereto in the [nearest whole share) equal to the quotient obtained by dividing $1.5 billion by the AOLTW Stock Price ]Certificate of Designations.[ The Specified Number shall be appropriately adjusted, if necessary, for any dividend or other distribution, subdivision, split or combination of shares with respect to the AOLTW Common Stock but without duplication of any adjustment for such items made to the Specified Price under Section 12.1(d)(ii) in the event an Acceptance Notice is delivered.]

     “Subsidiary” means, with respect to any Person, [(i) ]any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person; provided that any Disposition Trust (and any of its Subsidiaries) will be deemed to be a Subsidiary of the Person that holds 100% of the beneficial interests therein and of each other Person of which such first Person is a Subsidiary. For the avoidance of doubt, Subsidiary does not include unconsolidated joint ventures. The Residual Business shall be deemed to be a wholly-owned Subsidiary of the AOLTW Broadband Group.

     “System” means a “cable system” within the meaning of Section 602(7) of the Communications Act.

     “Tax Matters Agreement” means the Tax Matters Agreement, to be entered into as of the Closing, by and between AOLTW and the Company, substantially in the form attached hereto as Exhibit L.

     “Tax Return” shall mean any report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return, declaration, or estimated Tax return, in connection with the determination, assessment, collection or administration of any Tax.

     “Taxes” shall mean all forms of taxes, fees, imposts, levies or other assessments whenever created or imposed, and whether of the United States or elsewhere, imposed by a Governmental Authority (including Tax sharing payments with respect thereto), and, without limiting the generality of the foregoing, shall include income, gross receipts, business and occupation, property, sales, use, license, excise, franchise, capital stock, employment, payroll, unemployment insurance, social security, stamp, environmental, value added, alternative or added minimum, ad valorem, trade, recording, withholding, occupation or transfer tax, custom or duty or other like governmental assessment or charge of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis, together with any related interest, penalties and additions imposed by any Governmental Authority.

     “Third Party” means any Person other than the AT&T Parties and their Affiliates, the AOLTW Parties and their Affiliates or the Comcast Parties and their Affiliates.

     “Time Warner Brand Name License Agreement” means the Brand Name License Agreement, to be entered into by and between AOLTW and the Company at the Closing, in substantially the form attached hereto as Exhibit M.

     “Time Warner Connect” means Time Warner Connect, a New York general partnership.

     “Trading Day” means any day on which AOLTW Common Stock is traded on the NYSE.

     [ “Trading Value” means, with respect to AOLTW Common Stock on any given Trading Day, the volume weighted trading price (rounded to the nearest 1][/][10,000) of AOLTW Common Stock on the NYSE, as reported by Bloomberg Financial Markets (or such other source as AOLTW and AT&T may agree) for that Trading Day.]

     “Transactions” means the transactions contemplated by the Transaction Agreements.

     “Transaction Agreements” means, collectively, this Agreement, the TWE Distribution Agreement, the Amended and Restated TWE Partnership Agreement, the Calculation Agent Agreement, the Initial TWIC Contribution Agreement, the ATC Contribution Agreement, the ATC Assumption Agreement, the TWE Contribution Agreement, the TWIC Contribution Agreement, the Tax Matters Agreement, the AOL High Speed Data Agreement, the Parent Agreement, the AOLTW Registration Rights Agreement, the AT&T Company Registration Rights Agreement, the AOLTW Company Registration Rights Agreement, the Time Warner Brand Name License Agreement, the Road Runner Brand Name License Agreement, the Reimbursement Agreement, the Partnership Interest Sale Agreement, the MediaOne Promissory Note, the Ancillary Agreements (as defined in the TWE Distribution Agreement), the Ancillary Agreements (as defined in the Initial TWIC Contribution Agreement), the Ancillary Agreements (as defined in the TWIC Contribution Agreement) , the Certificate of Designations and any other agreements or instruments contemplated hereunder or thereunder.

     “Transaction Expenses” means with respect to any party, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts, consultants or agents to such party or any of its Affiliates and including governmental transfer taxes, recording fees and other similar fees and impositions) incurred by such party or its Affiliates (or on such party’s or its Affiliate’s behalf) in connection with or related to the authorization, preparation, negotiation or execution of this Agreement, any of the other Transaction Agreements or any of the Transactions.

     “Treasury Regulations” shall mean the Treasury Regulations promulgated under the Code.

     “Trust I” means TWE Holdings I Trust, a Delaware statutory trust.

     “Trust II” means TWE Holdings II Trust, a Delaware statutory trust.

     “TWEAN” means Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership.

     “TWEAN Restructuring” means the transactions contemplated by the Master Transaction Agreement.

     “TWE Broadband Assets” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Broadband Business” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Broadband Liabilities” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Broadband Members” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE [Delayed Transfer Assets” has]Contribution Agreement” shall have the meaning ascribed thereto in the TWIC Contribution Agreement.

     “TWE Delayed Transfer Assets” means the Delayed Transfer Assets (as defined in the TWE Distribution Agreement).

     “TWE Distribution Agreement” means the TWE Distribution Agreement, dated as of the date hereof, as amended and restated as of March 31, 2003, by and [between]among TWE[and], Holdco and AOLTW.

     “TWE Eligible Option Holders” means any officer or other employee of any TWE Broadband Member who has been issued stock options to purchase shares of AOLTW Common Stock.

     “TWE Entity Level Income Taxes” shall mean Income Taxes of TWE or any entity owned directly or indirectly, in whole or in part, by TWE to the extent that such Income Taxes are imposed by Law on such entity and not passed through to its owners by reason of such entity being a Pass-Through Entity.

     “TWE Joint Ventures” means, collectively, any Person (excluding TWEAN) in which TWE or its direct or indirect wholly owned Subsidiaries holds Equity Securities that constitute less than 100% of the outstanding Equity Securities issued by such Person, including those listed in Section 5.20(a)(iii) of the AOLTW Disclosure Letter.

     “TWE Non-Broadband Assets” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Non-Broadband Business” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Non-Broadband Liabilities” has the meaning ascribed thereto in the TWE Distribution Agreement.

     “TWE Partners” means all of the general and limited partners of TWE.

     “TWE Partnership Interests” means, with respect to any partner of TWE, all of the general and limited partnership interests in TWE held by such Person and all rights and interests of such Person under the Original Partnership Agreement.

     “TWE Partnership Liabilities” means, with respect to any partner of TWE, all Liabilities of such Person (or any predecessor in interest of such Person) relating to, arising out of, or resulting from such Person’s (or such predecessor’s) capacity as a partner of TWE or otherwise incurred for the benefit of TWE or its controlled Affiliates (including guarantees, keepwells or similar credit support issued in respect of Liabilities of TWE or its controlled Affiliates), including all Liabilities of such Person (or any predecessor in interest of such Person) under the Original Partnership Agreement, other than Liabilities for Income Taxes that are not TWE Entity Level Income Taxes.

     “TWE Preferred Amount” means the aggregate liquidation preference amount of the partnership interests to be held by ATC at Closing and after giving effect to the TWE Recapitalization; provided that the TWE Preferred Amount shall not be less than $2.4 billion nor more than $2.6 billion.

     “TWIC Applicable Taxes” means Taxes which are TWIC Broadband Liabilities (as defined in the TWIC Contribution Agreement).

     “TWIC Broadband Assets” has the meaning ascribed thereto in the TWIC Contribution Agreement.

     “TWIC Broadband Business” has the meaning ascribed thereto in the TWIC Contribution Agreement.

     “TWIC Broadband Group” means (i) TWIC and its Subsidiaries (but only with respect to the Initial TWIC Broadband Assets, the Initial TWIC Broadband Liabilities and the Initial TWIC Broadband Business) prior to, with respect to any given Initial TWIC Broadband Asset, Initial TWIC Broadband Liability or portion of the Initial TWIC Broadband Business, giving effect to the contribution of such Initial TWIC Broadband Asset to, assumption of such Initial TWIC Broadband Liability by, or transfer of such portion of the Initial TWIC Broadband Business to, Holdco; (ii) ATC and Time Warner Connect and their respective Subsidiaries (but, in the case of ATC and its Subsidiaries (other than Time Warner Connect and its Subsidiaries), only with respect to the ATC Assets, the ATC Liabilities and the ATC Business) prior to giving effect to the contribution of the ATC Assets to, and the assumption of the ATC Liabilities by, Holdco; and

(iii)  Holdco and its Subsidiaries (but only with respect to the TWIC Broadband Assets, the TWIC Broadband Liabilities and the TWIC Broadband Business). Any Person in the TWIC Broadband Group may be referred to as a “TWIC Broadband Member.”

     “TWIC Broadband Liabilities” has the meaning ascribed thereto in the TWIC Contribution Agreement.

     “TWIC Broadband Members” has the meaning ascribed thereto in the definition of TWIC [Contribution]Broadband [Agreement]Group.

     “TWIC Contribution Agreement” means the TWIC Contribution Agreement, dated as of the date hereof, as amended and restated as of March 31, 2003, by and between Holdco and the Company.

     “TWIC Delayed Transfer Assets[” with respect to the Holdco Contribution, has the meaning ascribed thereto],” means the Delayed Transfer Assets (as defined in the TWIC Contribution Agreement[ and, with respect to the Initial TWIC Contribution, has a correlative meaning]).

     “TWIC Eligible Option Holders” means any officer or other employee of TWIC or any other TWIC Broadband Member who has been issued stock options to purchase shares of AOLTW Common Stock.

     “TWIC Joint Ventures” means, collectively, any Person (excluding TWEAN) in which TWIC or its direct or indirect wholly owned Subsidiaries holds Equity Securities that constitute less than 100% of the outstanding Equity Securities issued by such Person, including those listed in Section 5.27(a)(iii) of the AOLTW Disclosure Letter.

     “TWIC Material Adverse Effect” means (a) a material adverse effect on the business, financial condition, assets or results of operations of the TWIC Broadband Business (taken as a whole after giving effect to the Transactions), excluding any such effect resulting from or arising in connection with (i) the announcement of this Agreement; (ii) changes or conditions generally affecting the Broadband Industry; (iii) changes in the economy or financial markets in general; or (iv) changes in general regulatory or political conditions or (b) any change or effect that prohibits or materially impairs the ability of any Person to consummate the Transactions.

     “Ultimate Public Parent” shall mean, with respect to any Person, the Parent of such Person that (i) is required to make periodic filings with the SEC under Section 13 or 15 of the 1934 Act with respect to its Equity Securities and (ii) does not have a Parent that is required to make periodic filings with the SEC under Section 13 or 15 of the 1934 Act with respect to its Equity Securities; provided that if no Parent of such Person is so required, then such term shall mean the Parent of such Person that is not a Subsidiary of any other Person.

     “Valuation Period” [means the 15 consecutive Trading Days ending on the fifth Trading Day immediately prior to (and excluding) the Closing Date]has the meaning ascribed thereto in the Certificate of Designations.

          (b)     Each of the following additional terms is defined in the Section set forth opposite such term:

Terms	Section

Acceptance Notice	12.1(d)(ii)
Action	13.4
Adjustment Income	14.1(j)(v)
Affiliate Agreements	5.9
Anticipated Payments	5.9
[AOL TWE Partners]	[Preamble]
AOLTW	Preamble
AOLTW Issue	14.(i)(i)
AOLTW Released Parties	10.2
AOLTW Releasing Parties	10.1
AOLTW SEC Documents	5.10(a)
AOLTW Special Termination Event	12.1(d)(ii)
AT&T Disposition Notice	8.7(b)
AT&T Disposition Termination Notice	8.7(b)
AT&T Indemnification Payment	14.4(a)
AT&T Released Parties	10.1
AT&T Releasing Parties	10.2
AT&T Special Termination Event	12.1(c)(ii)
ATC	Preamble
BAS	12.4(a)
Closing	2.2
Closing Date	2.2
Comcast	Preamble
[Company]	[Preamble]
Company Assumed Liabilities	2.7(b)
Company Fees and Expenses	[9.4]12.3
Company Group	14.1(a)

Terms	Section

Company Indebtedness	2.4(a)
Company Indemnification Payment	14.4(a)
Company Transferred Assets	2.7(a)
Deemed Sale	7.6
Definitive Trust Terms	8.7(b)
Deviation	8.7(b)
Disposition Entity	8.7(a)
Employee Claims	13.2
End Date	12.1(b)(i)
Engagement Letter	12.4(a)
Engagement Parties	12.4(c)
ERISA Group	3.7(f)
ERISA Group Liabilities	3.7(f)
Exchange	Recitals
Existing Valuation Election	12.4(c)
Existing Valuations	12.4(c)
FCC License Consents	5.4
Franchise Consents	5.4
Holdco	Preamble
Holdco Contribution	Recitals
Indemnification Payment	14.4(a)
Indemnified Party	13.4
Indemnifying Party	13.4
Initial TWIC Contribution	Recitals
Interest	8.7(a)
ISP Termination Election	9.1(c)
Letter Agreement	12.4(a)
MediaOne of Colorado	Preamble
MediaOne of Colorado Group	14.1(b)
MediaOne Note Payment	2.4(d)
MediaOne Recapitalization	2.5(d)

Terms	Section

New Valuation Letter	12.4(a)
[Objection Notice]	[9.4]
Original Trust Terms	8.7(a)
Pre-Approved Contract	6.1
Proceeding	14.1(i)(i)
PUC Consents	5.4(c)
Ratified Contract	6.1
Required Approvals	8.1(a)
Section 751 Income	14.1(j)(iv)
Specified Price	12.1(d)(ii)
Straddle Period	14.1(d)
Straddle Returns	14.1(f)
Survival Period	13.1(iii)
Transferred Class B Common Stock	2.6(a)
Trustee	8.7(a)
TWE	Preamble
TWE Balance Sheet Date	5.17(b)
TWE Distribution	2.3
TWE Non-Wholly Owned Systems	5.20(a)(ii)
TWE Recapitalization	2.8(b)
TWE SEC Documents	5.16(a)(ii)
TWE Selected Information	5.17
TWE Systems	5.20(a)(ii)
TWE Transfer	Recitals
TWE Wholly Owned Systems	5.20(a)(i)
TWEA	14.1(k)
TWIC	Preamble
TWIC Balance Sheet Date	5.24(b)
TWIC Non-Wholly Owned Systems	5.27(a)(ii)
TWIC Selected Information	5.24
TWIC Systems	5.27(a)(ii)

Terms	Section

TWIC Wholly Owned Systems	5.27(a)(i)
WLRK	12.1(c)(ii)

          (c)     In this Agreement, unless otherwise specified or where the context otherwise requires:

               (i)     a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

               (ii)    words importing any gender shall include other genders;

               (iii)   words importing the singular only shall include the plural and vice versa;

               (iv)   the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”;

               (v)    the words “hereof”, “herein”, “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, clause and Exhibit references are to the Articles, Sections, clauses and Exhibits to this Agreement unless otherwise specified;

               (vi)   references to any Person or any other agreement or document shall include such Person’s successors and permitted assigns;

               (vii)  the parties hereto acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement;

               (viii) unless otherwise expressly provided herein, any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of a Contract) by waiver or consent and (in the case of a Law) by succession of comparable successor Laws and any reference in this Agreement to a Law shall be deemed to include any rules and regulations promulgated thereunder.

          (d)     Headings. In this Agreement the headings to Sections are inserted for convenience only and shall not affect the construction of this Agreement.

ARTICLE II
PRE-CLOSING ACTIVITIES; CLOSING; THE TRANSACTIONS

     2.1     Pre-Closing Activities. Prior to the Closing, AOLTW shall cause the TWE Transfer, the ATC Contribution and the Initial TWIC Contribution to occur.

     2.2     The Closing. The closing (the “Closing”) of the transactions described in Article II below shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., local time, on the fifth Trading Day following the satisfaction or waiver (and notice thereof to the parties) of the conditions precedent set forth in Sections 11.1, 11.2 and 11.3 (other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), or such other date as the parties shall agree. At the Closing, AOLTW and AT&T shall execute, and shall cause their applicable Subsidiaries to execute, all of the Transaction Agreements to which such entities are parties that were not previously executed. At the Closing, the transactions described in Article II below shall occur in the sequential order specified herein. The date on which the Closing occurs is referred to as the “Closing Date.”

     2.3     The TWE Distribution. At the Closing and prior to the transactions contemplated by Section 2.5, pursuant to the TWE Distribution Agreement, (a) TWE shall distribute, assign, transfer, convey and deliver to Holdco (or to Subsidiaries of Holdco designated by Holdco), and Holdco (or such Subsidiaries) shall accept from TWE, the TWE Non-Broadband Assets (other than the TWE Delayed Transfer Assets) and (b) Holdco (and any Subsidiary of Holdco that accepts TWE Non-Broadband Assets pursuant to clause (a) of this Section) shall assume and agree to pay and discharge, as and when they become due, the TWE Non-Broadband Liabilities. The transactions contemplated by clauses (a) and (b) of the immediately preceding sentence are referred to together as the “TWE Distribution.” The TWE Distribution shall be made in partial redemption of [AOLTW’s]the [Existing]existing TWE Partnership Interests held by Holdco and in accordance with the TWE Distribution Agreement and each of the TWE Partners and Comcast hereby agrees that its execution of this Agreement shall constitute its consent and approval of the TWE Distribution.

     2.4     The MediaOne Note Payment.

          (a)     Prior to the Closing, MediaOne of Colorado shall use best efforts to cause the Company to incur an amount of Indebtedness for borrowed money sufficient to fully satisfy and discharge the MediaOne Promissory Note [and to pay the Company Fees and Expenses] (the “Company Indebtedness”). [The Company Indebtedness shall permit the prepayment of such Indebtedness without penalty or premium (other than any penalty or premium that AT&T agrees to pay) at any time on or following Closing].

          (b)     Immediately following the incurrence of Indebtedness pursuant to clause (a) of this Section 2.4, the Company shall make a cash payment to MediaOne of Colorado in an amount equal to the amount of Indebtedness incurred pursuant to clause (a) of this Section 2.4[ (minus the amount of the Company Fees and Expenses)] in full satisfaction and discharge of the MediaOne Promissory Note, which will thereupon be canceled.

          (c)     AT&T shall cause the amount of Indebtedness of the Company (including any and all accrued and unpaid interest thereon) at the Closing and immediately following the actions described in Section 2.4(b) to be equal to $2.1 billion[ plus an amount equal to the Company Fees and Expenses].

          (d)     The transactions contemplated by clauses (a), (b) and (c) of this Section 2.4 are referred to together as the “MediaOne Note Payment.”

     2.5     The MediaOne Recapitalization.

          (a)     At the Closing and immediately following the MediaOne Note Payment, the Company and MediaOne of Colorado shall cause the Amended and Restated Certificate of Incorporation to be duly filed in accordance with the DGCL with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation shall become effective at such time as it is duly filed with the Secretary of State of the State of Delaware (or at such other time on the Closing Date as the parties shall agree) and shall continue in effect until amended in accordance with applicable Law. Pursuant to the Amended and Restated Certificate of Incorporation, the shares of the Company shall be reclassified into shares of Company Class A Common Stock and shares of Company Class B Common Stock.

          (b)     At or prior to the Closing[ and concurrently with effectiveness of the Amended and Restated Certificate of Incorporation], the Amended Bylaws shall be approved and adopted in accordance with the DGCL. The Amended Bylaws shall become effective[ immediately upon such approval and adoption] concurrently with effectiveness of the Amended and Restated Certificate of Incorporation and shall continue in effect until amended in accordance with applicable Law and the Amended and Restated Certificate of Incorporation.

          (c)     Subject to compliance with Section 6 of Article V of the Amended and Restated Certificate of Incorporation (Independence of Board of Directors) and Section 3.1 of the Parent Agreement, the Company and MediaOne of Colorado shall take all necessary action to cause to be elected as directors of the Company and appointed as officers of the Company as of the Closing the persons designated as such by AOLTW reasonably in advance of the Closing.

          (d)     The transactions contemplated by clauses (a), (b) and (c) of this Section 2.5 are referred to together as the “MediaOne Recapitalization.”

     2.6     The Exchange.

          (a)     At the Closing and immediately following the MediaOne Recapitalization, AOLTW shall issue to [MediaOne of Colorado a number of shares of AOLTW Common]Trust II one share of Series A Preferred Stock[ equal to], which share shall represent the [Specified Number]only issued and outstanding share of Series A Preferred Stock immediately after the Exchange, and, in exchange therefor, [MediaOne of Colorado]Trust II agrees to transfer to AOLTW 75 shares of Company Class B Common Stock (the “Transferred Class B Common Stock”), which shares shall represent all of the issued and outstanding shares of Company Class B Common Stock immediately after the Exchange. The Transferred Class B Common Stock to be transferred pursuant to the preceding sentence, the Series A Preferred Stock to be issued pursuant to the preceding sentence and the AOLTW Common Stock to be issued [pursuant to]upon conversion of the [preceding sentence,]Series A Preferred Stock shall, when transferred or issued, as applicable, be duly authorized, validly issued, fully paid and nonassessable, free and clear of Liens other than Permitted Liens.

          (b)     In furtherance of the transfers described in clause (a) of this Section 2.6, (i) [MediaOne of Colorado]Trust II shall deliver to AOLTW certificates representing the Transferred Class B Common Stock, duly endorsed in blank or accompanied by a duly executed stock power, in proper form for transfer and (ii) AOLTW shall deliver to [MediaOne of Colorado]Trust II a certificate [or certificates ]in definitive form and registered in [MediaOne of Colorado]Trust II’s name[,] representing [a]one [number]share of [shares of AOLTW Common]Series A Preferred Stock[ equal to the Specified Number].

     2.7     Holdco Contribution.

          (a)     At the Closing and immediately following the Exchange, Holdco shall Contribute to the capital of the Company (i) all of Holdco’s right, title and interest in and to all of the TWE Partnership Interests set forth in Section 2.7 of the AOLTW Disclosure Letter, which will constitute all of the TWE Partnership Interests held[ by Holdco], directly or indirectly, by AOLTW (other than the TWE Partnership Interests held directly or indirectly by the Company or the ATC Prior Partnership Interest) and (ii) pursuant to and in accordance with the TWIC Contribution Agreement, all of Holdco’s right, title and interest in and to all of the TWIC Broadband Assets (other than TWIC Delayed Transfer Assets), in each case, free and clear of all Liens other than the Company Assumed Liabilities (the assets described in clauses (i) and (ii) being referred to collectively as the “Company Transferred Assets”);

          (b)     At the Closing and concurrently with the contribution described in clause (a) of this Section 2.7, the Company shall assume, and agree to pay and discharge as and when they become due (i) all of Holdco’s TWE Partnership Liabilities (after giving effect to the assumption by Holdco of ATC’s TWE Partnership Liabilities (to the extent relating to the portion of the TWE Partnership Interests transferred by ATC to Holdco) in the TWE Transfer) excluding TWE Partnership Liabilities relating to, arising out of or resulting from the TWE Non-Broadband Business and (ii) the TWIC Broadband Liabilities pursuant to the TWIC Contribution Agreement (the liabilities described in clauses (i) and (ii) being referred to collectively as the “Company Assumed Liabilities”).

          (c)     In furtherance of the Holdco Contribution and the assumption of the Company Assumed Liabilities, (i) Holdco shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the Contribution of the Company Transferred Assets to the Company and (ii) the Company shall execute and deliver[,] to Holdco and its Subsidiaries such instruments of assumption and other Contracts as and to the extent necessary to evidence the valid and effective assumption of the Company Assumed Liabilities by the Company.

          (d)     In consideration of the Holdco Contribution, the Company shall issue to Holdco 746 shares of Company Class A Common Stock. The Company Class A Common Stock to be issued pursuant to the preceding sentence shall, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     2.8     The TWE Recapitalization.

          (a)     At the Closing and immediately following the Holdco Contribution, the TWE Partners shall execute and deliver the Amended and Restated TWE Partnership Agreement.

          (b)     Pursuant to the Amended and Restated TWE Partnership Agreement, all of the TWE Partnership Interests existing immediately prior thereto will be converted into the equity interests described therein (the “TWE Recapitalization”). The parties hereby acknowledge and agree that, upon the Closing and immediately following the TWE Recapitalization, the only outstanding Equity Securities of TWE shall be as set forth in the Amended and Restated TWE Partnership Agreement and all other option or similar agreements (other than the Partnership Interest Sale Agreement) shall be null and void and be of no further force or effect. Prior to the Closing, Tax distributions pursuant to Section 8.5 of the Original Partnership Agreement shall continue to be made in accordance with past practice; provided, however, that payments pursuant to such Section 8.5 shall be accelerated so that the Board’s then reasonable estimate of the tax distributions to be made if the Closing was the end of the taxable year are made prior to the Closing; provided, further, however, that in computing such tax distributions the Transactions contemplated by Article II shall not be taken into account. Each of the TWE Partners and Comcast hereby agrees that its execution of this Agreement shall constitute its consent to and approval of the TWE Recapitalization.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE AT&T PARTIES

     Except as set forth in the AT&T Disclosure Letter, each of the AT&T Parties represents and warrants, jointly and severally on behalf of itself and each other AT&T Party, to each of the AOLTW Parties and Comcast Parties as follows:

     3.1     Corporate Existence and Power. Each AT&T Party is a corporation or other entity duly [incorporated]formed, validly existing and in good standing under the laws of its jurisdiction of [incorporation]organization and has all corporate powers required to carry on its business as currently conducted.

     3.2     Corporate Authorization. The execution, delivery and performance by each of the AT&T Parties of the Transaction Agreements to which it is party and the consummation by each of the AT&T Parties of the Transactions to which it is party are within their respective corporate, trust or other similar powers and have been duly authorized by all necessary corporate, trust or similar action. This Agreement constitutes, and when executed each other Transaction Agreement will constitute, a valid and binding agreement of the AT&T Parties that are party thereto, enforceable against such AT&T Parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights or by general principles of equity.

     3.3     No Vote Required. No vote or action of the holders of any class or series of capital stock of AT&T (in their capacity as such holders) is necessary to approve the Transactions Agreements or the consummation of the Transactions.

     3.4     Governmental Authorization. The execution, delivery and performance by each of the AT&T Parties of the Transaction Agreements to which it is party and the consummation by each of the AT&T Parties of the Transactions to which it is party require no Authorization of, by or with any Governmental Authority, other than: (a) compliance with any applicable requirements of the HSR Act or any other Competition Law, whether United States, state or foreign; (b) the filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL; (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether United States, state or foreign; (d) the other Authorizations described in the AT&T Disclosure Letter; and (e) any Authorization the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     3.5     Non-contravention. The execution, delivery and performance by each of the AT&T Parties of the Transaction Agreements to which it is party and the consummation by each of the AT&T Parties of the Transactions to which it is party do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation, as amended, or bylaws of AT&T or the comparable governing documents of any other AT&T Party; (b) assuming all Authorizations referred to in Section 3.4 are obtained or made, contravene, conflict with or result in a violation or breach of any provision of any applicable Law; (c) require any Authorization by any Person (other than a Governmental Authority) under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract or Authorization binding upon the Company; or (d) result in the creation or imposition of any Lien on any asset or property of the Company or give rise to any Purchase Right, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     3.6     Capitalization of the Company. As of the date hereof, the authorized capital stock of the Company consists of 10 shares of Common Stock, par value $[0.01]0.10 per share. As of the date hereof, there were issued and outstanding 10 shares of such Common Stock, all of which are held by MediaOne of Colorado free and clear of any Lien other than Permitted Liens and Liens under the Original Partnership Agreement, and which constitute, and as of Closing (immediately prior to the MediaOne Recapitalization) will constitute, all outstanding Equity Securities of the Company. As of the Closing, immediately prior to the Exchange, MediaOne of Colorado will own 179 shares of Company Class A Common Stock and 75 shares of Company Class B Common Stock, which will constitute all outstanding Equity Securities of the Company. All outstanding shares of capital stock and other Equity Securities of the Company have been, and all shares that may be issued pursuant to this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable, free and clear of Liens other than Permitted Liens and Liens under the Original Partnership Agreement. There are no outstanding Equity Securities of the Company reserved for issuance upon conversion, exercise, exchange or redemption of any outstanding Equity Securities or Indebtedness and there are no obligations, contingent or otherwise, (i) of the Company or any other Person to repurchase, redeem or otherwise Acquire any Equity Securities of the Company; or (ii) except as provided for herein, of the Company to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other Person.

     3.7     Business of the Company.

          (a)     As of the date hereof and immediately prior to the Closing, AT&T has heretofore delivered or made available to AOLTW true and complete copies of the certificate of incorporation, as amended, and bylaws of the Company, as in effect on the date hereof and thereof.

          (b)     As of the date hereof and through the time that is immediately prior to the Closing, (i) AT&T directly [and]or indirectly owns all of the outstanding Equity Securities of the Company and MediaOne of Colorado[, ] (and of each MOC Permitted Transferee and each Company Permitted Transferee), (ii) as of the date hereof the Company (or a Company Permitted Transferee) and MediaOne of Colorado (or a MOC Permitted Transferee) own all of the outstanding Equity Securities of TWE[,] described in Section 3.7(b) of the AT&T Disclosure Letter and (iii) as of immediately prior to the Closing, the Company will own approximately 24.78% of the Series A Capital and Residual Equity Capital of TWE, in each case, free and clear of all Liens other than Permitted Liens or any Liens under the Original Partnership Agreement. The Company does not (i) directly or indirectly own, and has never directly or indirectly owned, any assets other than its TWE Partnership Interests and any other Assets distributed to the Company by TWE and (ii) directly or indirectly engage, and has never directly or indirectly engaged, in any business other than holding its TWE Partnership Interests and any other Assets distributed to the Company by TWE and actions taken incidental thereto.

          (c)     As of the date hereof and through the time that is immediately prior to the Closing, the Company is not a party to any Contracts (and has never made any applications to any Franchising Authority), other than the MediaOne Promissory Note, Contracts relating to the Company Indebtedness, the Original Partnership Agreement, any related Contracts to which the AOLTW Parties are party and the Transaction Agreements to which the Company is a party[; provided, that at and after Closing, all Liabilities under Contracts related to Company Indebtedness shall be capable of being fully discharged and satisfied without penalty or premium (other than any penalty or premium paid by AT&T) in connection with the repayment of the Company Indebtedness].

          (d)     Immediately prior to the Closing, the Company will not have, and will never have had, any employees, other than unpaid corporate officers with no entitlement to benefits or other compensation that was, is or will be a liability of the Company.

          (e)     As of the date hereof and through the time that is immediately prior to the Closing, the Company does not directly or indirectly own, and has never directly or indirectly owned, any Intellectual Property, other than rights to and interests in the name “MediaOne TWE Holdings, Inc.” or any subsequent name of the Company prior to the Closing, and certain derivatives thereof.

          (f)     As of the date hereof and through the time that is immediately prior to the Closing, other than the MediaOne Promissory Note and the Company Indebtedness, the Company has no Indebtedness and no Liabilities (excluding any Liabilities under any of the Contracts set forth in Section 3.7(c), Liabilities for Taxes with respect to the investment in TWE or the Company’s corporate existence and any Liabilities for Taxes under Treasury Regulation § 1.1502-6 or similar provisions of state, local, provincial or foreign Law and excluding any Liabilities (“ERISA Group Liabilities”) arising either under the Code or ERISA as a result of the Company having been, at any time on or prior to Closing, a member of a group described in Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Group”)), other than in connection with the Original Partnership Agreement and the Transactions.

          (g)     No ERISA Group Liability has been incurred by the Company and no ERISA Group Liability is reasonably expected to be asserted against the Company for periods prior to the Closing.

          (h)     Immediately upon any Permitted AT&T Disposition by the Company, this Section 3.7 shall automatically and without any action by any Person be deemed to be amended so that each representation and warranty made herein with respect to the Company shall be deemed to have also been made with respect to each Company

Permitted Transferee subject to the exceptions set forth in Section 3.7 of the AT&T Disclosure Letter.

     3.8     Tax Representations.

          (a)     All Tax Returns that are required to be filed by or with respect to the Company have been duly and timely filed (taking into account extensions) or, where not so timely filed, are covered under a valid extension that has been obtained therefor and, to the extent they relate to the Company, are true, correct and complete in all material respects; provided, that no representation is made with respect to the accuracy of any Tax Return filed by TWE or with respect to any aspect of a Tax Return of the Company derived directly from a Tax Return of TWE.

          (b)     All Taxes shown as due on the Company’s Tax Returns referred to in clause (a) (and subject to the proviso therein) which relate to the Company have been paid in full.

          (c)     All deficiencies asserted or assessments made with respect to the Company as a result of the examinations of any of the Tax Returns referred to in clause (a) (without reference to the proviso contained therein), to the extent they relate to the Company, (together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties) have been paid in full.

          (d)     No issues with respect to the Company that have been raised in writing to the Company or any of its Affiliates by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are pending.

          (e)     No extensions or waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company except for extensions or waivers applicable to combined, consolidated or unitary Tax Returns which include the Company and any other AT&T Affiliate.

          (f)     No audit or other proceeding by any Governmental Authority is pending or, to the knowledge of the Company, threatened with respect to any Taxes due with respect to the Company (provided that no representation or warranty is made with respect to any pending or threatened audit of TWE with respect to which TWE or its general partner would receive notice from a Governmental Authority), no Governmental Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes with respect to the Company against the Company, in each case other than by reason of Treasury Regulation § 1.1502-6 or similar provisions of state, local, provincial or foreign Law. No written claim has been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction (provided, however, that no representation or warranty is being made with respect to a written claim made to TWE).

          (g)     There are no liens, other than liens arising with respect to the activities of TWE, for Taxes upon the assets or properties of the Company, except for liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

          (h)     The Company has not filed a consent under Section 341(f) of the Code or similar provision of state, local, provincial or foreign Law.

          (i)     The Company is not a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement, [or has]and does not have any liability for Taxes of any other Person under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or similar provisions of state, local, provincial or foreign Law, as a transferee or successor, by contract, or otherwise except for agreements applicable to members of the affiliated group of which AT&T, AT&T Broadband or AT&T Comcast is the common parent and for liability for Taxes under Treasury Regulation § 1.1502-6 for the affiliated group of which AT&T, AT&T Broadband or AT&T Comcast is the common parent.

          (j)     MediaOne of Colorado is not a foreign person within the meaning of Section 1445 of the Code.

          (k)     Other than with respect to closing agreements or private letter rulings of the IRS (or comparable rulings of any other Governmental Authority) entered into or obtained by TWE or any such closing agreement or ruling with respect to any combined, consolidated or unitary Tax Return group which includes the Company and any other AT&T Affiliate which agreement or ruling will have no binding effect on the Company after the Closing, no closing agreement pursuant to Section 7121 of the Code or any similar provision of Law, has been executed or entered into with respect to the Company, and the Company is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Authority.

          (l)     The Company has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code or similar provision of Law) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code or similar provision of Law (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code or similar provision of Law) in conjunction with this acquisition.

          (m)     No “overall foreign loss” within the meaning of Section 904(f) of the Code has been or shall be allocated to the Company pursuant to Treas. Reg. § 1.1502-9A(c) excluding any such overall foreign loss that may have been allocated to the Company as a partner of TWE.

          (n)     The Company has owned no property and has had no income, loss, deductions, credits or other allowances for Tax purposes other than de minimis property or Tax items and other than relating to its partnership interest in TWE, the Company Indebtedness and Tax items applicable to it by virtue of the Company being a member of a combined, consolidated or unitary group.

     3.9     AT&T Comcast Merger. Prior to the date hereof, AT&T has made available to AOLTW all material terms of the AT&T Comcast Merger.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMCAST PARTIES

     Except as set forth in the Comcast Disclosure Letter, each of the Comcast Parties represents and warrants, jointly and severally on behalf of itself and each other Comcast Party, to each of the AOLTW Parties and AT&T Parties as follows:

     4.1     Corporate Existence and Power. Each Comcast Party is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.

     4.2     Corporate Authorization. The execution, delivery and performance by each of the Comcast Parties of the Transaction Agreements to which it is party and the consummation by each of the Comcast Parties of the Transactions to which it is party are within their respective corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes, and when executed each other Transaction Agreement will constitute, a valid and binding agreement of the Comcast Parties that are party thereto, enforceable against such Comcast Parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights or by general principles of equity.

     4.3     No Vote Required. No vote or action of the holders of any class or series of capital stock of Comcast is necessary to approve the Transactions Agreements or the consummation of the Transactions.

     4.4     Governmental Authorization. The execution, delivery and performance by each of the Comcast Parties of the Transaction Agreements to which it is party and the consummation by each of the Comcast Parties of the Transactions to which it is party require no Authorization of, by or with any Governmental Authority, other than: (a) the filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL, which will have been filed prior to the Closing; (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether United States, state or foreign; ([b]c) the other Authorizations described in the Comcast Disclosure Letter; and ([c]d) any Authorization the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     4.5     Non-contravention. The execution, delivery and performance by each of the Comcast Parties of the Transaction Agreements to which it is party and the consummation by each of the Comcast Parties of the Transactions to which it is party do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation, as amended, or bylaws of Comcast or the comparable governing documents of the other Comcast Party; (b) assuming all Authorizations referred to in Section 4.4 are obtained or made, contravene, conflict with or result in a violation or breach of any provision of any applicable Law; (c) require any Authorization by any Person (other than a Governmental Authority) under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any Comcast Party is entitled under any provision of any Contract or Authorization binding upon any Comcast Party; or (d) result in the creation or imposition of any Lien on any asset or property of any Comcast Party or give rise to any Purchase Right, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE AOLTW PARTIES

     Except as set forth in the AOLTW Disclosure Letter, each of the AOLTW Parties, jointly and severally on behalf of itself and each other AOLTW Party, represents and warrants to each of the AT&T Parties and each of the Comcast Parties as follows:

     5.1     Corporate Existence and Power. Each AOLTW Party is a corporation or other entity duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as currently conducted.

     5.2     Corporate Authorization. The execution, delivery and performance by each of the AOLTW Parties of the Transaction Agreements to which it is party and the consummation by each of the AOLTW Parties of the Transactions to which it is party are within their respective corporate, partnership or other similar powers and have been duly authorized by all necessary corporate, partnership or similar action. This Agreement constitutes, and when executed each other Transaction Agreement will constitute, a valid and binding agreement of the AOLTW Parties that are party thereto, enforceable against such AOLTW Parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights or by general principles of equity.

     5.3     No Vote Required. No vote or action of the holders of any class or series of capital stock of AOLTW (in their capacity as such holders) is necessary to approve the Transaction Agreements or the consummation of the Transactions.

     5.4     Governmental Authorization. The execution, delivery and performance by each of the AOLTW Parties of the Transaction Agreements to which it is party and the consummation by each of the AOLTW Parties of the Transactions to which it is party require no Authorization of, by or with any Governmental Authority, other than: (a) Authorizations required from, by or with the relevant Franchising Authorities in respect of the Franchises for the Systems owned or operated by TWE, TWIC, Holdco or any of their respective Subsidiaries (the “Franchise Consents”); (b) Authorizations required from, by or with the FCC in connection with a change of control and/or assignment of the holder of the FCC Licenses of TWE, TWIC, Holdco or any of their respective Subsidiaries (the “FCC License Consents”); (c) Authorizations from state public utility commissions having jurisdiction over the assets of TWE, TWIC, Holdco or any of their respective Subsidiaries (the “PUC Consents”); (d) compliance with any applicable requirements of the HSR Act or any other Competition Law, whether United States, state or foreign; (e) the filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL; (f) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether United States, state or foreign; (g) the other Authorizations described in the AOLTW Disclosure Letter; and (h) any Authorization the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or AOLTW Material Adverse Effect.

     5.5     Non-Contravention. The execution, delivery and performance by each of the AOLTW Parties of the Transaction Agreements to which it is party and the consummation by each of the AOLTW Parties of the Transactions to which it is party do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation, as amended, or bylaws of AOLTW or the comparable governing documents of any other AOLTW Party; (b) assuming all Authorizations referred to in Section 5.4 are obtained or made, contravene, conflict with or result in a violation or breach of any provision of any applicable Law; (c) require any Authorization by any Person (other than a Governmental Authority) under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any AOLTW Party or any of their respective Subsidiaries is entitled under any provision of any Contract or Authorization binding upon any AOLTW Party or any of their respective Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset or property of any AOLTW Party or any of their respective Subsidiaries or give rise to any Purchase Right, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or AOLTW Material Adverse Effect.

     5.6     Taxes.

          (a)     AOLTW has no present plan or intention to cause or permit the Company to issue (x) any new class of shares that are nonvoting or (y) additional shares of (i) Company Class B Common Stock to any person other than to AOLTW or (ii) Company Class A Common Stock for cash for a period of six months following the Closing, other than in connection with a public offering, or the exercise of compensatory stock options.

          (b)     AOLTW has no present plan or intention to (i) liquidate the Company, (ii) merge the Company into another corporation or (iii) except for transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. § 1.368-2(k), sell or otherwise dispose of any of the Transferred Class B Common Stock.

          (c)     Neither AOLTW nor any person related to AOLTW (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any present plan or intention to purchase, redeem or otherwise reacquire any of the [AOLTW stock]Series A Preferred Stock issued in the Exchange or any of the AOLTW Common Stock that is issued in connection with the conversion thereof, except for possible share repurchases from time to time by AOLTW of [its common stock]AOLTW Common Stock if (x) any such repurchases are undertaken for a corporate business purpose, (y) the AOLTW [common]Common [stock]Stock is widely held and publicly traded, and (z) the repurchases of AOLTW [common]Common [stock]Stock are a small percentage of its total common stock and are made in the open market from AOLTW shareholders generally as part of its ongoing stock repurchase program that was not created or modified in connection with the Exchange, and will not be directed specifically to the former holders of Company stock who received [AOLTW common stock]Series A Preferred Stock pursuant to the Exchange.

          (d)     Following the Closing, AOLTW intends to cause the Company to continue the business in which it was engaged as of the Closing or use a significant portion of the business assets it held as of the Closing in a business, within the meaning of Treas. Reg. 1.368-1(d).

          (e)     AOLTW is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (f)     At the Closing, neither AOLTW nor any Affiliate of AOLTW shall have entered into a legally binding underwriting agreement with respect to a primary offering of the Company Class A Common Stock.

          (g)     At the Closing, there shall be no effective registration statement with respect to the Company Class A Common Stock.

     5.7     Ownership of TWE Interests. AOLTW owns directly or indirectly and, except as contemplated by the Transaction Agreements, will own immediately prior to Closing all of the Equity Securities of TWE as described in Section 5.7 of the AOLTW Disclosure Letter, free and clear of Liens other than Permitted Liens and Liens under the Original Partnership Agreement.

     5.8     Sufficiency of Assets.

          (a)     The TWE Broadband Assets and the TWIC Broadband Assets, collectively, are all of the Assets necessary and sufficient (and the right, title and interest of the Company and its Subsidiaries therein (other than in respect of any[ TWE Delayed Transfer Assets or] TWIC Delayed Transfer Assets) immediately after Closing will be sufficient) to conduct the AOLTW Broadband Business in all material respects as currently conducted by AOLTW and its Subsidiaries (as permitted to be modified in accordance with Section 6.1 hereof).

          (b)     AOLTW does not, directly or indirectly, own any Systems, other than those Systems that constitute TWE Broadband Assets or TWIC Broadband Assets.

          (c)     AOLTW does not, directly or indirectly, own any Equity Securities of TWEAN or Roadrunner, other than those Equity Securities that constitute TWE Broadband Assets or TWIC Broadband Assets.

          (d)     From June 30, 2002 until the date hereof, the AOLTW Broadband Business has not Disposed of any Systems.

     5.9     AOLTW – Affiliate Agreements. Except for Contracts set forth in Part A of Section 5.9 of the AOLTW Disclosure Letter and except for any Contract which does not involve required or reasonably anticipated payments or other consideration delivered or value provided by the AOLTW Broadband Business over the duration of such Contract (“Anticipated Payments”) in excess of $25 million, no Contracts are in effect as of the date hereof that are Affiliate Agreements. “Affiliate Agreement” means any Contract or other transaction between any AOLTW Broadband Member or the AOLTW Broadband Business, on the one hand, and any AOLTW Non-Broadband Member or the AOLTW Non-Broadband Business, on the other hand. Part A of such Section also identifies the approximate expiration date of each Affiliate Agreement listed thereon. None of such listed Affiliate Agreements have so called “evergreen” provisions (i.e., provisions providing for automatic renewals of a Contract without affirmative action). Except for Affiliate Agreements that, individually and in the aggregate, do not involve in excess of $50 million of Anticipated Payments, all Affiliate Agreements are on Arm’s-Length Terms. The Affiliate Agreements listed on Part B of such Section of the AOLTW Disclosure Letter contain “most favored nations” clauses with respect to the terms of such Contract taken as a whole for the benefit of the AOLTW Broadband Business. Each Affiliate Agreement listed on Part C of such Section of the AOLTW Disclosure Letter is on terms that, when taken as a whole, are comparable to the terms embodied in the Five Largest HBO Customer Contracts. Prior to the date hereof, AOLTW has provided or made available to AT&T and Comcast (or to their counsel) complete copies of each Affiliate Agreement listed in Part A of such Section of the AOLTW Disclosure Letter but not in Part B or C thereof (other than programming agreements, ATDN arrangements or any others listed thereon that are competitively sensitive).

     5.10     AOLTW – SEC Filings.

          (a)     AOLTW has delivered or made available to AT&T and Comcast: (i) AOLTW’s annual report on Form 10-K for its fiscal year ended December 31, 2001, (ii) AOLTW’s proxy or information statements relating to meetings of, or actions taken without a meeting by, AOLTW’s shareholders held since

December 31, 2001, and (iii) all of AOLTW’s other reports on Forms 10-Q and 8-K filed with the SEC since December 31, 2001 (the documents referred to in clauses (i), (ii) and (iii) above, collectively, the “AOLTW SEC Documents”).

          (b)     As of its filing date (or, if amended or superseded by a filing prior to the [date of this Agreement or on or prior to the third Trading Day immediately prior to (and excluding) the first Trading Day in the Valuation Period]Closing Date, then on the date of such filing), each AOLTW SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act.

          (c)     As of its filing date (or, if amended or superseded by a filing prior to the [date of this Agreement or on or prior to the third Trading Day immediately prior to (and excluding) the first Trading Day in the Valuation Period]Closing Date, then on the date of such filing), each AOLTW SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     5.11     AOLTW – Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of AOLTW included in the AOLTW SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AOLTW and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     5.12     AOLTW – Absence of Certain Changes. Since the AOLTW Balance Sheet Date, there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have an AOLTW Material Adverse Effect.

     5.13     AOLTW – No Undisclosed Material Liabilities.

          (a)     There are no Liabilities of AOLTW or any of its consolidated Subsidiaries, other than:

               (i)     Liabilities reflected in the AOLTW Balance Sheet or in the notes thereto;

               (ii)     Liabilities incurred in the ordinary course of business consistent with past practice since the AOLTW Balance Sheet Date; or

               (iii)     Liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have an AOLTW Material Adverse Effect.

          (b)     Section 5.13 of the AOLTW Disclosure Letter contains a list that is true and correct in all material respects as of July 31, 2002 of all of the following types of obligations of any of the AOLTW Broadband Members:

               (i)     any obligation, whether contingent or otherwise, as an account party on a letter of credit or under any surety bond or similar instrument (other than those issued in the ordinary course of business);

               (ii)     any obligation, whether contingent or otherwise, in respect of bankers’ acceptances; and

               (iii)     any obligation in respect of Indebtedness of third parties secured by (or which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such AOLTW Broadband Member, whether or not the Indebtedness secured thereby has been assumed.

     5.14     AOLTW – Compliance with Laws and Court Orders. AOLTW and its Subsidiaries hold all Authorizations of, by or with any Governmental Authority that are necessary for the lawful conduct of AOLTW’s business as currently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not reasonably be expected to have an AOLTW Material Adverse Effect. AOLTW and each of its Subsidiaries are~~,~~ and have been, in compliance with[,] all Laws and Authorizations, and, to the knowledge of AOLTW, are not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any Law or Authorization, except for failures to comply, investigations, threats, and notices that, individually or in the aggregate, have not had and would not reasonably be expected to have an AOLTW Material Adverse Effect.

     5.15     AOLTW – Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of AOLTW, threatened against or affecting, AOLTW or its Subsidiaries before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to have an AOLTW Material Adverse Effect.

     5.16     TWE – SEC Filings.

          (a)     AOLTW has delivered or made available to AT&T and Comcast: (i) TWE’s annual report on Form 10-K for its fiscal years ended December 31, 2001, and (ii) all of TWE’s other reports filed on Forms 10-Q or 8-K with the SEC since December 31, 2001 (the documents referred to in clauses (i) and (ii) above, collectively, the “TWE SEC Documents”).

          (b)     As of its filing date (and also, if amended or superseded by a filing prior to the date of this Agreement or the Closing, then on the date of such filing), each TWE SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act.

          (c) As of its filing date (and also, if amended or superseded by a filing prior to the date of this Agreement or the Closing, then on the date of such filing), each TWE SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     5.17 TWE Broadband – Selected Financial Information. Set forth on Section 5.17 of the AOLTW Disclosure Letter is, among other things, the following unaudited financial information (the information specified below, the “TWE Selected Information”):

          (a) the revenues, EBITDA and operating income of the TWE Broadband Business for the 12-month period ended December 31, 2001 and the six-month periods ended June 30, 2001 and June 30, 2002 including pro forma adjustments thereto that reflect the A/N Deconsolidation and the Road Runner Consolidation; and

          (b) the current assets (other than cash and cash equivalents), current liabilities (other than any current portion of Indebtedness) and long-term liabilities (other than any Indebtedness) of the TWE Broadband Business, as of June 30, 2002 (the “TWE Balance Sheet Date”) including Pro Forma Adjustments thereto that reflect (but are not limited to) the A/N Deconsolidation and the Road Runner Consolidation, (i) except with respect to Pro Forma Adjustments, to the extent such items would be reflected on a balance sheet (other than in any notes thereto) have been prepared in accordance with GAAP consistently applied, and (ii) with respect to pro forma adjustments (other than any deferred tax and minority interest adjustments), have been prepared on a basis consistent with the guidance in Article 11 of Regulation S-X promulgated by the SEC.

     The TWE Selected Information (other than pro forma adjustments) was prepared in accordance with GAAP applied on a consistent basis. Subject to the exclusion and adjustments described above (including the absence of Indebtedness and non-current assets) and in Section 5.17 of the AOLTW Disclosure Letter, the TWE Selected Information fairly presents in all material respects the results of operations and financial condition of the TWE Broadband Business for the periods and as of the dates specified therein. For the avoidance of doubt, no representation and warranty is made with respect to any information contained in Section 5.17 of the AOLTW Disclosure Letter other than the TWE Selected Information.

     5.18 TWE Broadband – Absence of Certain Changes. From the TWE Balance Sheet Date until the date hereof, the TWE Broadband Business has been operated in all material respects in the ordinary course of business consistent with past practice and, since the TWE Balance Sheet Date, there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     5.19 TWE Broadband – No Undisclosed Material Liabilities.

          (a) There are no Liabilities (other than Indebtedness) of the TWE Broadband Business, other than:

               (i) Liabilities included in the TWE Selected Information;

               (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the TWE Balance Sheet Date; or

               (iii) Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b) Section 5.19(b) of the AOLTW Disclosure Letter contains a list that is true and complete in all material respects of all grants of options to purchase AOLTW Common Stock to TWE Eligible Option Holders that are outstanding as of the date specified on such list, including:

                    (x) the number of shares of AOLTW Common Stock underlying each such grant;

                    (y) the exercise price of the options covered by each such grant; and

                    (z) the grant and expiration date of such options.

No additional option grants have been issued to employees of the TWE Broadband Business since the date specified on such list and on or prior to the date hereof.

     5.20 TWE Broadband – Systems Information.

          (a) As of June 30, 2002:

               (i) TWE or its direct or indirect wholly owned Subsidiaries (including, for purposes of this Section 5.20, TWEAN (but excluding the Selected Business)) own Systems serving the localities listed in Section 5.20(a)(i) of the AOLTW Disclosure Letter (collectively, the “TWE Wholly Owned Systems”).

               (ii) The TWE Joint Ventures own Systems serving the localities listed in Section 5.20(a)(ii) of the AOLTW Disclosure Letter (collectively, the “TWE Non-Wholly Owned Systems” and, together with the TWE Wholly-Owned Systems, the “TWE Systems”).

               (iii) TWE or its direct or indirect wholly owned Subsidiaries own the percentage of outstanding voting Equity Securities of each TWE Joint Venture set forth in Section 5.20(a)(iii) of the AOLTW Disclosure Letter.

               (iv) TWE does not, directly or indirectly, manage or operate any Systems (other than the TWIC Systems) in which it does not hold, directly or indirectly, a beneficial or equity interest.

               (v) TWE does not, directly or indirectly, own any Systems that it (or its Affiliates) does not directly or indirectly manage and operate, other than the Systems that are part of the Selected Business.

               (vi) At least 95% of the plant miles in the TWE Systems have been upgraded to at least 550 MHz and at least 85% of the plant miles in the TWE Systems have been upgraded to at least 750 MHz.

          (b) Section 5.20(b) of the AOLTW Disclosure Letter sets forth a materially true and accurate and complete list, as of the July 2002 monthly report generated by TWE in the ordinary course of business, of the number of Basic Subscribers, Pay Units, Digital Subscribers and High Speed Data Subscribers served by the TWE Wholly Owned Systems, in the aggregate, and the TWE Non-Wholly Owned Systems, in the aggregate.

     5.21 TWE Broadband – Compliance with Laws and Court Orders. The TWE Broadband Members hold all Authorizations of, by or with any Governmental Authority (including System Franchises and FCC Licenses) that are necessary for the lawful conduct of the TWE Broadband Business as currently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each TWE Broadband Member is, and has been, in compliance with[,] all Laws and Authorizations, and, to the knowledge of TWE, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any Law or Authorization, except for failures to comply, investigations, threats, and notices that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     5.22 TWE Broadband - Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of AOLTW, threatened against or affecting, the TWE Broadband Business or the TWE Broadband Assets before any court or arbitrator or before or by any other Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     5.23 TWEAN Restructuring. Prior to the date hereof, TWE has made available to AT&T and Comcast all material terms of the TWEAN Restructuring.

     5.24 TWIC – Selected Financial Information. Set forth on Section 5.24 of the AOLTW Disclosure Letter is, among other things, the following unaudited financial information (the information specified below, the “TWIC Selected Information”):

          (a) the revenues, EBITDA and operating income of the TWIC Broadband Business for the 12-month period ended December 31, 2001 and the six-month periods ended June 30, 2001 and June 30, 2002; and

          (b) the current assets (other than cash and cash equivalents), current liabilities (other than any current portion of Indebtedness) and long-term liabilities (other than any Indebtedness) of the TWIC Broadband Business, as of June 30, 2002 (the “TWIC Balance Sheet Date”) including Pro Forma Adjustments thereto (i) except with respect to Pro Forma Adjustments, to the extent such items would be reflected on a balance sheet (other than in any notes thereto) have been prepared in accordance with GAAP consistently applied, and (ii) with respect to pro forma adjustments (other than any deferred tax and minority interest adjustments), have been prepared on a basis consistent with the guidance in Article 11 of Regulation S-X promulgated by the SEC.

     The TWIC Selected Information (other than pro forma adjustments) was prepared in accordance with GAAP applied on a consistent basis. Subject to the exclusion and adjustments described above (including the absence of Indebtedness and non-current assets) and in Section 5.24 of the AOLTW Disclosure Letter, the TWIC

Selected Information fairly presents in all material respects the result of operations and financial condition of the TWIC Broadband Business for the periods and as of the dates specified therein. For the avoidance of doubt, no representation or warranty is made with respect to any information contained in Section 5.24 of the AOLTW Disclosure Letter other than the TWIC Selected Information.

     5.25 TWIC – Absence of Certain Changes. From the TWIC Balance Sheet Date until the date hereof, the TWIC Broadband Business has been operated in all material respects in the ordinary course of business consistent with past practice and since the TWIC Balance Sheet Date, there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, would reasonably be expected to have a TWIC Material Adverse Effect.

     5.26 TWIC – No Undisclosed Material Liabilities. There are no Liabilities (other than Indebtedness) in the TWIC Broadband Business other than:

          (a) Liabilities included in the TWIC Selected Information;

          (b) Liabilities incurred in the ordinary course of business consistent with past practice since the TWIC Balance Sheet Date; or

          (c) Liabilities that, individually or in the aggregate, would not reasonably be expected to have a TWIC Material Adverse Effect.

     5.27 TWIC – Systems Information.

          (a) As of June 30, 2002:

               (i) TWIC or its direct or indirect wholly owned Subsidiaries own Systems serving the localities listed in Section 5.27(a)(i) of the AOLTW Disclosure Letter (collectively, the “TWIC Wholly Owned Systems”).

               (ii) The TWIC Joint Ventures own Systems serving the localities listed in Section 5.27(a)(ii) of the AOLTW Disclosure Letter (collectively, the “TWIC Non-Wholly Owned Systems” and, together with the TWIC Wholly-Owned Systems, the “TWIC Systems”).

               (iii) TWIC or its direct or indirect wholly owned Subsidiaries own the percentage of outstanding voting Equity Securities of each TWIC Joint Venture set forth in Section 5.27(a)(iii) of the AOLTW Disclosure Letter.

               (iv) TWIC does not, directly or indirectly, manage or operate any Systems in which it does not hold, directly or indirectly, a beneficial or equity interest.

               (v) TWIC does not, directly or indirectly, own any Systems (excluding Systems owned by TWEAN) that it (or its Affiliates) does not, directly or indirectly, manage and operate.

               (vi) At least 95% of the plant miles in the TWIC Systems have been upgraded to at least 550 MHz and at least 85% of the plant miles in the TWIC Systems have been upgraded to at least 750 MHz.

          (b) Section 5.27(b) of the AOLTW Disclosure Letter sets forth a materially true, accurate and complete list, as of the July 2002 monthly report generated by TWIC in the ordinary course of business, of the number of Basic Subscribers, Pay Units, Digital Subscribers and High Speed Data Subscribers served by the TWIC Wholly Owned Systems, in the aggregate, and the TWIC Non-Wholly Owned Systems, in the aggregate.

     5.28 TWIC – Title to Transferred Assets. At the Closing, the Company and its Subsidiaries will have, good and marketable title to (or, in the case of assets that are leased, valid leasehold interests in) the TWIC Broadband Assets (other than the TWIC Delayed Transfer Assets) to be Contributed to the Company at the Closing, except for such exceptions, qualifications and limitations as would not, individually or in the aggregate, reasonably be expected to have a TWIC Material Adverse Effect.

     5.29 TWIC – Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of AOLTW, threatened against or affecting, the TWIC Broadband Business or any of the TWIC Broadband Assets before any court or arbitrator or before or by any other Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a TWIC Material Adverse Effect.

     5.30 TWIC – Compliance with Laws and Court Orders. The TWIC Broadband Business includes all Authorizations of, by or with any Governmental Authority that are necessary for the lawful conduct of the TWIC Broadband Business as currently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a TWIC Material Adverse Effect. Each TWIC Broadband Member is, and has been, in compliance with[,] all Laws and Authorizations, and, to the knowledge of TWIC or ATC, is not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any Law or Authorization, except for failures to comply, investigations, threats, and notices that, individually or in the aggregate, have not had and would not reasonably be expected to have a TWIC Material Adverse Effect.

     5.31 TWIC – Employee Benefits. Except as would not, individually or in the aggregate, reasonably be expected to have a TWIC Material Adverse Effect: (i) each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any applicable statutes, orders, rules and regulations, including ERISA and the Code, (ii) each Benefit Plan that is intended to be qualified under an applicable provision of the Code or any regulation thereunder, including Section 401(a) of the Code, is so qualified and has been so qualified during the period since its adoption; each trust created under any such Benefit Plan is exempt from tax and has been so exempt since its creation and, to the knowledge of TWIC or ATC, nothing has occurred with respect to the operation of any Benefit Plan that would cause the loss of such qualification or exemption and (iii) the Transactions, alone or in combination with any other triggering event, will not result in any new or additional, or otherwise accelerate any, Liability of the Company or any of its Subsidiaries under any Benefit Plan that would not have been a liability of TWIC, ATC, Time Warner Connect or [its]their respective Subsidiaries absent the consummation of the Transactions. As of the date hereof and as of each closing of the Initial TWIC Contribution, TWIC and its Subsidiaries, and as of the Closing the TWIC Broadband Members, in each case employ and shall employ no individuals other than employees who are primarily employed in connection with the TWIC Broadband Business. As of the date hereof and as of Closing, [neither]no TWIC [nor any of its Subsidiaries]Broadband Member is a party to any [collectively]collective bargaining agreements or sponsors, maintains or contributes to a “multiemployer plan” (as defined in Section 3(37) of ERISA).

     5.32 TWIC Environmental Matters. The TWIC Broadband Business complies with and has complied with all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a TWIC Material Adverse Effect.

     5.33 TWIC Tax Matters. Except as would not individually or in the aggregate be reasonably expected to have a TWIC Material Adverse Effect:

          (a) All Tax Returns that are required to be filed with respect to TWIC Applicable Taxes have been duly and timely filed (taking into account extensions) or, where not so timely filed, are covered under a valid extension that has been obtained therefor and are true, correct and complete in all material respects.

          (b) All TWIC Applicable Taxes shown as due on the Tax Returns referred to in clause (a) have been paid in full.

          (c) All deficiencies asserted or assessments made with respect to the TWIC Broadband Business as a result of the examinations of any of the Tax Returns referred to in clause (a) (together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties) have been paid in full.

          (d) No issues with respect to the TWIC Broadband Business that have been raised in writing by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are pending.

          (e) No written claim with respect to TWIC Applicable Taxes has been made by any Governmental Authority in a jurisdiction where the TWIC Broadband Business does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (f) There are no liens for TWIC Applicable Taxes upon the assets or properties of the TWIC Broadband Business, except for liens for TWIC

Applicable Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

     5.34 TWIC – Eligible Option Holders. Section 5.34 of the AOLTW Disclosure Letter contains a list that is true and complete in all material respects of all grants of options to purchase AOLTW Common Stock to TWIC Eligible Option Holders that are outstanding as of the date specified on such list, including:

          (a) the number of shares of AOLTW Common Stock underlying each such grant;

          (b) the exercise price of the options covered by each such grant; and

          (c) the grant and expiration dates of such options.

No additional option grants have been issued to employees of the TWIC Broadband Business since the date specified on such list and on or prior to the date hereof.

     5.35 TWIC-ATC Assets and Liabilities. Neither the ATC Assets nor the ATC Liabilities are material to the TWIC Broadband Business, taken as a whole.

ARTICLE VI
COVENANTS OF AOLTW

     6.1 AOLTW Broadband Interim Operations. Except as set forth in the AOLTW Disclosure Letter or as otherwise expressly contemplated by a Transaction Agreement, without the prior written consent of AT&T (which shall not be unreasonably withheld), from the date hereof until the Closing, AOLTW shall cause each of the AOLTW Broadband Members and the AOLTW Broadband Business to conduct its business in all material respects in the ordinary course of business consistent with past practice, including (a) using reasonable efforts to: (i) preserve intact its present business organization; (ii) maintain its cable plant and facilities; (iii) maintain in effect all material Authorizations from Governmental Authorities, including all material licenses and permits that are required for the AOLTW Broadband Group or any AOLTW Broadband Member to conduct its business; and (iv) preserve existing relationships with its material lenders, suppliers, customers and others having material business relationships with it (it being understood that actions addressed and expressly permitted in the remainder of this Section 6.1 shall be deemed not to violate the requirements of this sentence); (b) incurring capital expenditures in the ordinary course consistent with past practice and with respect to the remainder of the fiscal year 2002 so that the aggregate capital expenditures incurred for fiscal year 2002 is not less than 90% of the aggregate amount budgeted for such fiscal year and (c) granting options only in the ordinary course of business consistent with past practice. Except as set forth in the AOLTW Disclosure Letter or as otherwise expressly contemplated hereby or by any of the other Transaction Agreements, from the date hereof until the Closing, without the prior written consent of

AT&T (which shall not be unreasonably withheld), AOLTW shall not permit any AOLTW Broadband Member to:

               (i) enter into any Affiliate Agreement (or consummate any transaction contemplated thereby) unless (A) such Affiliate Agreement (or transaction) is on Arm’s-Length Terms and (B) if such Contract (or transaction) involves Anticipated Payments in excess of $25 million, then AOLTW will give written notice upon entering into such Contract to AT&T and Comcast (it being understood that such notice need not include any terms of such Contract other than the identity of the parties and the general subject matter thereof); provided that if such Contract (or transaction) involves Anticipated Payments in excess of $50 million, such Contract must also be a Ratified Contract or a Pre-Approved Contract (as defined below); provided, further, nothing contained in this Section 6.1 shall be deemed to prohibit, restrict or invalidate any Affiliate Agreement (or any transaction contemplated thereby) that was entered into prior to the date hereof (treating any material amendment or any extension or renewal of any such existing Contract as a new Affiliate Agreement entered into at the time of such amendment, extension or renewal);

               (ii) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Equity Securities of any TWE Broadband Member or any TWIC Broadband Member except as permitted pursuant to the final sentence of Section 6.1;

               (iii) except for capital expenditures, which shall be governed by clause (b) of the introductory paragraph of this Section 6.1, acquire any assets or business (including Equity Securities) in one or a series of related transactions, other than (A) pursuant to agreements in effect as of the date hereof that are disclosed in the AOLTW Disclosure Letter, (B) Systems (or Persons primarily engaged in the business of owning, operating or managing Systems), (C) assets used in the ordinary course of business by any AOLTW Broadband Member in a manner that is consistent with past practice (which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor) and (D) assets or businesses (including Equity Securities) in related lines of business as the AOLTW Broadband Business not in excess of $100M in the aggregate;

               (iv) except as required pursuant to Contracts in effect as of the date hereof, Dispose of any assets or business included in the AOLTW Broadband Business in one or a series of related transactions, other than (A) the Disposition of inventory (goods or services) in the ordinary course of business, (B) in any transaction providing for a swap of Systems provided that to the extent that such swap results in the AOLTW Broadband Business having fewer subscribers, such reduction shall (to such extent) be treated as a sale for purposes of clause (C) below, or (C) the Disposition of one or more Systems (and related assets) having subscribers not in excess of 500,000 in the aggregate for all such Dispositions;

               (v) intentionally accelerate the receipt of cash or cash equivalents, or intentionally delay the payment of cash or cash equivalents, for the purpose of reducing Net Indebtedness at the Closing; or

               (vi) agree or commit to do any of the foregoing.

     For purposes of Section 6.1(i), “Ratified Contract” means any Contract that, within a reasonable period of time following the election of at least two independent directors of the Company, is ratified by such independent directors.

     For purposes of Section 6.1(i), a “Pre-Approved Contract” means:

(x)	any programming Contract (or any material amendment or any renewal or extension thereof) between Home Box Office or Cinemax and the AOLTW Broadband Group with terms that, when taken as a whole, are comparable to the terms embodied in the Five Largest HBO Customer Contracts at the time of such Contract, amendment, renewal or extension; and

(y)	any programming Contract (or any material amendment or any renewal or extension thereof) between Turner Broadcasting System and the AOLTW Broadband Group that contains a “most favored nations” clause for the benefit of the AOLTW Broadband Group with respect to the terms of such Contract taken as a whole.

     Notwithstanding anything to the contrary herein, this Agreement shall not restrict or prohibit transactions, including pursuant to internal contributions, recapitalizations, reorganizations, mergers, liquidations, consolidations or any other transactions, solely between and among wholly owned Subsidiaries of the AOLTW Broadband Members so long as it does not adversely affect the AOLTW Broadband Business or the Company [or any of]and its Subsidiaries taken as a whole (after giving effect to the Transactions).

     6.2 Debt. AOLTW shall cause the Company to have no consolidated Net Indebtedness immediately following the Closing other than AOLTW Broadband Permitted Indebtedness. For the avoidance of doubt, Indebtedness of unconsolidated joint ventures described in Section 6.2 of the AOLTW Disclosure Letter shall not be restricted by this Agreement.

     6.3 Transaction Agreements. Prior to or concurrently with the Closing, each of the AOLTW Parties shall execute all Transaction Agreements to which it is a party and shall not amend, or waive any provision of, any Transaction Agreement to which no AT&T Party is party without the consent of AT&T. Subject to the terms and conditions of this Agreement and the other Transaction Agreements, each of the AOLTW Parties shall, and shall cause each of its Subsidiaries to, comply with its respective obligations required to be performed on or before Closing under each of the Transaction Agreements pursuant to and in accordance with the terms hereof and thereof.

     6.4 Interim Operations of the AOLTW Parties. Except as set forth in the AOLTW Disclosure Letter or as otherwise expressly contemplated by a Transaction Agreement, without the prior written consent of AT&T and Comcast (which shall not be unreasonably withheld), from the date hereof until the Closing, AOLTW shall not, and shall not permit any AOLTW Party to, take any action that would, or would reasonably be expected to, prevent or materially impair the ability of any AOLTW Party, AT&T Party or Comcast Party to consummate the Transactions or that would, or would reasonably be expected to, make any representation or warranty of the AOLTW Parties hereunder inaccurate in any material respect as of the Closing. AOLTW will provide AT&T and Comcast with drafts and at least 5 Business Days to comment on the forms of all documentation used to effectuate the Initial TWIC Contribution or the ATC Contribution.

ARTICLE VII
COVENANTS OF AT&T AND COMCAST

     7.1 Company Interim Operations. Except as set forth in the AT&T Disclosure Letter or as otherwise expressly contemplated by a Transaction Agreement, without the prior written consent of AOLTW and Comcast (in each case, which shall not be unreasonably withheld), from the date hereof until the Closing, (a) AT&T and MediaOne of Colorado shall cause [MediaOne TWE Holdings]the Company not to conduct any business operations (other than its ownership of TWE Partnership Interests), enter into any Contract, Acquire any assets or incur any Liabilities, other than Liabilities for Taxes, ERISA Group Liabilities, the MediaOne Promissory Note or the Company Indebtedness and the Company Fees and Expenses, (b) except pursuant to the AT&T Comcast Merger, the spin-off transactions contemplated by the AT&T Comcast Merger Agreement, or the other internal restructurings and transactions in connection therewith that are solely among wholly owned Subsidiaries of AT&T and that do not adversely affect the Company or its Subsidiaries (after giving effect to the Transactions) (all such transactions referred to in this clause (b) being collectively referred to as the “AT&T Comcast Transactions”), AT&T shall not transfer, assign or otherwise Dispose of any Equity Securities of MediaOne of Colorado and (c) except pursuant to a Permitted AT&T Disposition, AT&T shall not permit (i) MediaOne of Colorado to transfer, assign or otherwise Dispose or agree to Dispose of any Equity Securities of the Company or TWE or (ii) the Company to transfer or otherwise Dispose or agree to Dispose of any Equity Securities of TWE.

     7.2 Interim Operations of the AT&T Parties. Except as set forth in the AT&T Disclosure Letter or as otherwise expressly contemplated by a Transaction Agreement, without the prior written consent of AOLTW and Comcast (in each case, which shall not be unreasonably withheld), from the date hereof until the Closing, AT&T shall not, and shall not permit any other AT&T Party to, take any action that would, or would reasonably be expected to, prevent or materially impair the ability of any AOLTW Party, AT&T Party or Comcast to consummate the Transactions or that would, or would reasonably be expected to, make any representation or warranty of the AT&T Parties hereunder inaccurate in any material respect as of the Closing.

     7.3 Interim Operations of the Comcast Parties. Except as set forth in the Comcast Disclosure Letter or as otherwise expressly contemplated by a Transaction

Agreement, without the prior written consent of AOLTW and AT&T (in each case, which shall not be unreasonably withheld), from the date hereof until the Closing, Comcast shall not, and shall not permit any Comcast Party to, take any action that would, or would reasonably be expected to, prevent or materially impair the ability of any AOLTW Party, AT&T Party or Comcast Party to consummate the Transactions or that would, or would reasonably be expected to, make any representation or warranty of the Comcast Parties hereunder inaccurate in any material respect as of the Closing.

     7.4 Transaction Agreements. Prior to or concurrently with the Closing, each of the AT&T Parties and each of the Comcast Parties shall execute all Transaction Agreements to which it is a party and shall not amend, or waive any provision of, any Transaction Agreement to which no AOLTW Party is party without the consent of AOLTW. Subject to the terms and conditions of this Agreement and the other Transaction Agreements, each of such parties shall, and shall cause each of its Subsidiaries to, comply with its respective obligations required to be performed on or before Closing under each of the Transaction Agreements pursuant to and in accordance with the terms hereof and thereof. Notwithstanding anything herein to the contrary, the parties acknowledge that none of the AT&T Parties will be able to cause any Disposition Trust or any of its Subsidiaries to comply with such Disposition Trust’s or such Subsidiary’s obligations under any of the Transaction Agreements. The AT&T Parties agree to use their respective reasonable best efforts to cause such Disposition Trust or such Subsidiary to comply with its obligations under the Transaction Agreements and will indemnify the AOLTW Parties from any Losses arising out of its failure to so comply.

     7.5 Merger of Disposition Trusts.. Prior to the Closing, Comcast shall not permit Trust III to (a) merge into or consolidate with Trust I or (b) assign any of its rights or obligations under the Transaction Agreements to Trust I, in each case, without the express written consent of AOLTW.

     7.6 Prohibition on Deemed Sales.

     . AT&T Comcast shall not consummate, or permit any Subsidiary of AT&T Comcast to consummate, a Deemed Sale if, at the time of such Deemed Sale, the AT&T Company Registration Rights Agreement would prohibit the Stockholders (as defined in the AT&T Company Registration Rights Agreement) from selling the number of shares of Company Class A Common Stock that if sold in such transaction would produce aggregate proceeds (net of underwriting fees, discounts, commissions and other offering expenses) equal to the Deemed Proceeds (as defined in the AT&T Company Registration Rights Agreement) from such Deemed Sale. For purposes of this Agreement, “Deemed Sale” means any direct sale or other direct transfer of the Equity Securities of any Subsidiary of AT&T Comcast (other than to AT&T Comcast or any Subsidiary of AT&T Comcast) if immediately prior to the consummation of such sale the value attributable to the Company Class A Common Stock held directly or indirectly by such Subsidiary represented more than fifty percent of the fair market value of its assets.

ARTICLE VIII
COVENANTS OF AT&T, AOLTW, COMCAST AND THE COMPANY

     8.1 Required Efforts.

          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all Authorizations as are necessary, proper or advisable in connection with the Transactions, including, without limitation, waiver of Purchase Rights, the Franchise Consents, PUC Consents and FCC License Consents (collectively, the “Required Approvals”). The existence of the conditions set forth in Section 11.1(a), 11.1(b) and 11.1(c) shall not limit the parties’ obligations pursuant to the foregoing sentences.

          (b) Notwithstanding the foregoing, nothing in this Agreement (including Section 8.1(a)) shall require, or be deemed to require AOLTW, AT&T or Comcast (or any of their respective Subsidiaries) to effect or agree to[ or] effect any divestiture, hold separate any business or assets, or enter or agree to enter into, or amend or agree to amend, any of its Contracts or Authorizations (including, without limitation, Franchises and FCC Licenses) or take or refrain from taking any other action or conduct any business in any manner:

               (i) with respect to all actions and agreements other than any deletion or modification of any term of the AOL High Speed Data Agreement, if doing so would, or would reasonably be likely to, individually or in the aggregate, (A) materially adversely affect the Company (after giving effect to the Transactions) or (B) have a meaningful adverse effect (excluding affects by virtue of ownership interests in the Company) on AOLTW, AT&T or Comcast, as the case may be; provided that the parties agree that the imposition of reasonable restrictions on AT&T’s (or MediaOne of Colorado’s) ownership interests (which shall be deemed to include, solely for this purpose, any limitations or prohibitions on its exercise of voting rights) in the Series A Preferred Stock (or the AOLTW Common Stock issuable upon conversion thereof) or the Company Common Stock issued to MediaOne of Colorado hereunder, or in TWE shall not be deemed, for purposes of this Section 8.1(b)(i) to adversely affect the Company (after giving effect to the Transactions), AOLTW, AT&T or Comcast, as the case may be; or

               (ii) with respect to the AOL High Speed Data Agreement, which has the effect of: (A) deleting or modifying any pricing or other economic term in the AOL High Speed Data Agreement set forth on Exhibit C thereto or in Section 4(f) thereof in a manner that is adverse to such party or (B) deleting or modifying any of the other terms of the AOL High Speed Data Agreement in a manner that, in the aggregate, materially adversely affects such party’s rights or obligations under the AOL High Speed Data Agreement; provided that the parties hereby agree that the failure to include the provisions of Sections 3(C) and 4(L) and the first paragraph of Section 20(B) of the AOL High Speed Data Agreement shall be deemed not to adversely affect any party’s rights thereunder (it being understood that, without limiting the other obligations of the parties under this Agreement, AT&T and Comcast shall take all reasonable and appropriate measures to support the retention of Sections 3(C) and 4(L) and the first paragraph of Section 20(B) in the AOL High Speed Data Agreement); or

               (iii) that requires any modifications to (or imposes a condition inconsistent with) this Agreement or the other Transaction Agreements (other than the AOL High Speed Data Agreement) that, in the aggregate, materially adversely affects such party.

     (c)  In furtherance and not in limitation of the covenants of the parties contained in Section 8.1(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any Transaction as violative of any Competition Law (as defined below), or if any Law is enacted, entered, promulgated or enforced or any other course of action is taken by a Governmental Authority which would make the Transactions illegal or would otherwise prohibit or materially impair or delay the consummation of the Transactions, subject to Section 8.1(b), each of AOLTW, AT&T and Comcast shall cooperate in all respects with each other and shall (including, subject to Section 8.1(b), by selling, holding separate or otherwise disposing of or conducting its business in a specified manner, or agreeing to sell, hold separate or otherwise Dispose of or conduct its business in a specified manner, or permitting the sale, holding separate or other Disposition of any assets of AT&T, AOLTW or their respective Subsidiaries or agreeing to modifications to the Transaction Agreements) contest and resist any such action or proceeding and shall use its respective reasonable best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction, order or other Law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions and shall use its respective reasonable best efforts to have such Law repealed, rescinded or made inapplicable so as to permit consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 8.1 shall limit a party’s right to terminate this Agreement pursuant to Article XII so long as such party has up to then complied with its obligations under this Section 8.1.

     (d)  Subject to applicable Law relating to the exchange of information, each of AOLTW, AT&T and Comcast shall (i) promptly inform the other parties of any communication received by such party (or any of its Subsidiaries) from, or given by such party (or any of its Subsidiaries) to, any Governmental Authority, in each case regarding any of the Transactions; (ii) have the right to review in advance, and to the extent practicable consult with the other parties on, all the information relating to AOLTW and its Subsidiaries, AT&T and its Subsidiaries or Comcast and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any Governmental Authority with respect to the Transactions; (iii) furnish counsel for the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives, on the one hand, and any Governmental Authority or their respective staffs, on the other hand, regarding any of the Transactions; (iv) consult with each other, to the extent practicable, in advance of any meeting or conference with, any Governmental Authority, and to the extent permitted by the Governmental Authority, give the other parties the opportunity to attend and participate in such meetings and conferences; and (v) otherwise use its respective reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party in connection with the Transactions; provided that, notwithstanding the above, AOLTW’s obligations with respect to Franchise Consents shall be limited to briefing AT&T and Comcast from time to time upon such party’s reasonable request with respect to the status of obtaining the Franchise Consents.

     (e)  In furtherance and not in limitation of the foregoing, each of AT&T, AOLTW and Comcast agrees to make, as promptly as practicable (and, in any event, within 30 calendar days of the date of this Agreement), to the extent it has not already done so, all necessary filings with applicable Governmental Authorities relating to the Transactions, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to such Laws or by such Governmental Authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of any Required Approvals under such other Laws or from such authorities as soon as practicable.

     (f)  In furtherance of obtaining Franchise Consents in connection with the Transactions, the Company hereby authorizes the persons designated in Section 8.1(f) of the AOLTW Disclosure Letter to execute and file such forms, applications and other documents and to take such other actions as may be necessary or appropriate by and in the name of the Company in order to apply for and obtain such Franchise Consents; provided, however, that the persons designated in Section 8.1(f) of the AOLTW Disclosure Letter shall not have the authority to bind the Company to any obligation that is not conditioned on the Closing taking place and AOLTW shall indemnify the Company from any Loss arising out of any action so taken by such Persons in the event the Closing does not occur.

     8.2 Prohibited Activities. The parties hereto shall not, and shall cause their respective Affiliates, agents and representatives acting on their behalf not to, engage in, announce an intention to engage in, or act in concert with any Person to engage in, a Prohibited Activity.

     8.3 Public Announcements. Prior to Closing, AT&T, Comcast and AOLTW will consult with each other before issuing any press release or making any public statement with respect to this Agreement, any other Transaction Agreement or the Transactions (except to the extent the information included therein has previously been disclosed in a release or statement previously approved hereunder) and, except as may be required by applicable Law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement that may be required by applicable Law or any listing agreement with any national securities exchange or quotation system may be issued without such consent, if the party hereto making such release or statement has used its reasonable efforts to consult with the other parties.

     8.4 Further Assurances. In addition to any other action required by this Agreement, subject to Section 7.4 in the case of any Disposition Trust (and its controlled Affiliates), AOLTW, AT&T and Comcast shall, and shall cause their respective Subsidiaries to, execute such further instruments and documents and perform such further acts as may be reasonably necessary, required or desirable to carry into effect the intent and purposes of this Agreement and the other Transaction Agreements.

     8.5 Acknowledgment Regarding Original Partnership Agreement. Notwithstanding anything to the contrary contained in the Original Partnership Agreement or in any Transaction Agreement, each of the parties hereby acknowledges and agrees that AT&T or Comcast shall be deemed not restricted or prohibited hereunder or thereunder from consummating any of the transactions contemplated by the AT&T Comcast Merger Agreement or any Permitted AT&T [Transfer]Disposition.

     8.6 Pre-Closing Disclosures. If at the time that all conditions set forth in Sections 11.1, 11.2 and 11.3 are satisfied or waived (other than the condition specified in Section 11.2(c) and other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing) AOLTW in good faith notifies AT&T and Comcast in writing of the existence of breaches of representations and warranties made by the AOLTW Parties in Article V (setting forth with reasonable specificity the details of such breaches) that AOLTW acknowledges in such writing would result in the non-satisfaction of the condition to Closing set forth in Section 11.2(c) (with respect to Sections 5.24, 5.25, 5.26, 5.27, 5.28, 5.29, 5.30, 5.31, 5.32, 5.33 or 5.34) and, after receipt of such notice, AT&T waives such condition and the Closing occurs, none of the AT&T Parties, the Comcast Parties, the Company or any other Person shall have any rights hereunder (including under Section 13.3) or otherwise (including at Law) with respect to such breaches of representations and warranties (or any Losses arising therefrom), and such breaches of representations and warranties shall be disregarded for purposes of Section 13.5.

     8.7 Disposition Changes.

          (a) In connection with establishing the terms of any Disposition Trust or any Permitted AT&T Transferee upon which similar governmental restrictions, as described below, are applied (together with any Disposition Trust, a “Disposition Entity”) with respect to AT&T’s or its Affiliates’ interest in the Company (the “Interest”), (i) prior to submitting any drafts of definitive documents relating to such Disposition Entity to the relevant Governmental Authority, AT&T and Comcast will provide AOLTW with copies of such drafts, (ii) the parties will consult with each other and AOLTW will (within five (5) days of receipt of such draft documents, or such shorter period as is appropriate given the materiality of changes in such draft or the status of the process with the relevant Governmental Authority) seek in good faith to identify any reasonable federal Income Tax-related objections to any proposed changes to the terms of the Disposition Entity relative to those set forth in the Original Trust Terms (as defined below), provided, that failure to make any such objection shall not limit AOLTW’s rights hereunder and (iii) AT&T and Comcast shall use reasonable best efforts, subject to any customary limitations under applicable Law (including, without limitation, FCC and FTC rules), to cause the terms governing such Disposition Entity to provide that (A) the governing trustee of such Disposition Entity (the “Trustee”) will have the right to exercise any voting rights of the Interest as described in paragraph 4 of Section 1A of the AT&T Disclosure Letter, (B) AT&T or one or more of its Affiliates will have the right to appoint (subject to notice to or approval of the relevant Governmental Authority) the Trustee and any successor trustee and (C) the Trustee will distribute to AT&T or its Affiliates all proceeds (other than Restricted Consideration as described in Section 1A of the Disclosure Letter and net of all fees and expenses owed to the Trustee) from any Disposition of the Interest or of any Restricted Consideration. Notwithstanding the foregoing, AT&T shall not be required to take any action that would reasonably be likely to, individually or in the aggregate, have a meaningful adverse effect (excluding effects by virtue of ownership interests in the Company) on AT&T or Comcast, as the case may be. “Original Trust Terms” means the trust terms, insofar as material to the federal Income Tax characterization of the trust and the Interest, set forth in Section 1A of the AT&T Disclosure Letter.

     (b)  Promptly upon determination of the definitive terms (the “Definitive Trust Terms”) governing a Disposition Entity, AT&T shall provide AOLTW with a copy of such definitive terms (an “AT&T Disposition Notice”). If there is any material deviation (it being agreed and understood that any change in the duration, so long as the duration is no longer than seven (7) years, of the Disposition Entity or the divestiture period of the Interest shall not be considered a material deviation under this section) between the Definitive Trust Terms and the Original Trust Terms (the “Deviation”) and AOLTW determines in its reasonable judgment (after consultation with AT&T and Comcast) that the Deviation results in a risk (other than of a de minimus nature) of a material adverse effect on the federal Income Tax treatment of any of the Transactions to any AOLTW Party relative to the risk under the Original Trust Terms then, within ten (10) days of delivery of the AT&T Disposition Notice, AOLTW may provide AT&T with an irrevocable written notice of AOLTW’s decision to terminate this Agreement (an “AT&T Disposition Termination Notice”), which notice shall set forth in reasonable detail the legal and factual basis for AOLTW’s determination, and any failure by AOLTW to deliver an AT&T Disposition Termination Notice in accordance with this Section 8.7 within such 10-day period shall constitute a waiver by AOLTW of its right to terminate this Agreement pursuant to this Section 8.7. Within ten (10) days following delivery of an AT&T Disposition Termination Notice, AT&T shall provide AOLTW with written notice of AT&T’s determination either (i) to agree to indemnify (with contest provisions similar to those set forth in Section 14.1(i) (but reversing the roles of AOLTW and AT&T) and subject to Section 14.4(b)) AOLTW against any incremental Income Tax cost arising out of an adverse effect identified in the AT&T Disposition

Termination Notice to the extent resulting from the Deviation or (ii) to terminate this Agreement, and any failure by AT&T to deliver such written notice within such 10-day period shall constitute a determination by AT&T to terminate this Agreement, and upon such determination this Agreement shall automatically terminate.

ARTICLE IX
AOLTW/AT&T AGREEMENTS

     9.1 High Speed Data Agreements.

          (a) As an inducement to the AOLTW Parties to enter into the Transactions, the parties hereto agree as follows:

               (i) If the AT&T-Comcast Merger is consummated prior to the Closing, then at the Closing AT&T Comcast shall, and AOLTW shall cause AOL and TWE to, execute and deliver the AOL High Speed Data Agreement in the form attached as Exhibit D hereto. Notwithstanding anything herein to the contrary, the parties agree that (x) following (A) consummation of the AT&T-Comcast Merger and prior to the Closing and (B) receipt of all required Authorizations of Governmental Authorities in connection with the execution, delivery and performance of, and the consummation of the transactions contemplated by, the AOL High Speed Data Agreement; AT&T Comcast may, in its sole discretion, elect (by delivering written notice to AOLTW) to enter into the AOL High Speed Data Agreement and (y) promptly following such election (and in any event within two Business Days), AT&T Comcast shall, and AOLTW shall cause AOL and TWE to execute and deliver the AOL High Speed Data Agreement.

               (ii) If the AT&T-Comcast Merger has not been consummated on or prior to March 1, 2003 and at any time thereafter all other conditions to the Closing are satisfied (or waived) (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), then, in lieu of AT&T Comcast entering into the AOL High Speed Data Agreement in the Existing Form, at the Closing, AT&T shall, and AOLTW shall cause AOL and TWE to, execute and deliver the AOL High Speed Data Agreement in the form set forth on Section 9.1(a)(ii) of the AT&T Disclosure Letter.

               (b) To the extent permitted by Law, each of AOLTW, AT&T and Comcast agrees to begin operations implementation of the AOL High Speed Data Agreement, as applicable (including the Technical Specifications certification process) to prepare for the Initial Deployment Date within a reasonable period of time prior to the anticipated Effective Date to permit the Deployment of the ISP Service in the Initial Markets as soon as possible after the Effective Date (each capitalized term used in this sentence, unless otherwise defined in this Agreement, shall have the meaning assigned to such term in the AOL High Speed Data Agreement).

               (c) Notwithstanding anything else contained in this Agreement or any other Transaction Agreement, at the time when all conditions to Closing are satisfied or waived other than the execution and delivery of the AOL High Speed Data

Agreement, if an administrative or judicial action or proceeding brought by the DOJ, the FTC or the FCC challenging or objecting to the AOL High Speed Data Agreement shall be pending (or overtly threatened) and any such action or proceeding shall have been commenced (and not withdrawn) by the DOJ, the FTC or the FCC, in each case which would be reasonably likely to result in changes or modifications to the AOL High Speed Data Agreement to which AT&T would not be required to agree to pursuant to Section 8.1(b)(ii) hereof then AT&T may elect at Closing, by delivery of written notice to AOLTW, not to execute and deliver the AOL High Speed Data Agreement and shall thereafter have no liability or obligation in respect of the AOL High Speed Data Agreement. Upon such election (the “ISP Termination Election”), the condition set forth in Section 11.3(d) shall be deemed incapable of being satisfied and AOLTW shall have the right to terminate this Agreement pursuant to Section 12.1(d)(iii).

     9.2 Interim Agreements with respect to Original TWE Partnership Agreement. Each of AT&T and AOLTW hereby agrees that following the execution of this Agreement and until Closing (or the earlier termination of this Agreement in accordance herewith), each such party shall, and shall cause their respective Affiliates to, refrain from Disposing of any Equity Securities of TWE or from pursuing any registration rights under Article XIII of the Original Partnership Agreement other than (i) transfers by AOLTW or its Affiliates to wholly owned Subsidiaries of AOLTW or to the Company, (ii) Permitted AT&T [Transfers]Dispositions to Permitted AT&T Transferees and (iii) the AT&T Comcast Transactions. AOLTW, for itself and on behalf of its Affiliates, hereby waives its right of first refusal [it ]under Section 11.3 of the Original Partnership Agreement and any other transfer restrictions contained in Article XI of the Original Partnership Agreement in each case with respect to the Transactions, any of the AT&T Comcast Transactions or any Permitted AT&T [Transfer]Disposition. AOLTW, for itself and on behalf of its Affiliates, hereby agrees that[, following the Closing,] Section 5.5 of the Original Partnership Agreement shall have no application to the businesses of AT&T Comcast and its Affiliates after giving effect to the AT&T-Comcast Merger and the AT&T Comcast Transactions.

     9.3 Certain Post-Closing Restrictions.

          (a) Neither AOLTW nor any of its Affiliates (other than the Company or its majority owned Subsidiaries) will (i) assume or otherwise repay the Company Indebtedness or any Indebtedness that is incurred to refinance the Company Indebtedness or guarantee the Company Indebtedness in each case for a period of two years following the Closing or (ii) guarantee any Indebtedness that is incurred to refinance the Company Indebtedness for a period of 30 days following the Closing.

          (b) For a period of six months following the Closing, the Company shall not, and neither AOLTW nor any of its Affiliates shall cause or permit the Company to, (i) amend the terms of the Company Class B Common Stock so that holders of the Company Class B Common Stock elect less than 80% of the directors of the Company, (ii) amend the terms of the Company Class A Common Stock so that holders of the Company Class A Common Stock elect less than the greater of (x) one-sixth of the directors of the Company or (y) one director, (iii) issue any additional shares of Company

Class B Common Stock to any person other than AOLTW, (iv) sell or otherwise dispose of any of the Transferred Class B Common Stock, except for transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. § 1.368-2(k), or (v) issue any new class of shares that are non-voting.

          (c) The Company shall not, and neither AOLTW nor any of its Affiliates shall cause or permit the Company to (other than in connection with the grant or exercise of compensatory stock options), (i) for a period of six months following the Closing, issue any of the Company’s stock for cash, other than in connection with a public offering of the Company Class A Common Stock and (ii) for a period of 90 days following the Closing, enter into any agreement to issue the Company’s stock for cash, other than in connection with a public offering of the Company’s Class A Common Stock.

     [9.4 ][Company Fees and Expenses. If AOLTW determines in its good faith judgment that]

          (d) ]From the [terms of the Company Indebtedness at ]Closing [are not commercially reasonable and it notifies]Date until the conversion of the Series A Preferred Stock on the Conversion Date (as defined in the Certificate of Designations), (i) neither AT&T[ and] Comcast [in writing (the “Objection Notice”) of such determination by Closing, and within 135 days of Closing the Company refinances such Company Indebtedness, then AT&T shall, upon notice from the ][Company, promptly pay]nor any of its Affiliates shall Dispose of the [Company cash in an amount equal]share of Series A Preferred Stock (other than to[ all fees, costs and expenses (including commitment fees and counsel fees) incurred by the Company in ][connection with the incurrence of the Company Indebtedness (collectively, the “Company Fees and Expenses”); provided that if the Objection Notice is delivered but ][the Company has not closed the refinancing of the Company Indebtedness within such 135-day period, then the Company will promptly pay cash to] AT&T Comcast or a direct or indirect wholly owned Subsidiary of AT&T [Broadband equal to 50% of the Company Fees and Expenses.][ The Company]Comcast) and (ii) AT&T Comcast shall[ provide the definitive documents to be executed prior to Closing containing the terms of such Company Indebtedness, including the amount of all Company Fees and Expenses, to AOLTW at least two Business Days prior to Closing.] not, and shall cause its Affiliates, agents and representatives acting on its behalf not to, engage in any Hedging Transaction.

ARTICLE X
MUTUAL RELEASES

     10.1 Release by AOLTW and TWE. Except as provided in Section 10.3, effective as of the Closing, each of AOLTW and TWE does hereby, for itself and each of its wholly owned Subsidiaries and their respective predecessors, successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of AOLTW, TWE or any of their respective Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so) (collectively, the “AOLTW Releasing Parties”), remise, release and forever discharge AT&T Corp., AT&T Comcast and each of their respective Subsidiaries and Affiliates, their respective predecessors, successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of AT&T Corp., AT&T Comcast or any of their respective Subsidiaries, Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so), and their respective heirs, executors, administrators, predecessors, successors and assigns (collectively, the “AT&T Released Parties”), from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, whether or not known as of the Closing, related to, arising out of or resulting from the Original Partnership Agreement, the Engagement Letter, the Letter Agreements, any transactions contemplated thereby or AT&T’s ownership, directly or indirectly, of TWE Partnership Interests, including, without limitation, any claims under the Original Partnership Agreement. Each of AOLTW and TWE agrees, on behalf of itself and each of the other AOLTW Releasing Parties, that it will not, and (to the extent it may legally do so) will not permit any AOLTW Releasing Party to, assert any claims against any AT&T Released Party with respect to matters covered by the foregoing release.

     10.2 Release by AT&T Corp. and AT&T Comcast. Except as provided in Section 10.3, effective as of the Closing, each of AT&T Corp. and AT&T Comcast does hereby, for itself and each of its wholly owned Subsidiaries and their respective successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of AT&T Corp., AT&T Comcast or any of their respective Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so) (collectively, the “AT&T Releasing Parties”), remise, release and forever discharge AOLTW and each of its Subsidiaries and Affiliates, their respective predecessors, successors and assigns, and all Persons who at any time prior to the Closing have been shareholders, directors, officers, members, agents, trustees or employees of AOLTW or any of its Subsidiaries, Affiliates, predecessors, successors or assigns (in each case, in their respective capacities as such and to the extent it may legally do so), and their respective heirs, executors, administrators, predecessors, successors and assigns (collectively, the “AOLTW Released Parties”), from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any Contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing, whether or not known as of the Closing, related to, arising out of or resulting from the Original Partnership Agreement, the Engagement Letter, the Letter Agreements, any transactions contemplated thereby or AOLTW’s ownership, directly or indirectly, of TWE Partnership Interests or the service of AOLTW Subsidiaries as general partners of

TWE, including, without limitation, any claims under the Original Partnership Agreement. Each of AT&T Corp. and AT&T Comcast agrees, on behalf of itself and each of the other AT&T Releasing Parties, that it will not, and (to the extent it may legally do so) will not permit any AT&T Releasing Party to, assert any claims against any AOLTW Released Party with respect to matters covered by the foregoing release.

     10.3 Liabilities Excluded from Release. Nothing contained in Section 10.1 or 10.2 shall impair any right of any Person to enforce this Agreement or any other Transaction Agreement, in each case in accordance with its terms.

ARTICLE XI
CONDITIONS TO THE TRANSACTIONS

     11.1 Conditions to the Obligations of Each Party. The obligations of each AT&T Party and AOLTW Party hereto to consummate the Transactions are subject to the satisfaction (or waiver by such parties) of the following conditions:

          (a) any applicable waiting period (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated;

          (b) the FTC shall have granted any necessary approval or taken any necessary action to permit the issuance of the Series A Preferred Stock (and the AOLTW Common Stock issuable upon conversion thereof) to MediaOne of Colorado (or one or more wholly owned Subsidiaries of MediaOne of Colorado or to a Disposition Trust) pursuant to Section 2.6 and the ownership of such Series A Preferred Stock (and the AOLTW Common Stock issuable upon conversion thereof) by MediaOne of Colorado (or such Subsidiaries or Disposition Trust);

          (c) all FCC License Consents and other Required Approvals of Governmental Authorities (other than Franchise Consents) shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure of which to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or would otherwise be inconsistent with Section 8.1(b);

          (d) no provision of any applicable Law (other than those having only an immaterial effect and that do not impose criminal liability or penalties) shall prohibit the consummation of the Transactions; provided that the failure of the parties to obtain Franchise Consents shall not be considered to prohibit the consummation of the Transactions;

          (e) no court, arbitrator or other Governmental Authority of competent jurisdiction shall have issued any order, and there shall not be any Law restraining or prohibiting the effective operation of the business of any of the AOLTW Parties, the AT&T Parties, the Comcast Parties or the Company after the Closing that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (f) the AT&T-Comcast Merger shall have been consummated; provided that, if the AT&T-Comcast Merger is not consummated on or prior to March 1, 2003 and all other conditions to the Closing have been satisfied (or waived) (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), then this condition shall be automatically deemed waived by the parties; and

          (g) All Franchise Consents shall not be required or shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such Franchise Consents the failure of which to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     11.2 Further Conditions to the Obligations of the AT&T Parties. The obligations of the AT&T Parties to consummate the Transactions are subject to the satisfaction (or waiver by the AT&T Parties) of the following further conditions:

          (a) The AOLTW Parties shall have performed, in all material respects, their obligations hereunder and under the Transaction Agreements required to be performed by them at or prior to the Closing, and AT&T shall have received a certificate signed by an executive officer of AOLTW to the foregoing effect;

          (b) Each of the Transaction Agreements shall have been duly executed and delivered by each of the AOLTW Parties party to such Transaction Agreement;

          (c) Except for the representations and warranties referred to in Section 11.2(d), (i) the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.13(b) shall be true and correct in all material respects (except to the extent such representation and warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation and warranty shall be true in all respects) at and as of the Closing, as if made at and as of such time (other than representations and warranties that address matters as of a certain date, which shall be true and correct in all material respects (except to the extent such representation and warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation and warranty shall be true in all respects) as of such date); (ii) the other representations and warranties of the AOLTW Parties contained in this Agreement or in any certificate delivered pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or TWIC Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing, as if made at and as of such time (other than representations and warranties that address matters as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, and (iii) AT&T shall have received a certificate signed by an executive officer of AOLTW to the foregoing effect;

          (d) The representations and warranties contained in Sections 5.10, 5.11, 5.12, 5.13(a), 5.14 and 5.15 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or AOLTW Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing, as if made at and as of such time and taking into account any additional disclosure made by AOLTW or its Subsidiaries after the date hereof and deemed to be included in the AOLTW Disclosure Letter pursuant to the definition thereof (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AOLTW Material Adverse Effect, and AT&T shall have received a certificate signed by an executive officer of AOLTW to the foregoing effect;

          (e) [The registration statement pursuant to which shares of AOLTW Common Stock issuable hereunder will be registered pursuant to the AOLTW Registration Rights Agreement shall have been declared effective by the SEC (unless the SEC rules and regulations or the Staff would not permit a re-sale shelf registration statement to be filed or declared effective prior to issuance of such shares) and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;][Intentionally Omitted.]

          (f) There shall have been no changes or proposed changes in the Code or the Treasury Regulations or the judicial or administrative interpretation thereof that would have a significant adverse effect on AT&T or the Transactions;

          (g) AT&T shall have received an affidavit of an officer of Holdco sworn under penalty of perjury, setting forth Holdco’s address and federal tax identification number and stating that Holdco is not a “foreign person” within the meaning of Section 1445 of the Code; and

          (h) AT&T shall have received a certificate that, to the knowledge of the certifying officer, the AOLTW Broadband Business has taken or is taking all action necessary and appropriate to enforce all “most favored nations” provisions in Affiliate Agreements pursuant to which programming services are provided by an AOLTW Non-Broadband Business owned directly or indirectly 75% or more by AOLTW in each case to the extent in the best interests of the AOLTW Broadband Business (in such officer’s good faith judgment), which certificate is executed by an executive officer of the Time Warner Cable division of AOLTW.

     11.3 Further Conditions to the Obligations of the AOLTW Parties. The obligations of the AOLTW Parties to consummate the Transactions are subject to the satisfaction (or waiver by the AOLTW Parties) of the following further conditions:

          (a) The AT&T Parties shall have performed, in all material respects, their obligations hereunder required to be performed by them at or prior to the Closing, and AOLTW shall have received a certificate signed by an executive officer of AT&T to the foregoing effect;

          (b) Each of the Transaction Agreements shall have been duly executed and delivered by each of the AT&T Parties and Comcast Parties that are parties to such Transaction Agreement;

          (c) (i) The representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.8, 4.1, 4.2, 4.3, 4.4 and 4.5 shall be true and correct in all material respects (except to the extent such representation and warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation and warranty shall be true in all respects) at and as of the Closing, as if made at and as of such time (other than representations and warranties that address matters as of a certain date, which shall be true and correct in all material respects (except to the extent such representation and warranty contains a materiality or Material Adverse Effect qualification or any similar standard or qualification, in which case that portion of such representation and warranty shall be true in all respects) as of such date); (ii) the other representations and warranties of the AT&T Parties contained in this Agreement or in any certificate delivered pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have Company Material Adverse Effect, and (iii) AOLTW shall have received a certificate signed by an executive officer of AT&T and Comcast, respectively to the foregoing effect;

          (d) (i) The AOL High Speed Data Agreement shall have become effective in accordance with its terms (subject to such changes as may be required by Section 8.1 and Section 9.1); and (ii) no administrative or judicial action or proceeding brought by the DOJ, the FTC or the FCC challenging or objecting to the AOL High Speed Data Agreement shall be pending (or overtly threatened) and no such action or proceeding shall have been commenced (and not withdrawn) by the DOJ, the FTC or the FCC, in each case which would be reasonably likely to result in changes or modifications to the AOL High Speed Data Agreement that AOLTW would not be required to agree to pursuant to Section 8.1(b)(ii) hereof;

          (e) There shall have been no changes or proposed changes in the Code or the Treasury Regulations or the judicial or administrative interpretation thereof that would have a significant adverse effect on AOLTW or the Transactions;

          (f) AOLTW shall have received (i) an affidavit of an officer of [MediaOne]MOC Holdco II, Inc., a Delaware corporation and (ii) an affidavit of [Colorado sworn under penalty]a trustee of [perjury,]Trust II, in each case setting forth [MediaOne of Colorado]such entity’s address and federal tax identification number and stating that [MediaOne of Colorado]such entity is not a “foreign person” within the meaning of Section 1445 of the Code; and

          (g) Franchise Consents shall not be required or shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations (other than those that may be required under Section 8.1(b)) in respect of Systems serving at least 90% of the aggregate number of subscribers in the AOLTW Broadband Business.

     11.4 Frustration of Closing Conditions. No condition set forth in Section 11.1, 11.2 or 11.3 shall be available to any party whose failure to fulfill its obligations under, or whose breach of any representation or warranty in, this Agreement or any other Transaction Agreement results in or materially contributes to the failure of such condition to be satisfied.

ARTICLE XII
TERMINATION

     12.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by action taken by the Board of Directors of the terminating party or parties:

          (a) by mutual written agreement of AOLTW and AT&T;

          (b) by either AOLTW or AT&T, if:

               (i) the Closing shall not have occurred on or before June 30, 2003 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 12.1(b)(i) shall not be available to any party hereto whose breach of any provision of this Agreement or any other Transaction Agreement results in or materially contributes to the failure of the Closing to occur on or before the End Date; or

               (ii) (A) there shall be any Law (other than any Law having only an immaterial effect and that does not impose criminal liability or penalties) that makes consummation of the Transactions illegal or otherwise prohibited (provided that solely for purposes of this clause the failure of the parties to obtain Franchise Consents shall be considered not to make consummation of the Transactions illegal or otherwise prohibited); or (B) any Governmental Authority (other than a Franchising Authority) having competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which the terminating party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 8.1) permanently restraining, enjoining or otherwise prohibiting any of the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 12.1(b)(ii) shall not be available to any party whose failure to comply with Section 8.1 results in or materially contributes to the circumstances set forth in clause (A) or (B) above existing;

          (c) by AT&T if:

               (i) a breach of any representation, warranty, covenant or agreement on the part of AOLTW set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 11.2(a), (b), (c) or (d) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

               (ii) (A) the AT&T-Comcast Merger shall not have been consummated by January 15, 2003; (B) AOLTW shall have received a letter from Wachtell, Lipton, Rosen & Katz (“WLRK”) to the effect that in WLRK’s judgment, based on communications with applicable Governmental Authorities and outside FCC counsel, the transactions contemplated by this Agreement shall have been a primary reason for the failure of the AT&T-Comcast Merger to have been consummated prior to that time; and (C) such termination is elected by AT&T on or prior to February 1, 2003, by written notice to the parties hereto (any such termination an “AT&T Special Termination Event);

          (d) by AOLTW:

               (i) if a breach of any representation, warranty, covenant or agreement on the part of AT&T set forth in this Agreement shall have occurred that would cause the condition set forth in Section 11.3(a), (b) or (c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

               (ii) [if the AOLTW Stock Price is less than $6.665 as appropriately adjusted, if necessary, for any dividend or other distribution, subdivision, split or combination of shares with respect to the AOLTW Common Stock following the date hereof (the “Specified Price”); provided that if AOLTW desires to terminate this Agreement pursuant to this Section 12.1(d)(ii) it must deliver to AT&T and Comcast an irrevocable notice of termination pursuant to this Section 12.1(d)(ii) no later than 5:00 p.m. in New York City on the second Trading Day following the last Trading Day in the Valuation Period (which notice of termination will become automatically effective at 5:00 p.m. in New York City on the fourth Trading Day following the last Trading Day in the Valuation Period, unless, prior to such time, AT&T and Comcast agree, in an irrevocable written notice to AOLTW (the “Acceptance Notice”), to calculate the Specified Number by deeming the AOLTW Stock Price to be equal to the Specified Price, without duplication of any adjustments for dividends, distributions, stock splits, subdivisions or combinations (any such termination, an “AOLTW Special Termination Event”). If the Acceptance Notice is delivered, there shall be no AOLTW Special Termination Event;][Intentionally Omitted]

               (iii) upon delivery of an ISP Termination Notice; or

               (iv) as provided in and subject to Section 8.7.

     The party hereto desiring to terminate this Agreement pursuant to this Section 12.1 (other than pursuant to Section 12.1(a)) shall give notice of such termination to the other parties.

     12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become void and of no effect without liability of any party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in Section 8.5, the last two sentences of Section 9.2, this Section 12.2, Section 12.3, Section 12.4 and Article XV (other than Section 15.14) shall survive the termination hereof and (b) no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

     12.3 Fees and Expenses. Except as otherwise provided in this Section 12.3 [and except for the Company Fees and Expenses (which shall be paid by the] [Company subject to Section 9.4), and except]or as otherwise expressly provided in another Transaction Agreement, all Transaction Expenses incurred by AOLTW, AT&T Corp., Comcast (or any of their respective Affiliates) shall be paid by AOLTW, AT&T Corp. and Comcast, respectively, in each case regardless of whether the Transactions are consummated; provided that the Company shall pay all fees, costs and expenses (including commitment fees and counsel fees) incurred by the Company in connection with the incurrence of Company Indebtedness (collectively, the “Company Fees and Expenses”). Notwithstanding the foregoing, all excise, sales, use, value added, ad valorem, transfer, documentary, filing and other similar Taxes which may be imposed or assessed, and any other Transaction Expenses (except for fees and expenses of counsel and financial or other advisors) incurred by any of the AOLTW Group in connection with or related to the Transactions shall be paid by the Company if the Closing occurs; provided further that (a) any such Transaction Expenses consisting of fees and expenses of counsel or financial or other advisors of the AOLTW Group shall be paid by AOLTW and (b) any Transaction Expenses (except for fees and expenses of counsel and financial or other advisors) of the AOLTW Group related to the TWE Distribution, or if this Agreement is terminated, shall be paid by TWE.

     12.4 TWE Article XIII Rights.

          (a) Subject to Section 12.4(b), if this Agreement is terminated pursuant to Section 12.1, the parties shall promptly (and in no event later than ten (10) Business Days after termination and in the event of an AT&T Special Termination or AOL Special Termination, no earlier than four Business Days following such termination) engage Banc of America Securities LLC (“BAS”) to prepare and deliver a letter (the “New Valuation Letter”) in form and substance consistent with the requirements for the Article 13 Valuation Letter set forth in the Engagement Letters, dated as of June 14, 2002, by and among TWE, the Company, AT&T Corp., AOLTW and BAS (the “Engagement Letter”)), in accordance with the provisions of the Letter Agreements, dated June 14, 2002, July 29, 2002, August 14, 2002 and [the date hereof,]September 6, 2002, between AOLTW and AT&T Corp. executed in connection with such Engagement Letter (collectively the “Letter Agreements”); provided that the

New Valuation Letter and the determinations delivered therein shall speak as of the date of delivery of such letter.

          (b) If BAS is not eligible for such engagement due to a conflict of interest, then the parties agree to select and engage an alternative Investment Banking Firm no later than 30 days after the date on which it is determined by either party acting in good faith that BAS is not eligible for such engagement. In the event that an Investment Banking Firm has not been selected by written agreement of the parties within 30 days, either party may submit to the American Arbitration Association, which shall select an Investment Banking Firm within 10 Business Days. The parties shall promptly (and in any event within 10 days) engage the alternative Investment Banking Firm so selected on the same terms as BAS currently is engaged (with such reasonable changes as may be requested by such firm to reflect their customary terms of engagement; provided that such changes do not affect the scope or subject matter of the engagement or the determinations to be made thereunder); provided, further, that the parties will agree to negotiate in good faith appropriate fees for such engagement which shall be shared equally by TWE and AT&T.

          (c) Notwithstanding anything to the contrary contained herein, (a) AOLTW may, upon written notice to AT&T delivered within three Business Days of receipt of notice by AOLTW of an AT&T Special Termination Event, and (b) AT&T may, upon written notice to AOLTW delivered within three Business Days of receipt of notice by AT&T of an AOLTW Special Termination Event, elect (any such election an “Existing Valuation Election”) to cause AOLTW, TWE, AT&T, MediaOne of Colorado and the Company (the “Engagement Parties”) to be bound by the existing Article 13 Valuation Letter dated as of July 29, 2002 that BAS has prepared as contemplated by the Engagement Letter and held without delivery in accordance with the Letter Agreements (the “Existing Valuations”). Upon an Existing Valuation Election, the Engagement Parties shall promptly direct BAS to deliver the Existing Valuations to AT&T and AOLTW, whereupon the determinations contained therein shall be final and binding on the parties in accordance with the Engagement Letter and the Original Partnership Agreement and Sections 12.4(a) and 12.4(b) above shall be of no further force or effect. The parties hereby acknowledge and agree that nothing contained in this Agreement (other than Section 9.2) or in any other Transaction Agreement shall be deemed to supersede or in any way alter or amend the terms of the Letter Agreements or the Engagement Letter.

ARTICLE XIII
SURVIVAL OF REPRESENTATIONS
AND WARRANTIES; INDEMNIFICATION

     13.1 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of the AT&T Parties, the Comcast Parties and the AOLTW Parties in this Agreement or in any certificate delivered pursuant hereto will survive Closing for a period of 12 months after the Closing; provided that notwithstanding the foregoing (i) none of the representations and warranties contained in Section 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.20, 5.21 or 5.22 shall survive the Closing; (ii) all representations and warranties with respect to any Taxes (including the representations and warranties in Sections 3.8 and 5.6) (other than the representations and warranties in Sections 3.8(a), (b), (c), (d), (e), (f) and (g) which will not survive the Closing and other than the representations and warranties contained in Section 5.33 that are not related to Income Taxes which will survive for a period of 12 months after the Closing), Environmental Law or ERISA matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, Environmental Law or ERISA matters, respectively; and (iii) the representations and warranties contained in Section 3.7 shall survive in perpetuity. The periods of survival of the representations and warranties prescribed by this Section 13.1 are referred to as the “Survival Period.” Liabilities under representations and warranties contained in this Agreement will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted in a written notice in accordance with Section 15.1 before such expiration or about which proper notice has been given before such expiration, identifying with specificity any facts or conditions that exist which, with the passage of time or otherwise, could reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements in this Agreement will survive the Closing and will continue in full force and effect without limitation. Any representation or warranty which, pursuant hereto, does not survive the Closing shall be from and after the Closing null and void and of no further force or effect, to the same extent as if never made hereunder. The parties expressly agree that the sole purpose of such representation and warranty ceases upon the Closing.

     13.2 Indemnification by AT&T. From and after the Closing, AT&T will indemnify and hold harmless the Company and its Affiliates, and its and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of, relating to or resulting from (a) any breach of any representation or warranty made by any of the AT&T Parties or, following consummation of the AT&T-Comcast Merger, the Comcast Parties in this Agreement or in any certificate delivered pursuant hereto, except pursuant to Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.8, 4.1, 4.2, 4.3, 4.4 or 4.5 and disregarding, for purposes of calculating Losses, all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard other than those contained in Section 3.7; (b) any breach of any covenant, agreement or obligation of any of the AT&T Parties or, following consummation of the AT&T-Comcast Merger, the Comcast Parties contained in this Agreement; (c) without duplication of any indemnification claims or rights arising out of clause (a) above, any claims or rights with respect to employees, employment or any employee benefit plan or arrangement, in each case arising out of, relating to or resulting from any occurrence, practice, condition, action or inaction on or prior to the Closing involving the Company, any entity that is or was, on or prior to the Closing, a member of the Company’s ERISA Group, or the predecessors of any of them, including, without limitation Losses incurred by reason of the Company having been, at any time on or prior to the Closing, a member of an ERISA Group (collectively, “Employee Claims”); provided, however, that Employee Claims shall not include any claims or rights (i) solely in connection with employment or termination thereof of any individual hired upon or following Closing by AOLTW or any of its Subsidiaries or Affiliates or (ii) arising on or after Closing with respect to service on or after the Closing under any benefit plans maintained or sponsored by such entities; or (d) any failure of a Permitted AT&T Transferee to comply with its obligations under any Transaction Agreement or any Applicable Agreements (assuming, for purposes of this indemnity, that each Permitted AT&T Transferee assumed all obligations of the transferor hereunder and thereunder).

     13.3 Indemnification by AOLTW. From and after the Closing, AOLTW will indemnify and hold harmless the Company and its Affiliates, and its and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of, relating to or resulting from (a) any breach of any representation or warranty made by any of the AOLTW Parties in this Agreement or in any certificate delivered pursuant hereto, except pursuant to Section 5.1, 5.2, 5.3, 5.4, 5.5 or 5.6, and disregarding, for purposes of calculating Losses, all qualifications and exceptions contained therein (other than in Section 5.7, 5.8 or 5.9) relating to materiality or Company Material Adverse Effect or any similar standard or (b) any breach of any covenant, agreement or obligation of any of the AOLTW Parties contained in this Agreement (other than those contained in Section 9.3, which shall be governed by Section 14.1(c)).

     13.4 Third Party Claims. Promptly after the receipt of notice of any claim, action, suit or proceeding by any Third Party (collectively, an “Action”), which Action is subject to indemnification under Article XIII of this Agreement, the party receiving such notice (the “Indemnified Party”) will give reasonable written notice to the party from whom indemnification is claimed (the “Indemnifying Party”). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided in the preceding sentence shall not relieve the related Indemnifying Party of its obligations under Section 13.2 or 13.3, as the case may be, except to the extent that such Indemnifying Party is actually prejudiced by such failure. The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time (but in no event later than 30 days) after the giving of such notice by the Indemnified Party, (a) notifies the Indemnified Party in writing of the Indemnifying Party’s intention to assume such defense and (b) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action, in which case the Indemnifying Party will be entitled to exercise such full control. The other Party will cooperate with the Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such Party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the

Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Article 13 will be paid by the Indemnifying Party; provided that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel in each jurisdiction for each Indemnified Party so entitled to separate counsel. Expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), unless the Indemnifying Party has failed to undertake control of such Action in the manner provided in this Section 13.4. No Indemnifying Party will settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party, unless the Indemnified Party consents in writing to such compromise or settlement.

     13.5 Limitations on Indemnification. Notwithstanding anything to the contrary herein:

          (a) AT&T will not be liable for indemnification payments under Section 13.2(a) (other than with respect to Section 3.7) for any Losses of any Person entitled to indemnification payments from AT&T under such Section unless the amount of all such Losses for which AT&T would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, $500 million, in which case AT&T will be liable only for such Losses that exceed $500 million. AT&T will not be liable for indemnification payments under Section 13.2(a) (other than with respect to Section 3.7) in excess of $3 billion.

          (b) AOLTW will not be liable for indemnification payments under Section 13.3(a) (other than with respect to Sections 5.7, 5.8 and 5.9) for any Losses of any Person entitled to indemnification payments from AOLTW under such Section unless the amount of all such Losses for which AOLTW would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, $500 million, in which case AOLTW will be liable only for such Losses that exceed $500 million. AOLTW will not be liable for indemnification payments under Section 13.3(a) (other than with respect to Sections 5.7 and 5.9) in excess of $3 billion.

     13.6 Payments for Indemnification Amounts. Amounts payable in respect of any Losses that are subject to the indemnification obligations under Section 13.2 or 13.3 will be payable by the Indemnifying Party as incurred by the Indemnified Party and will bear interest at the rate per annum publicly announced from time to time by The Bank of New York as its prime rate plus two percent from the date the Losses for which indemnification is sought were incurred until the date of payment of indemnification by the Indemnifying Party.

     13.7 Exclusive Remedy. The parties hereby agree that, after the Closing, the rights set forth in this Article 13 and Article 14 shall be their sole and exclusive remedies against each other for any claims relating to, arising out of or resulting from any breaches of the representations or warranties contained in this Agreement (except those pursuant to Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2, 5.3, 5.4, and 5.5.)

     13.8 Enforcement. AT&T (and any Disposition Trust that is a Permitted AT&T Transferee) shall have the right to enforce (on behalf and for the benefit of the Company and its Affiliates) the Company’s and its Affiliates’ rights to indemnification hereunder (other than pursuant to Section 13.2). The independent directors of the Company shall have the non-exclusive right to enforce the Company’s and TWE’s rights under the TWE Distribution Agreement, the Initial TWIC Contribution Agreement, the ATC Contribution Agreement, the ATC Assumption Agreement and the TWIC Contribution Agreement.

ARTICLE XIV
TAX MATTERS

     14.1 Tax Indemnification.

          (a) AT&T’s Indemnification of the Company. From and after the Closing and without duplication, AT&T shall be liable for and indemnify the Company for all Losses arising out of (i) all Taxes attributable to, imposed on, or for which the Company may otherwise be liable (including, without limitation, Taxes for which the Company may be liable under Treasury Regulation 1.1502-6 or comparable provision of foreign, state, local or provincial Law) for events occurring or periods ending on or before the Closing and, with respect to any taxable year or period beginning before and ending after the Closing, the portion of such taxable year ending on and including the Closing including, in each case, the Transactions; and (ii) any breach of representation or warranty set forth in Section 3.8 of this Agreement. [Media One]MediaOne of Colorado shall be entitled to any refund of Taxes of the Company received by the Company or any member of an affiliated, consolidated, combined or unitary group of which the Company is a member after the Closing (a “Company Group”) for such periods net of Taxes payable by the Company or other member of a Company Group with respect to the receipt or accrual thereof and the Company or other member of a Company Group shall cause such refund, net of any Taxes imposed on such refund amount, to be paid to [Media One]MediaOne of Colorado promptly following any receipt thereof by the Company or other member of a Company Group.

          (b) The Company’s Indemnification of AT&T. From and after the Closing and without duplication, the Company shall be liable for and indemnify AT&T and its Affiliates for the Taxes of the Company attributable to periods (or portions thereof) ending after the Closing other than those for which the Company is indemnified by [Media One of Colorado]AT&T under Section 14.1(a) of this Agreement. From and after the Closing, the Company shall be entitled to any refund of Taxes of the Company other than those refunds described in Section 14.1(a) and [AT&T]MediaOne of Colorado or any member of an affiliated, consolidated, combined or unitary group of which MediaOne of Colorado is a member (a “MediaOne of Colorado Group”) shall cause such refund to the extent received by MediaOne of Colorado or any other member of a MediaOne of Colorado Group, net of any Taxes imposed on such refund amount, to be paid to the Company promptly following any receipt thereof by [Media One]MediaOne of Colorado or other member of a MediaOne of Colorado Group.

          (c) AOLTW’s Indemnification of AT&T. From and after the Closing, AOLTW shall be liable for and indemnify and hold harmless AT&T and its Affiliates from and against all Losses incurred by such indemnified parties and arising out of, relating to or resulting from any breach of (i) any representation or warranty made by any of the AOLTW Parties in Section 5.6 of this Agreement or (ii) any covenant, agreement or obligation of any of the AOLTW Parties contained in Section 9.3 of this Agreement.

          (d) Taxes for Straddle Period. For purposes of subsections (a) and (b) of this Section 14.1, whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing (the “Straddle Period”), and for any Tax period, the Tax for which is determined by the income of the period that begins before and ends after the Closing, (i) the determination of all Taxes of the Company that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible), for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing generally shall be determined by assuming that the Company had a taxable year or period which ended at the close of the Closing, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis, and (ii) the determination of Taxes (other than those described in clause (i) above) that are imposed on a periodic basis with respect to the business or assets of the Company or otherwise measured by the level of any item of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing shall be determined by multiplying the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing and the denominator of which is the number of calendar days in the entire Straddle Period.

          (e) Carrybacks. Following the Closing, whether or not the Company waives the right to carryback any Tax losses, credits or similar items attributable to the Company from a taxable year or period that begins after the Closing to a taxable year or period that ends on or before the Closing, no payment with respect to such carrybacks shall be due from AT&T.

          (f) Tax Returns. AT&T shall prepare (or cause to be prepared) in the ordinary course of business and consistent with past practice (unless otherwise required by Law) to the extent they relate to the Company and timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing and shall pay when due any Taxes due in respect of such Tax Returns. The Company shall prepare (or cause to be prepared) and file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing and shall remit any Taxes due in respect of such Tax Returns, and, with respect to Tax Returns that are required to be filed by or with respect to the Company for Straddle Periods (“Straddle Returns”), such Straddle Returns shall be prepared in the ordinary course of business and consistent with past practice (unless otherwise required by a Law). The Company shall permit AT&T to review and comment on each Straddle Return, and shall make such revisions to such Tax Returns as are reasonably requested by AT&T. AT&T shall permit the Company to review and comment on each Tax Return filed by MediaOne of Colorado (or caused to be filed by [Media One]MediaOne of Colorado) after the date hereof for taxable years or periods ending on or before the Closing pursuant to this Section 14.1(f) to the extent they relate to the Company. The Company or AT&T, as applicable, shall pay to the other as agent an amount equal to the Taxes for which the payor is liable pursuant to Section 14.1 but which are payable with Tax Returns to be filed by the payee at least 10 days prior to the due date for the filing of such Tax Returns. In the case of any Tax Return with respect to which the Company or AT&T (as the case may be) is permitted to review and comment pursuant to this Section 14.1(f), in the event the parties cannot agree on any Tax item covered in any such Tax Return, the parties shall negotiate in good faith to resolve such dispute. In the event the parties cannot reach agreement regarding such dispute within ten (10) days of the date on which one party notifies the other of its disagreement, such dispute shall be resolved by submitting the same to a national accounting firm that does not have a material relationship with either party.

          (g) Contest Provisions. The Company shall have sole and exclusive control over any Tax audit or administrative or court proceeding related to Taxes imposed with respect to the Company other than with respect to Tax Returns with respect to periods ending on or before the Closing. AT&T shall promptly notify the Company in writing upon receipt by MediaOne of Colorado or any of its Affiliates of written notice of any pending or threatened federal, state, local, provincial or foreign Tax audits or assessments with respect to the activities or income of the Company which may affect the tax liabilities of the Company for which AT&T would be required to indemnify the Company under Section 14.1(a) or for which the Company would be required to indemnify AT&T and its Affiliates under Section 14.1(b). Thereafter, from time to time, MediaOne of Colorado shall promptly notify the Company in the event any issue arises in connection with any such audits or assessments that relate specifically to the Company. The Company shall promptly notify AT&T in writing upon receipt by the Company or any of its Affiliates of written notice of any pending or threatened federal, state, local, provincial or foreign Tax audits or assessments which may affect the tax liabilities of the Company for which AT&T would be required to indemnify the Company pursuant to Section 14.1(a). The Company shall not be relieved of its obligations to indemnify MediaOne of Colorado if AT&T fails to timely deliver the written notice described above except to the extent the Company is actually prejudiced thereby. AT&T shall not be relieved of its obligations to indemnify the Company if the Company fails to timely deliver the written notice described above except to the extent AT&T is actually prejudiced thereby. For the avoidance of doubt, AT&T shall have the right to represent the Company interests in, manage, contest, litigate, compromise and settle any Income Tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Closing and to employ counsel of its choice at its expense; provided that AT&T shall provide prompt written notice to the Company that a Determination has been made with respect to any such audit or administrative or court proceeding and the Company shall have such rights as described in Section 14.1(h) hereof with respect to such matter. The Company shall be entitled to participate in the relevant portions of such audit or administrative or court proceeding to the extent reasonably practicable and at its own expense. AT&T shall be entitled to participate at its expense in the defense of any claim for Income Taxes for a year or period ending after the Closing which may be the subject of indemnification by AT&T pursuant to Section 14.1(a). The Company may not agree to settle any Income Tax claim for the portion of the year or period ending on the Closing which may be the subject of indemnification by AT&T under Section 14.1(a) without the prior written consent of AT&T, which consent shall not be unreasonably withheld.

          (h) Within thirty (30) days after the Company receives a notice described in Section 14.1(g) hereof from AT&T, the Company may provide written notice to AT&T that it believes the Determination with respect to the audit or administrative or court proceeding is reasonably expected to materially adversely impact the Company for a tax period or periods ending after the Closing, in which case the Company may seek a determination of the disputed item or items by a national accounting firm that does not have a material relationship with either party. The national accounting firm selected shall determine, and shall provide notice to AT&T and the Company stating, whether the Determination is a fair and appropriate outcome and whether the Determination has materially adversely impacted the Company. If the national accounting firm determines that the Determination is not a fair and appropriate outcome and is reasonably expected to materially adversely impact the Company for a tax period or periods ending after the Closing, AT&T shall indemnify the Company to the extent that the disputed item or items are reasonably expected to materially adversely impact the Company, as determined by the national accounting firm.

          (i) Contest Provisions with respect to Section 14.1(c) and Section 14.1(k).

               (i) Subject to Section 14(g), AT&T shall have sole and exclusive control over any Tax audit or administrative or court proceeding relating to AT&T’s Tax Returns (a “Proceeding”); provided, however, that AOLTW shall have such participation rights as set forth in this paragraph ([h]i) to the extent any such Proceeding relates to a tax issue, the resolution of which may give rise to a claim for Losses arising from a breach of the representations and warranties contained in Section 5.6 of this Agreement or an indemnity pursuant to Section 14.1(k) of this Agreement or a breach of the covenants contained in Section 9.3 of this Agreement (an “AOLTW Issue”). AT&T shall provide notice to AOLTW within thirty (30) days after an AOLTW Issue is raised by a Governmental Authority in connection with any Proceeding; provided, however, that AOLTW shall not be relieved of its obligations to indemnify AT&T in respect of any Loss arising out of the Exchange if AT&T fails to timely deliver the written notice required to be given under this paragraph (i) except to the extent AOLTW is actually prejudiced by such failure.

               (ii) AOLTW shall have the right to (x) be present at any meeting or any Proceeding (or portion thereof) which relates solely to an AOLTW Issue, (y) review and comment on any written submissions by AT&T with respect to a Proceeding to the extent such submissions relate to an AOLTW Issue (which comments will be considered in good faith by AT&T), and (z) prepare for submission to AT&T written materials with respect to an AOLTW Issue which will be reviewed and considered in good faith by AT&T; provided that AT&T shall continue to have the sole and exclusive right to determine whether or not such materials will be submitted in the Proceeding. AT&T shall take reasonable steps to cause the AOLTW Issue to be considered in isolation from other issues in the Proceeding to the extent reasonably feasible.

               (iii) AT&T shall have the sole and exclusive right to settle, compromise and/or concede any Proceeding; provided, however, that AT&T must provide notice to AOLTW setting forth in reasonable detail the proposed settlement insofar as it relates to an AOLTW Issue.

               (iv) AOLTW shall pay its own costs in respect of its participation, as described in this paragraph ([h]i).

               (v) In any dispute with respect to a claim by AT&T or its Affiliates under Section 14.1(c) or Section 14.1(k) the appropriateness of the conduct of the parties in the Proceeding, including any settlement thereof, shall be taken into account.

          (j) Special Tax Distribution.

               (i) If at any time, and from time to time, after the date of the Closing, the cumulative amount of Section 751 Income exceeds $ 300,000,000, then TWE shall pay to the Company and the Company shall pay to [Media One]MediaOne of Colorado or TWE shall pay to MediaOne of Colorado an amount equal to the product of (y) the amount of such excess and (z) 50% of the Combined Effective Tax Rate, as defined in Annex A of the Original Partnership Agreement, for the year in which the Closing occurs, reduced by any amounts previously so paid under this Section 14.1([i]j)(i). The parties agree that each such payment shall be treated as a distribution by TWE (i) to the Company and by the Company to [Media One]MediaOne of Colorado in each case occurring immediately prior to the Exchange or (ii) to MediaOne of Colorado occurring immediately prior to the Exchange, as applicable.

               (ii) If at any time, and from time to time, after the date of the Closing, the cumulative amount of Adjustment Income, exceeds $300,000,000, then TWE shall pay to the Company and the Company shall pay to [Media One]MediaOne of Colorado an amount equal to the product of (y) the amount of such excess and (z) 50% of the Combined Effective Tax Rate, as defined in Annex A of the Original Partnership Agreement, for the year in which the Closing occurs, reduced by any amounts previously so paid hereunder. The parties agree that each such payment shall be treated as a distribution by TWE to the Company and by the Company to [Media One]MediaOne of Colorado in each case occurring immediately prior to the Exchange.

               (iii) Appropriate and equitable adjustments shall be made hereunder in the event that subsequent to any payment or distribution hereunder there is a reduction in Section 751 Income or Adjustment income.

               (iv) “Section 751 Income” means the aggregate of the Company’s and MediaOne of Colorado’s share of income arising under Section 751 of the Code as a result of the Transactions and “Adjustment Income” means any adjustment (other than any adjustment for which Taxes are subject to indemnification under Section 14.1(k) hereof) occurring after the Closing resulting from any Tax audit or court proceeding or the filing of any amended Tax [return]Return of TWE to the Company’s share of the taxable income of TWE for all periods or portions thereof ending on or before the date of the Closing, but determined without regard to the Transactions.

               (v) The fact and the amount of any liability to make any payment or distribution under this Section 14.1([i]j) shall be determined exclusively by reference to the filing of a Tax Return by TWE or a Determination arrived at in connection with any Tax audit or other proceeding of TWE conducted by TWE or its Tax Matters Partner and without regard to any other proceeding, including any separate audit or other proceeding conducted by AT&T. AT&T shall have the right to attend all meetings and conferences between the TWE Tax Matters Partner and representatives of any Governmental Authority in connection with any such audit and to attend any hearing, trial or other proceedings arising in connection therewith; provided that the TWE Tax Matters Partner shall have the sole and exclusive right to control an audit or other proceeding and to settle, compromise and/or concede any matter therein. TWE shall give AT&T reasonable notice in advance of any such meeting, conference or other proceeding and shall provide AT&T with all information that AT&T may reasonably request from time to time in connection with the foregoing.

               (vi) After the Closing, TWE (or its Tax Matters Partner) shall file its Tax Returns consistent with past practice, except to the extent required by Law.

               (vii) AT&T shall pay its own costs in respect of its participation, as described in this [paragraph]Section 14.1(j).

               (viii) Nothing in any Transaction Agreement shall prevent AT&T and its Affiliates (including MediaOne of Colorado and, for all periods or portions thereof ending on or before the Closing, the Company) from electing to take positions that are inconsistent with Tax Returns of TWE and not to be bound by any settlement or closing agreement entered into by TWE and any Governmental Authority; provided, that AT&T shall promptly notify TWE of any such action and shall keep TWE reasonably informed of the progress of any audit or other proceeding relating thereto.

          (k) AOLTW shall be liable for and indemnify and hold harmless AT&T and its Affiliates (including, for periods prior to the Closing, the Company) from and against all Losses incurred by such indemnified parties and arising out of, related to or resulting from Taxes attributable to the transactions effectuating the transfer of the shares of Time Warner Entertainment Australia Pty Limited (“TWEA”) to Holdco or one or more Subsidiaries of Holdco to the extent such Taxes exceed the Taxes which would otherwise have been imposed on such indemnified parties (as a result of being a partner in TWE or otherwise) had the shares of TWEA been distributed to Holdco (or to one or more Subsidiaries of Holdco designated by Holdco) as contemplated by Section 2.3 of this Agreement and the TWE Distribution Agreement.

     14.2 Assistance and Cooperation. After the Closing, each of AT&T, AOLTW and the Company shall:

          (a) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article 14;

          (b) cooperate fully in preparing for any audits of, or disputes with government authorities regarding, any Tax Returns of the Company;

          (c) make available to the other party and to any government authority, as reasonably requested, all information, records, and documents relating to Taxes of the Company;

          (d) furnish the other party with copies of all written correspondence received from any government authority in connection with any Tax audit or written information request with respect to any taxable period for which the other party may have a liability under this Article 14; and

          (e) cooperate in good faith to minimize the amount of Section 751 Income, if any, recognized by TWE and its partners, including, without limitation, pursuant to an agreement similar to that described in Treas. Reg. Section 1.751-1(g) Example (3)(c) specifying the particular items of property (if any) deemed exchanged.

     Notwithstanding the above, a party shall not be relieved of its obligations to indemnify the other party if the other party fails to comply with this Section 14.2 except to the extent that such indemnitor is actually prejudiced thereby.

     14.3 Miscellaneous.

          (a) Any Tax sharing agreement or arrangement to which the Company is a party shall be terminated prior to the Closing.

          (b) Payment by an indemnitor of any amount due to an indemnitee under Section 14.1 shall be made within ten (10) days following written notice by the indemnitee that payment of such amounts to the appropriate government authority or other applicable third party is due by the indemnitee, provided that the indemnitor shall not be required to make any payment earlier than five (5) business days before it is due to the appropriate government authority or applicable third party.

          (c) All amounts required to be paid pursuant to Section 14.1 shall be paid promptly in immediately available funds by wire transfer to a bank account designated by the indemnified party.

     14.4 Tax Effects of Indemnification.

          (a) For all Tax purposes (unless required by a change in applicable Tax Law or good faith resolution of a contest) the parties hereto agree to treat, and to cause their respective affiliates to treat any payment (i) to the Company by AT&T pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (an “AT&T Indemnification Payment”), or (ii) to MediaOne of Colorado by the Company pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement excluding any amount payable under Section 14.1(j) (a “Company Indemnification Payment” and, collectively with any AT&T Indemnification Payment, an “Indemnification Payment”) as (x) with respect to an AT&T Indemnification Payment, a contribution by MediaOne of Colorado to the Company occurring immediately prior to the Exchange, and (y) with respect to a Company Indemnification Payment, a distribution by the Company to MediaOne of Colorado occurring immediately prior to the Exchange.

          (b) The amount of any Loss for which indemnification is provided under this Agreement (for the avoidance of doubt, not including any amount payable under Section 14.1(j)) shall be (i) increased to take account of the net Tax cost, if any, incurred by the indemnitee arising from the receipt or accrual of an Indemnification Payment hereunder (grossed up for such increase) and (ii) reduced to take account of the net Tax benefit, if any, realized by the indemnitee arising from incurring or paying such Loss. In computing the amount of any such Tax cost or benefit, the indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnification Payment hereunder or incurring or paying any indemnified Loss. Any Indemnification Payment hereunder shall initially be made without regard to this Section 14.4(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an indemnitee shall be deemed to have “actually realized” a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such indemnitee would be required to pay but for the receipt or accrual of the Indemnification Payment or the incurrence or payment of such Loss. The amount of any increase or reduction hereunder shall be adjusted to reflect any adjustment with respect to the indemnitee’s liability for Taxes, and payments between the parties hereto to reflect such adjustment shall be made. In the event that the parties disagree regarding the appropriate application of this Section 14.4(b), such disagreement shall be resolved by submitting the same to a national accounting firm that does not have a material relationship with either party.

     14.5 Consistent Tax Treatment. The parties intend that the transaction described in Section 2.6 hereof will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code and that the transaction described in Section 2.7 hereof shall constitute an exchange within the meaning of Section 351 of the Code of the Company Transferred Assets in exchange for stock of the Company and the assumption of liabilities by the Company. The parties further intend that following the transactions contemplated hereby, TWE shall continue to qualify as a partnership for federal income tax purposes, and that the interests in TWE held by the Company, ATC and [~~Media One~~]MediaOne of Colorado shall constitute partnership interests therein. The parties agree for all Tax purposes (unless required by a change in applicable tax Law or a good faith resolution of a contest) to treat the transactions described herein in the foregoing manner.

     14.6 Expenses. Notwithstanding anything to the contrary herein, all fees and expenses with respect to any dispute, disagreement, determination or other matter referred to a national accounting firm pursuant to Article 14, regardless of which party has referred such dispute, disagreement, determination or other matter to such national accounting firm, shall be borne equally by the parties thereto.

ARTICLE XV
MISCELLANEOUS

     15.1 Notices. All notices, requests and other communications to any party hereto shall be in writing (including facsimile transmission) and shall be given,

if to AOLTW or any other AOLTW Party or the Company following the Closing, to:	AOL Time Warner Inc. 75 Rockefeller [~~Center~~]Plaza New York, New York 10019 Attention: Executive Vice President and General Counsel Fax: (212) 258-3172

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Attention: Robert B. Schumer Fax: (212) 757-3990

if to AT&T or any other AT&T Party prior to closing of the AT&T-Comcast Merger, to:	AT&T Corp. 295 North Maple Avenue Basking Ridge, New Jersey 07920 Attention: Corporate Secretary Fax: (908) 953-8360

With a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Trevor S. Norwitz Fax: (212) 403-2000

if to Comcast or any other Comcast Party, or if to AT&T or any other AT&T Party after closing of the AT&T-Comcast Merger, to:	Comcast Corporation 1500 Market Street Philadelphia, Pennsylvania 19102 Attention: General Counsel Fax: (215) 981-7794

With a copy to:

Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Attention: Dennis S. Hersch William L. Taylor Fax: (212) 450-4800

if to Trust I, to:	TWE Holdings I Trust c/o Edith E. Holiday 801 West Street 2nd Floor Wilmington, DE 19801 Fax: (302) 428-1410

if to Trust II, to:	TWE Holdings II Trust c/o Edith E. Holiday 801 West Street

2nd Floor Wilmington, DE 19801 Fax: (302) 428-1410

In the case of Trust I or Trust II, with a copy to:

Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attention: James C. Morphy, Esq. Fax: (212) 558-3588

and a copy to

Potter Anderson & Corroon LLP Hercules Plaza, 1313 N. Market Street P.O. Box 951 Wilmington, Delaware 19899-0951 Attention: Leonard S. Togman Fax: (302) 658-1192

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     15.2 Treatment of Advance-Newhouse and Content Businesses. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Agreement, the parties acknowledge and agree that, for all purposes of this Agreement and the other Transaction Agreements: (i) the ownership and operation of TWEAN is currently in the process of being restructured, (ii) the assets, Liabilities and results of operations of the Selected Business shall not be deemed to be consolidated with those of TWE and none of the Company, any of the parties hereto or any of their respective Subsidiaries shall have any rights or responsibilities therefor, except to the extent contemplated by the Master Transaction Agreement, (iii) no Indebtedness, cash or cash equivalents attributable to the Selected Business shall be included in the calculations of AOLTW Broadband Permitted Indebtedness and (iv) no party makes any representation, warranty or covenant with respect to the TWEAN Restructuring or the Selected Business (except pursuant to Section 5.23). In addition, the AOLTW Parties make no representation or warranty and, except as expressly provided herein or in any of the other Transaction Agreements, no covenant with respect to the TWE Non-Broadband Business.

     15.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement, except as provided under Article XIII.

     15.4 Amendments; No Waivers.

          (a) Subject to applicable Law, any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by all parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective.

          (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     15.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, that the Comcast Parties and the AT&T Parties may assign their rights and obligations hereunder in a Permitted AT&T Disposition to any Permitted AT&T Transferee.

     15.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

     15.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 15.1 shall be deemed effective service of process on such party.

     15.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     15.9 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY OTHER TRANSACTION AGREEMENT, (A) NONE OF THE PARTIES HERETO OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSACTIONS (INCLUDING ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH) OR THE BUSINESS, ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE ASSETS, BUSINESSES OR LIABILITIES OF TWE, TWIC, HOLDCO, THE COMPANY OR THE AOLTW BROADBAND GROUP; (B) ALL OF THE ASSETS TO BE RETAINED OR TRANSFERRED OR THE LIABILITIES TO BE RETAINED, ASSUMED OR TRANSFERRED IN ACCORDANCE WITH THE TRANSACTION AGREEMENTS SHALL BE TRANSFERRED OR ASSUMED ON AN “AS IS, WHERE IS BASIS,” AND ALL IMPLIED WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED, AND (C) NONE OF THE PARTIES HERETO OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE IN CONNECTION WITH THE TRANSACTIONS OR THE ENTERING INTO OF THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, [THE]NO AT&T [PARTIES ARE NOT]PARTY IS DISCLAIMING ANY RIGHTS IT MAY HAVE IN ITS CAPACITY AS A SHAREHOLDER OF AOLTW COMMON STOCK[, ] TO THE SAME EXTENT AS IF THE SHARES RECEIVED [HEREUNDER]ON CONVERSION OF THE SERIES A PREFERRED STOCK WERE INSTEAD PURCHASED ON THE OPEN MARKET DURING THE VALUATION PERIOD, UNDER [APPLICABLE SECURITIES LAWS, INCLUDING]SECTION 10(b) OF THE 1934 ACT AND RULE 10b-5 PROMULGATED THEREUNDER DURING THE PERIOD BEGINNING ON THE CLOSING AND ENDING ON THE 90TH DAY FOLLOWING THE CONTINUED EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT CONTEMPLATED BY THE AOLTW REGISTRATION RIGHTS AGREEMENT OR, IF THE SERIES A PREFERRED IS CONVERTED ON OR AFTER THE 90TH DAY PRIOR TO THE SECOND ANNIVERSARY OF ITS ISSUANCE, 90 DAYS FOLLOWING SUCH CONVERSION, AND AOLTW EXPRESSLY ACKNOWLEDGES THAT THE AT&T PARTIES SHALL BE ENTITLED TO ANY RIGHTS AND REMEDIES PROVIDED BY SUCH SECTION 10(b) OF THE 1934 ACT AND SUCH RULE AS IF THE AT&T PARTIES HAD SO PURCHASED SUCH SHARES ON THE OPEN MARKET DURING THE VALUATION PERIOD PROVIDED THAT THE AT&T PARTIES ASSERT SUCH RIGHT OR REMEDY ON OR BEFORE SUCH 90TH DAY.

     15.10 Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     15.11 Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement, together with the Confidentiality Agreements and the other Transaction Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     15.12 Effect of AT&T-Comcast Merger.

          (a) Upon consummation of the AT&T-Comcast Merger, the parties hereto acknowledge and agree that all of AT&T Corp.’s rights and obligations hereunder and under the other Transaction Agreements, including, without limitation, the AT&T Disclosure Letter, (other than the rights and obligations of AT&T Corp. under Article X) will automatically and without any further action of any of the parties hereto be assigned to and assumed by AT&T Comcast and AT&T Comcast will replace AT&T Corp. as a party thereto and AT&T Corp. shall be automatically released from any and all of its obligations, and shall automatically forfeit all of its rights, under this Agreement and other Transaction Agreements other than those contained in Article X hereof. Each of the parties hereto shall execute and deliver all instruments reasonably requested by any party hereto to evidence such release and termination.

          (b) In the event that the AT&T – Comcast Merger Agreement is terminated without a closing occurring thereunder, Comcast and AT&T Comcast shall automatically be released from any and all of their obligations under this Agreement and the other Transaction Agreements and all of Comcast’s and AT&T Comcast’s rights hereunder and thereunder shall terminate and each of Comcast and AT&T Comcast shall (on behalf of itself and its Affiliates) release AOLTW and its Affiliates from all claims and obligations hereunder or thereunder and all of the Transactions. Each of the parties hereto shall execute and deliver all instruments reasonably requested by any party hereto to evidence such release and termination. This Agreement shall remain in full force and effect in accordance with its terms notwithstanding any termination of the AT&T-Comcast Merger Agreement, and all references to Comcast or AT&T Comcast herein shall be deemed eliminated or reformed as appropriate to effectuate the intent of Section 11.1(f).

     15.13 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     15.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at Law or in equity.

     15.15 Letters. Each of AOLTW, AT&T and Comcast has set forth information in the AOLTW Disclosure Letter, the AT&T Disclosure Letter and the Comcast Disclosure Letter, respectively, in a section thereof that corresponds to the Section of this Agreement to which it relates. A matter set forth in one section of either Disclosure Letter need not be set forth in any other section thereof so long as its relevance to the later section of the Disclosure Letter or Section of this Agreement is readily apparent on the face of the information disclosed in the Disclosure Letter. The fact that any item of information is disclosed in a Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

TIME WARNER ENTERTAINMENT COMPANY, L.P.

By:	Warner Communications Inc., its general partner

By:

Name: Spencer B. Hays
Title: Senior Vice President

AOL TIME WARNER INC.

By:

Name: Robert D. Marcus
Title: Senior Vice President

WARNER COMMUNICATIONS INC.

By:

Name: Spencer B. Hays
Title: Senior Vice President

AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION

By:

Name: Spencer B. Hays
Title: Senior Vice President

AT&T CORP.

By:

Name: Charles H. Noski
Title: Vice Chairman

MEDIAONE OF COLORADO, INC.

By:

Name: Charles H. Noski
Title: Authorized Signatory

MEDIAONE TWE HOLDINGS, INC.

By:

Name: Charles H. Noski
Title: Authorized Signatory

COMCAST CORPORATION

By:

Name: Robert S. Pick
Title: Senior Vice President

AT&T COMCAST CORPORATION

By:

Name: Lawrence S. Smith
Title: Executive Vice President